As filed with the Securities and Exchange Commission on September 16, 2022

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOBR Safe, Inc.

www.sobrsafe.com

(Exact name of registrant as specified in its charter)

Delaware	3829	26-0731818
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400 Greenwood Village, Colorado 80111	(844) 762-7723
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

David Gandini, Chief Executive Officer

 Jerry Wenzel, Chief Financial Officer

SOBR Safe, Inc.

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(844) 762-7723

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

Craig V. Butler, Esq.

Law Offices of Craig V. Butler

300 Spectrum Center Drive, Suite 300

Irvine, CA 92618

(949) 484-5667

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS.  THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SHARES OF THE COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

Until ____________, 2022, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

101,626 SHARES

SOBR SAFE, INC.

—————

PROSPECTUS

—————

 __________, 2022

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective.  This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 16, 2022

PROSPECTUS

Up to 101,626 shares of common stock

SOBR SAFE, INC.

This prospectus relates to the resale of an aggregate of 101,626 shares of our common stock underlying outstanding warrants issued by us in a previous transaction and held by Armistice Capital Master Fund Ltd., referred to herein as the “Selling Securityholder.” If the Selling Securityholder exercises their warrant in full, the shares being registered for resale by the Selling Securityholder would represent approximately 0.1% of our current issued and outstanding common stock.

We will not receive any proceeds from the resale of these shares of common stock by the Selling Securityholder.

Investing in our common stock involves risks.  SOBR Safe, Inc., currently has limited revenue, and limited assets, is in unsound financial condition, and you should not invest unless you can afford to lose your entire investment.  See “Risk Factors” beginning on page 10.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________ __, 2022

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MARKET AND INDUSTRY DATA

This prospectus includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. In some cases, we do not expressly refer to the sources from which this data is derived. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we distribute. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares. In addition, customer preferences are subject to change.

CERTAIN TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus includes trademarks and service marks owned by us, including, without limitation, SOBRSafe™, SOBRCheck™, SOBRsure™, and our logo, which are our property and are protected under applicable intellectual property laws. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to SOBR Safe, Inc., a Delaware corporation.

SOBR SAFE, INC.

Our Company

We develop and provide companies with non-invasive technology to quickly and safely identify potential alcohol issues with their employees or contractors, that if left undetected could cause injury or death. These technologies will be integrated within our robust and scalable data platform, producing statistical and measurable user and business data. Our mission is to save lives, increase productivity, create significant economic benefit for our customers and positively impact behavior. To that end, we developed the scalable, patent-pending SOBRSafe™ hardware/software platform for non-invasive alcohol detection and identity verification, a solution that has anticipated applications in commercial vehicle fleets, manufacturing and warehousing, construction, DUI probation, third-party alcohol testing, outpatient alcohol rehabilitation and youth drivers.  We believe that uniform daily use of our device could result in material insurance savings across workers’ compensation, general liability, umbrella and fleet policies.

We have now progressed to commercial production and sale of our SOBRcheck™ solution. We have executed customer agreements and in revenue as of first quarter 2022.

Our second device, a wearable wristband SOBRsure™, utilizes the same SOBRsafe™ hardware/software platform. The primary intended applications include commercial vehicle fleets, DUI probation, third party alcohol testing, outpatient alcohol rehabilitation and youth drivers. The wearable band was commercially available in September of 2022.

Design, manufacturing, quality testing and distribution for all SOBRsafe™ devices will take place in the United States.

In addition, we are proactively evaluating other emerging technologies that detect, or may detect, the presence of other substances in the human body.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “SOBR”.

Our Opportunity

Our management believes the key to developing a successful product is to find a potential solution to a need not being adequately addressed with current technologies. When that need also involves a potential solution for a societal crisis – like the impact of substance abuse on the workplace and individual lives – then the motivation is even stronger, and the potential results that are much more impactful.

Through criminal-justice related costs, lost work productivity and healthcare expenses, the annual cost of alcohol abuse in the U.S. is estimated to be $249 billion. Half of all industrial accidents involve alcohol, and commercial fleets suffer from over 11,000 alcohol-related accidents each year. We believe we have a solution that addresses this problem, and our technology is now available for commercial fleet management, school bus safety and manufacturing facilities.

Risks Related to our Business

Our ability to implement our business strategy is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. These risks include, among others:

•

We are an early-stage company with a history of significant net losses, we expect to continue to incur operating losses for the foreseeable future and we may not be able to achieve or sustain profitability.

•

Currently our plan for future revenue will be primarily generated from sales of our SOBRcheck™ and SOBRsure™ devices, and related subscription services, and we are therefore highly dependent on the success of those products. We have successfully completed several pilot testing programs involving our SOBRcheck™ device, which is our first device that has our scalable, patent-pending SOBRSafe™ software platform for non-invasive alcohol detection and identity verification. These pilot programs have provided validation of both our SOBRSafe™ software platform and our SOBRcheck™ device. As a result, we have now progressed to commercial production of our first SOBRcheck™ devices we began to use with our initial customers. At the end of 2021, we had several customers in the sales cycle, but our SOBRcheck™ devices were not delivered to them until January 2022.  As a result, we did not invoice these customers or receive any revenue from the customers until the first quarter of 2022. The timing of our commercial launch of our SOBRcheck™ device has been delayed several times in 2021 primarily as a result of obtaining adequate financing, signing up pilot customers to test our device (which was more difficult over the summer due to travel schedules of some of our target customers), and some supply chain issues largely caused by the COVID-19 pandemic. In addition, during the pilot testing of our SOBRcheck™ device we discovered that alcohol-based hand sanitizer caused false readings by the device. In response to this discovery, we have made adjustments to the analytics in our SOBRSafe™ technology and added a required protocol of not utilizing alcohol-based sanitizers to our protocols for using the SOBRcheck™ device. Our second device, the wearable wristband SOBRsure™, utilizes the same SOBRsafe™ sensor technology, which proved out during the SOBRcheck™ pilot tests. We did an initial test of our wearable device with several employees of a substance abuse recovery facility in Colorado, which proved successful. As a result, we continued more robust testing in mid-2022 to further test our wearable and prepare it for commercialization.

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•

Our quarterly and annual operating results may fluctuate significantly and may not fully reflect the underlying performance of our business. This makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

•

We will need funding to finance our planned operations and may not be able to raise capital when needed, which could force us to delay, reduce or eliminate one or more of our product development programs and future commercialization efforts.

•

The commercial success of our SOBRcheck™ and wearable devices will depend upon the degree of market acceptance of our products among insurance companies, fleet drivers, manufacturing facilities, and other industries.

•

We have limited experience in training and marketing and selling our products and we may provide inadequate training, fail to increase our sales and marketing capabilities or fail to develop and maintain broad brand awareness in a cost-effective manner.

•	We face competition from many sources, including larger companies, and we may be unable to compete successfully.

•

We have limited experience manufacturing our products in large-scale commercial quantities, and we face a number of manufacturing risks that may adversely affect our manufacturing abilities which could delay, prevent or impair our growth.

•

We depend upon third-party suppliers, including contract manufacturers and single source suppliers, making us vulnerable to supply shortages and price fluctuations that could negatively affect our business, financial condition and results of operations.

•

If we receive a significant number of warranty claims or our SOBRcheck™ and wearable devices require significant amounts of service after sale, our operating expenses may substantially increase, and our business and financial results will be adversely affected.

•	Our business, financial condition, results of operations and growth have been adversely impacted by the effects of the COVID-19 pandemic and may continue to be adversely impacted.

•	We may encounter difficulties in managing our growth, which could disrupt our operations.

•

Our internal computer systems, or those used by our contractors or consultants, may fail or suffer security breaches, and such failure could negatively affect our business, financial condition and results of operations.

•

The sizes of the addressable markets for our SOBRcheck™ and SOBRsure™ devices have not been established with precision and our potential market opportunity may be smaller than we estimate and may decline.

•	Until we are able to achieve broader market acceptance of our SOBRcheck™ and SOBRsure™ devices, we may face risks associated with a more concentrated customer base.

•	We are highly dependent on our senior management team and key personnel, and our business could be harmed if we are unable to attract and retain personnel necessary for our success.

•	Our products and operations are subject to government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business.

•

If we are unable to adequately protect our intellectual property rights, or if we are accused of infringing on the intellectual property rights of others, our competitive position could be harmed, or we could be required to incur significant expenses to enforce or defend our rights.

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•

We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

•

We have experienced recurring net losses since inception, and as of June 30, 2022 had an accumulated deficit of $63,229,547. We believe that we will continue to incur substantial operating expenses in the foreseeable future as we continue to invest to develop and expand and technology and product offerings and attract new customers. These efforts may prove more expensive than we anticipate, and we may not succeed in obtaining the net revenue and operating margins necessary to offset these expenses. Accordingly, we may not be able to achieve profitability, and we may incur significant losses for the foreseeable future. Our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of, and for the year ended, December 31, 2021, describing the existence of substantial doubt about our ability to continue as a going concern as of March 11, 2022, except for Note 19, as to which the date is May 6, 2022, the date of their report.

Corporate Information

We were incorporated under the name Imagine Media, Ltd. in August 2007 to publish and distribute Image Magazine, a monthly guide and entertainment source for the Denver, Colorado area. We generated only limited revenue and essentially abandoned the business plan in January 2009. On September 19, 2011, we, Imagine Media, Ltd., a Delaware corporation, acquired approximately 52% of the outstanding shares of TransBiotec, Inc. (“TBT”), a California corporation, from TBT’s directors in exchange for 124,439 shares of our common stock.

On January 17, 2012, our Board of Directors amended our Certificate of Incorporation changing our name from Imagine Media, Ltd. to TransBiotec, Inc.

On January 31, 2012, we acquired approximately 45% of the remaining outstanding shares of TBT in exchange for 109,979 shares of our common stock.

With the acquisitions in September 2011 and January 2012 of TBT common stock, we own approximately 99% of the outstanding shares of TBT.

As a result of the acquisitions, TBT’s business is our business, and, unless otherwise indicated, any references to the “Company,” “we” or “us” include the business and operations of TBT.

On March 9, 2020, in connection with our transaction with IDTEC, LLC (as detailed herein) our Board of Directors approved the amendment to our Certificate of Incorporation on March 9, 2020 and stockholders holding 52.24% of our then outstanding voting stock approved the amendment to our Articles of Incorporation. The Certificate of Amendment to our Certificate of Incorporation was for the purpose of, among other things, (i) changing our name from “TransBiotec, Inc.” to “SOBR Safe, Inc.”, (ii) effecting a 1-for-33.26 reverse stock split of our common stock, and (iii) decreasing our authorized common stock from 800,000,000 shares to 100,000,000 shares and became effective with the State of Delaware on April 24, 2020.

As a result of the reverse stock split effected by our Certificate of Amendment to our Certificate of Incorporation, every 33.26 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock. No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split instead received one additional share of our common stock in lieu of the fractional share. The reverse stock split did not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share was rounded up to the nearest whole share.

At the open of trading on June 8, 2020, our new name and reverse stock split went effective with OTC Markets, and we began trading on the “OTC Pink Current Information” tier of OTC Markets on a post reverse stock split basis. Our ticker symbol for the trading of our common stock is now “SOBR”. On November 16, 2020, we began trading on the “OTCQB” tier of OTC Markets.

On November 4, 2021, our Board of Directors approved an amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio between of 1-for-2 and 1-for-3 in connection with our planned listing on Nasdaq.  On January 7, 2022, our stockholders approved the same amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio between of 1-for-2 and 1-for-3 in connection with our planned listing on Nasdaq, with the final ratio to be determined by our Board of Directors.  On March 4, 2022, our Board of Directors approved the reverse split ratio of 1-for-3.  The 1-for-3 reverse stock split went effective with the State of Delaware, FINRA and OTC Markets on April 28, 2022. As a result of the 1-for-3 reverse stock split, every 3 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock, and the number of outstanding shares of our common stock at the time was reduced from 23,409,415 (pre-split) to approximately 7,803,139(post-split). No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split instead received one additional share of our common stock in lieu of the fractional share. The reverse stock split did not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share was rounded up to the nearest whole share.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “SOBR”.

Our corporate offices are located at 6400 S. Fiddlers Green Circle, Suite 1400, Greenwood Village, Colorado 80111, telephone number (844) 762-7723.

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SUMMARY OF THE OFFERING

Summary of terms of warrant held by Selling Securityholder

The Warrant has an exercise price of $6.00 per share. The exercise price will also be downward adjusted if we, or through a subsidiary, sell or enter into an agreement to sell, grant an option to sell, reprice an outstanding security to acquire ordinary shares at a price less than the exercise price. The exercise price will adjust downward to the price of the newly issued security or adjusted price of the outstanding security, which is subject to adjustment for stock splits, combinations and recapitalizations, as above. The downward adjustment will not be made if we enter into certain delineated types of transactions, including employment related option and similar security grants, exercise of such options and security grants, exercises of currently outstanding securities so long as not repriced, and issuances for acquisitions and strategic transactions. Each Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein. The Selling Securityholder may not exercise any portion of the Warrant to the extent that the Selling Securityholder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon notice from the Selling Securityholder to us, the Selling Securityholder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire seven years after the initial issuance date. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrant. For more information regarding the warrants, you should carefully read the section titled “Description of Our Securities-Warrants” in this prospectus.

Common stock issued and outstanding before sales by the Selling Securityholder	10,973,759 shares of our common stock as of the date hereof.

Common shares offered by Selling Securityholder	101,626 shares of our common stock underlying certain warrants held by the Selling Securityholder.

Common stock issued and outstanding if Selling Securityholder exercises all warrants	11,075,385 shares of our common stock as of the date hereof.

Risk Factors	Acquiring shares of our common stock involves a high degree of risk and should not be owned by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Voting rights

Shares of our Common Stock are entitled to one vote per share. We have one series of preferred stock outstanding, our Series B Convertible Preferred Stock, which is also entitled to one vote per share. There are no other classes of stock and, therefore, all holders of our Common Stock and Series B Convertible Preferred Stock, including our officers and directors, are entitled to the same voting rights.

Unless we indicate otherwise, all information in this prospectus:

•	excludes 1,123,356 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $3.7042 per share as of June 30, 2022.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Prospectus, before you decide to buy our common stock. We face risks in developing devices based on our SOBRsafe™ platform, as well in marketing and selling such devices. If we are not successful in developing, marketing, and/or selling devices based on our SOBRsafe™ platform we will not be successful in generating revenue. The following risks are material risks that we face. If any of the events or developments discussed below occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed. In such an event, the fair value of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our operations. Our primary risk factors and other considerations include:

Risks Related to the Company

We have a limited operating history and historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. We may not successfully address these risks and uncertainties or successfully implement our existing and new products. If we fail to do so, it could materially harm our business and impair the value of our common stock. Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future. We were incorporated in Delaware on August 10, 2007. Our business to date business focused on developing and improving our technologies, potential products, filing patents, and hiring management and staff personnel. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing. The failure by us to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations. No assurance can be given that we can or will ever operate profitably.

We may not be able to meet our future capital needs.

To date, we have generated nominal revenue and we have limited cash liquidity and capital resources. Our future capital requirements will depend on many factors, including our ability to develop our products, cash flow from operations, and competing market developments. We will need capital in the near future. Any equity financings will result in dilution to our then-existing stockholders. Sources of debt financing may result in high interest expense. Any financing, if available, may be on unfavorable terms. If adequate funds are not obtained, we will be required to reduce or curtail operations.

If we cannot obtain additional funding, our technology and product development and commercialization efforts may be reduced or discontinued, and we may not be able to continue operations.

We have experienced recurring net losses since inception, and as of June 30, 2022, had an accumulated deficit of $63,229,547. We believe that we will continue to incur substantial operating expenses in the foreseeable future as we continue to invest to develop and expand and technology and product offerings and attract new customers. These efforts may prove more expensive than we anticipate, and we may not succeed in obtaining the net revenue and operating margins necessary to offset these expenses. Accordingly, we may not be able to achieve profitability, and we may incur significant losses for the foreseeable future.

Development of our technology and our product development efforts are highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to support our future operations through one or more methods, including but not limited to, issuing additional equity or debt.

In addition, we may also raise additional capital through additional equity offerings and licensing our future products in development. While we will continue to explore these potential opportunities, there can be no assurances that we will be successful in raising sufficient capital on terms acceptable to us, or at all, or that we will be successful in licensing our future products.

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Our recurring operating losses have raised substantial doubt regarding our ability to continue as a going concern.

Our recurring operating losses raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as and for the years ended December 31, 2021, and 2020 with respect to this uncertainty. As reflected in the financial statements, we had stockholders’ deficit of $483,593 on December 31, 2021, incurred a net loss of $7,870,378 and used net cash in operating activities of $3,688,302 during the year ended December 31, 2021. The perception of our ability to continue as a going concern may make it more difficult for us to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees.

Our business plan, which is focused on the development and commercialization of alcohol detection devices, is dependent upon our SOBR® Safe™ technology. If that technology proves to be ineffective at detecting alcohol in person’s system through secretions from their skin it would significantly impact our business.

Our business is dependent upon our SOBR® Safe™ technology. Our business plan calls for us to develop and commercialize alcohol detection devices based on our SOBR® Safe™ technology. In the event that technology proves to be ineffective at detecting alcohol in person’s system through secretions from their skin, it would significantly impact our business.

Our quarterly and annual operating results may fluctuate significantly and may not fully reflect the underlying performance of our business. This makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual results of operations, including our revenue, profitability, and cash flow, may vary significantly in the future, and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results of any one quarter or period should not be relied upon as an indication of future performance. Our quarterly and annual operating results may fluctuate significantly as a result of a variety of factors, many of which are outside our control and, as a result, may not fully reflect the underlying performance of our business. Such fluctuations in quarterly and annual operating results may decrease the value of our common stock. Because our quarterly operating results may fluctuate, period-to-period comparisons may not be the best indication of the underlying results of our business and should only be relied upon as one factor in determining how our business is performing. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:

•	the level of adoption and demand for our products in our key industries like insurance companies, fleet companies, manufacturing facilities, etc.
•	positive or negative coverage in the media, or changes in commercial perception, of our products or competing products, including our brand reputation;
•	the degree of competition in our industry and any change in the competitive landscape, including consolidation among competitors or future partners;
•	any safety, reliability or effectiveness concerns that arise regarding our products;
•	unanticipated pricing pressures in connection with the sale of our products;
•	the effectiveness of our sales and marketing efforts, including our ability to deploy a sufficient number of qualified representatives to sell and market our products;
•

the timing of customer orders for our products and the number of available selling days in any quarterly period, which can be impacted by holidays, the mix of products sold and the geographic mix of where products are sold;

•	unanticipated delays in product development or product launches;
•	the cost of manufacturing our products, which may vary depending on the quantity of production and the terms of our agreements with third-party suppliers;
•	our ability to raise additional capital on acceptable terms, or at all, if needed to support the commercialization of our products;
•	our ability to achieve and maintain compliance with all regulatory requirements applicable to our products and services;
•	our ability to obtain, maintain and enforce our intellectual property rights;
•

our ability and our third-party suppliers’ ability to supply the components of our products in a timely manner, in accordance with our specifications, and in compliance with applicable regulatory requirements; and

•	introduction of new products or technologies that compete with our products.

The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. If our assumptions regarding the risks and uncertainties we face, which we use to plan our business, are incorrect or change due to circumstances in our business or our markets, or if we do not address these risks successfully, our operating and financial results could deviate materially from our expectations and our business could suffer.

This variability and unpredictability could also result in our failure to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, it will negatively affect our business, financial condition and results of operations.

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The coronavirus pandemic is causing disruptions in the workplace, which will have negative repercussions on our business if they continue for an extended period time.

We are closely monitoring the coronavirus pandemic and the directives from federal and local authorities regarding not only our workforce, but how it impacts companies we work with for the development of our SOBRSafe™ technology and the devices that deploy that technology. Currently states and localities are fluctuating and inconsistent in their implementation of social distancing and “work from home” regulations. If those regulations increase then the chances increase that more and more companies will be forced to either shut down, slow down or alter their work routines. Since the development and testing of our SOBR technologies and the potential platform devices is a “hands on” process these alternative work arrangements could significantly slow down our anticipated schedules for the development, marketing and leasing/sale of our SOBR devices, which could have a negative impact our business.

Because we may face intense competition, we may not be able to operate profitably in our markets.

The market for our products is highly competitive and is becoming more so, which could hinder our ability to successfully market our products. We may not have the resources, expertise or other competitive factors to compete successfully in the future. We expect to face additional competition from existing competitors and new market entrants in the future. Many of our competitors have greater name recognition and more established relationships in the industry than we do. As a result, these competitors may be able to:

•	develop and expand their product offerings more rapidly;
•	adapt to new or emerging changes in customer requirements more quickly;
•	take advantage of acquisition and other opportunities more readily; and
•	devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies than we can.

If our products do not gain expected market acceptance, prospects for our sales revenue may be affected.

We intend to use the SOBR Safe™ technology in various platforms in the preventative, B2B market, and judicially-mandated individual user markets. Currently, most alcohol sensing devices are breath analyzers and ankle bracelets employed in the judicially-mandated market where the use is usually required by law as a punishment for committing a crime. In addition to this historical market for alcohol detection devices, we will be asking companies and institutions that have an interest in monitoring whether their employees or contractors have alcohol in their systems due to their job responsibilities (such as fleet and school bus drivers, factory machinists, forklift operators, etc.), to adopt a new requirement that their employees or contractors must abide in order to remain employed. While we believe this will be attractive to many companies and industries, we must achieve some level of market acceptance to be successful. If we are unable to achieve market acceptance, our investors could lose their entire investment.

If critical components become unavailable or contract manufacturers delay their production, our business will be negatively impacted.

Currently, we manufacture the limited number of SOBRCheck™ prototype devices we have developed by applying our proprietary know-how to “off the shelf” parts and components. However, if we are successful in our growth plan, eventually we will have to contract out our manufacturing of the devices. At that time, the stability of component supply will be crucial to determining our manufacturing process. Due to the fact we currently manufacture the device from “off the shelf” parts and components, all of our critical devices and components are supplied by certain third-party manufacturers, and we may be unable to acquire necessary amounts of key components at competitive prices, especially in light of component supply strain issues caused by COVID-19.

If we are successful in our growth, outsourcing the production of certain parts and components would be one way to reduce manufacturing costs. We plan to select these particular manufacturers based on their ability to consistently produce these products according to our requirements in an effort to obtain the best quality product at the most cost-effective price. However, the loss of all or one of these suppliers or delays in obtaining shipments would have an adverse effect on our operations until an alternative supplier could be found, if one may be located at all. If we get to that stage of growth, such loss of manufacturers could cause us to breach any contracts we have in place at that time and would likely cause us to lose sales.

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If our contract manufacturers fail to meet our requirements for quality, quantity and timeliness, our business growth could be harmed.

We eventually plan to outsource the manufacturing of devices utilizing the SOBR® Safe™ alcohol detection system to contract manufacturers. These manufacturers will procure most of the raw materials for us and provide all necessary facilities and labor to manufacture our products. If these companies were to terminate their agreements with us without adequate notice or fail to provide the required capacity and quality on a timely basis, we would be delayed in our ability or unable to process and deliver our products to our customers.

Our products could contain defects, or they may be installed or operated incorrectly, which could reduce sales of those products or result in claims against us.

Although we have quality assurance practices in place to ensure good product quality, defects still may be found in the future in our future products.

End-users could lose their confidence in our products our company when they unexpectedly use defective products or use our products improperly. This could result in loss of revenue, loss of profit margin, or loss of market share.

We have limited experience manufacturing our products in large-scale commercial quantities, and we face a number of manufacturing risks that may adversely affect our manufacturing abilities which could delay, prevent or impair our growth.

Our growth strategy depends on our ability to manufacture our current and future products in sufficient quantities and on a timely basis to meet customer demand, while adhering to product quality standards, complying with regulatory quality system requirements, and managing manufacturing costs. We do not own our own manufacturing facility but plan to outsource with third party manufacturing companies for our manufacturing We currently utilize two companies for manufacturing, which has not begun on a large scale yet. We utilize Alfred Manufacturing for the injection molding of the SOBRcheck device, and Nova Engineering for the assembly, packaging, and shipping of the device. If this facility, or any of our future manufacturing facilities, suffers damage, or a force majeure event, such damage or event could materially impact our ability to operate, which could materially and adversely affect our business and financial performance.

We are also subject to numerous other risks relating to our manufacturing capabilities, including:

•

quality and reliability of components, sub-assemblies, and materials that we source from third-party suppliers, who are required to meet our quality specifications, almost all of whom are single source suppliers for the items and materials that they supply;

•	our inability to secure components, sub-assemblies and materials in a timely manner, in sufficient quantities or on commercially reasonable terms;
•	our inability to maintain compliance with quality system requirements or pass regulatory quality inspections;
•	our failure to increase production capacity or volumes to meet demand;
•	potential risks associated with disruptions in our supply chain, such as on account of the COVID-19 pandemic or other macroeconomic events;
•	lead times associated with securing key components;
•

our inability to design or modify production processes to enable us to produce future products efficiently or implement changes in current products in response to design or regulatory requirements; and

•	difficulty identifying and qualifying, and obtaining new regulatory approvals, for alternative suppliers for components in a timely manner.

These risks are likely to be exacerbated by our limited experience with our current products and manufacturing processes. As demand for our products increases, we will have to invest additional resources to purchase components, sub-assemblies, and materials, hire and train employees and enhance our manufacturing processes. If we fail to increase our production capacity efficiently, we may not be able to fill customer orders on a timely basis, our sales may not increase in line with our expectations and our operating margins could fluctuate or decline. In addition, although some future products may share product features, components, sub-assemblies and materials with our existing products, the manufacture of these products may require modification of our current production processes or unique production processes, the hiring of specialized employees, the identification of new suppliers for specific components, sub-assemblies and materials or the development of new manufacturing technologies. It may not be possible for us to manufacture these products at a cost or in quantities sufficient to make these products commercially viable or to maintain current operating margins, all of which could have a material adverse effect on our business, financial condition, and results of operations.

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Because our technology is innovative and disruptive, we may need additional time to enter the market due to the need to further discover the profile companies within our target markets.

Our products are new to the marketplace. As a result, we will need time to penetrate our target markets by furthering developing the profile companies that could benefit the most from our products and technology.  If we are not successful in discovering these companies it could greatly slow our growth and adversely impact our financial condition.

We are currently only selling our products through direct sales and will need time to develop relationships with distributors in order to properly grow the market for our products.

We currently rely on our direct sales force to sell our products to targeted industries. This limits our ability to grow. We are working on developing relationships with targeted distributors in our target companies’ industries, but this will take time.  Any failure to maintain and grow our direct sales force and distributor relationships could harm our business. The members of our direct sales force are adequately trained and possess technical expertise, which we believe is critical in driving the awareness and adoption of our products. The members of our U.S. sales force are at-will employees. The loss of these personnel to competitors, or otherwise, could materially harm our business. If we are unable to retain our direct sales force personnel or replace them with individuals of comparable expertise and qualifications, or if we are unable to successfully instill such expertise in replacement personnel, our product sales, revenues and results of operations could be materially harmed.

In order to generate future growth, we plan to continue to significantly expand and leverage our commercial infrastructure to increase our customer base and increase awareness and adoption by existing customers to drive our growth. Identifying and recruiting qualified sales and marketing professionals and training them on our products and on our internal policies and procedures requires significant time, expense, and attention. It can take several months or more before a sales representative is fully trained and productive. Our sales force may subject us to higher fixed costs than those of companies with competing products or treatments that can utilize independent third parties, placing us at a competitive disadvantage. Our business may be harmed if our efforts to expand and train our sales force do not generate a corresponding increase in product sales and revenue, and our higher fixed costs may slow our ability to reduce costs in the face of a sudden decline in demand for our products. Any failure to hire, develop and retain talented sales personnel, to achieve desired productivity levels in a reasonable period of time or timely reduce fixed costs, could have material adverse effect on our business, financial condition and results of operations.

Our ability to increase our customer base and achieve broader market acceptance of our products will depend, to a significant extent, on our ability to expand our sales and marketing and educational efforts. We plan to dedicate significant resources to our sales and marketing and educational programs. Our business may be harmed if these efforts and expenditures do not generate a corresponding increase in revenue. If we fail to successfully promote our products in a cost-effective manner, we may fail to attract or retain the market acceptance necessary to realize a sufficient return on our promotional and educational efforts, or to achieve broad adoption of our products.

We need to ensure strong product performance and reliability to maintain and grow our business.

We need to maintain and continuously improve the performance and reliability of our products to achieve our profitability objectives. Poor product performance and reliability could lead to customer dissatisfaction, adversely affect our reputation and revenues, and increase our service and distribution costs and working capital requirements. In addition, our SOBRsafe™ technology, and the software and hardware incorporated into our SOBRcheck™ and SOBRsure™ devices may contain errors or defects, especially when first introduced and while we have made efforts to test this software and hardware extensively, we cannot assure that the software and hardware, or software and hardware developed in the future, will not experience errors or performance problems.

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Our internal computer systems, or those used by our contractors or consultants, may fail or suffer security breaches, and such failure could negatively affect our business, financial condition and results of operations.

We depend on our information technology systems for the efficient functioning of our business, including the manufacture, distribution, and maintenance of our products, as well as for accounting, data storage, compliance, purchasing, inventory management and other related functions. We do not have redundant information technology in all aspects of our systems at this time. Despite the implementation of security and back-up measures, our internal computer, server, and other information technology systems as well as those of our third-party consultants, contractors, suppliers, and service providers, may be vulnerable to damage from physical or electronic break-ins, accidental or intentional exposure of our data by employees or others with authorized access to our networks, computer viruses, malware, ransomware, supply chain attacks, natural disasters, terrorism, war, telecommunication and electrical failure, denial of service, and other cyberattacks or disruptive incidents that could result in unauthorized access to, use or disclosure of, corruption of, or loss of sensitive, and/or proprietary data, including personal information, and could subject us to significant liabilities and regulatory and enforcement actions, and reputational damage. Additionally, theft of our intellectual property or proprietary business information could require substantial expenditures to remedy. Such theft could also lead to loss of intellectual property rights through disclosure of our proprietary business information, and such loss may not be capable of remedying. If we or our third-party consultants, contractors, suppliers, or service providers were to suffer an attack or breach, for example, that resulted in the unauthorized access to or use or disclosure of personal information, we may have to notify consumers, partners, collaborators, government authorities, and the media, and may be subject to investigations, civil penalties, administrative and enforcement actions, and litigation, any of which could harm our business and reputation. The COVID-19 pandemic has generally increased the risk of cybersecurity intrusions. Our reliance on internet technology and the number of our employees who are working remotely may create additional opportunities for cybercriminals to exploit vulnerabilities. For example, there has been an increase in phishing and spam emails as well as social engineering attempts from “hackers” hoping to use the recent COVID-19 pandemic to their advantage. Furthermore, because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or systems or data or systems of our commercial partners, or inappropriate or unauthorized access to or disclosure or use of confidential, proprietary, or other sensitive or personal, we could incur liability and suffer reputational harm. Failure to maintain or protect our information technology systems effectively could negatively affect our business, financial condition and results of operations.

If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel. Competition in the industry could cause us difficulty in recruiting or retaining a sufficient number of qualified technical personnel, which could harm our ability to develop new products. If we are unable to attract and retain necessary key talents, it would harm our ability to develop competitive product and retain good customers and could adversely affect our business and operating results.

We may be unable to adequately protect our proprietary rights.

We currently have one “use” patent covering the SOBR® Safe™ alcohol detection system and/or the SOBR devices and two provisional patents pending with the USPTO. These are not patents over the components of the device, but instead covering the use of those components in the SOBR device. Our ability to compete partly depends on the superiority, uniqueness, and value of our intellectual property. To protect our proprietary rights, we will rely on a combination of patent, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

•	Our applications for patents relating to our business may not be granted and, if granted, may be challenged, or invalidated;
•	Issued patents may not provide us with any competitive advantages;
•	Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;
•	Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop; or
•	Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

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We may become involved in lawsuits to protect or enforce our patents that would be expensive and time consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties. In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions. The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities. An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. This disclosure could have a material adverse effect on our business and our financial results.

The internal controls we utilize to produce reliable financial reports have material weaknesses. If we continue to have material weaknesses in our internal controls, we may not be able to report our financial results accurately or timely or to detect fraud, which could have a material adverse effect on our business.

An effective internal control environment is necessary for us to produce reliable financial reports and is an important part of our effort to prevent financial fraud. We are required to periodically evaluate the effectiveness of the design and operation of our internal controls over financial reporting. Based on these evaluations, we concluded in our Quarterly Report on Form 10-Q for the period ended June 30, 2022, as well as in all of our quarterly and annual reports since evaluations and disclosure regarding our internal controls became required disclosure, that we have material weaknesses in our internal controls and enhancements, modifications, and changes to our internal controls are necessary in order to eliminate these weaknesses. As of June 30, 2022, the specific weaknesses our management has identified include: (i) we do not have sufficient segregation of duties within our accounting functions, (ii) we have not documented our internal controls, and (iii) effective controls over the control environment were not maintained. See “Internal Control Over Financial Reporting”, herein. There are inherent limitations on the effectiveness of internal controls, including collusion, management override, and failure of human judgment. In addition, control procedures are designed to reduce rather than eliminate business risks. If we continue to fail to maintain an effective system of internal controls, we may be unable to produce reliable, timely financial reports or prevent fraud, which could have a material adverse effect on our business, including subjecting us to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. Any such actions could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline or limit our access to capital.

Our common stock has been thinly traded and we cannot predict the extent to which a trading market will develop.

Our common stock is listed on Nasdaq Capital Market. Our common stock is thinly traded compared to larger more widely known companies. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

We may not be able to identify, negotiate, finance or close future acquisitions.

One component of our growth strategy focuses on acquiring additional technologies, companies and/or assets. We may not, however, be able to identify, audit, or acquire technologies, companies and/or assets on acceptable terms, if at all. Additionally, we may need to finance all or a portion of the purchase price for an acquisition by incurring indebtedness. There can be no assurance that we will be able to obtain financing on terms that are favorable, if at all, which will limit our ability to acquire additional companies or assets in the future. Failure to acquire additional companies or assets on acceptable terms, if at all, would have a material adverse effect on our ability to increase assets, revenues and net income and on the trading price of our common Stock.

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We may acquire businesses without any apparent synergies with our current operations of alcohol detection devices.

In an effort to diversify our sources of revenue and profits, we may decide to acquire businesses without any apparent synergies with our current alcohol detection device operations. For example, we believe that the acquisition of technologies unrelated to alcohol detection devices may be an important way for us to enhance our stockholder value. Notwithstanding the critical importance of diversification, some members of the investment community and research analysts would prefer that micro-cap or small-cap companies restrict the scope of their activity to a single line of business and may not be willing to make an investment in, or recommend an investment in, a micro-cap or small-cap company that undertakes multiple lines of business. This situation could materially adversely impact our company and the trading price of our stock.

We may not be able to properly manage multiple businesses.

We may not be able to properly manage multiple businesses. Managing multiple businesses would be more complicated than managing a single line of business and would require that we hire and manage executives with experience and expertise in different fields. We can provide no assurance that we will be able to do so successfully. A failure to properly manage multiple businesses could materially adversely affect our company and the trading price of our stock.

We may not be able to successfully integrate new acquisitions.

Even if we are able to acquire additional technologies, companies and/or assets, we may not be able to successfully integrate those companies or assets. For example, we may need to integrate widely dispersed operations with different corporate cultures, operating margins, competitive environments, computer systems, compensation schemes, business plans and growth potential requiring significant management time and attention. In addition, the successful integration of any companies we acquire will depend in large part on the retention of personnel critical to our combined business operations due to, for example, unique technical skills or management expertise. We may be unable to retain existing management, finance, engineering, sales, customer support, and operations personnel that are critical to the success of the integrated company, resulting in disruption of operations, loss of key information, expertise or know-how, unanticipated additional recruitment and training costs, and otherwise diminishing anticipated benefits of these acquisitions, including loss of revenue and profitability. Failure to successfully integrate acquired businesses could have a material adverse effect on our company and the trading price of our stock.

Our acquisitions of businesses may be extremely risky, and we could lose all of our investments.

We may invest in other technology businesses or other risky industries. An investment in these companies may be extremely risky because, among other things, the companies we are likely to focus on: (1) typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns; (2) tend to be privately-owned and generally have little publicly available information and, as a result, we may not learn all of the material information we need to know regarding these businesses; (3) are more likely to depend on the management talents and efforts of a small group of people; and, as a result, the death, disability, resignation or termination of one or more of these people could have an adverse impact on the operations of any business that we may acquire; (4) may have less predictable operating results; (5) may from time to time be parties to litigation; (6) may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence; and (7) may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Our failure to make acquisitions efficiently and profitably could have a material adverse effect on our business, results of operations, financial condition and the trading price of our stock.

Future acquisitions may fail to perform as expected.

Future acquisitions may fail to perform as expected. We may overestimate cash flow, underestimate costs, or fail to understand risks. This could materially adversely affect our company and the trading price of our Stock.

Competition may result in overpaying for acquisitions.

Other investors with significant capital may compete with us for attractive investment opportunities. These competitors may include publicly-traded companies, private equity firms, privately held buyers, individual investors, and other types of investors. Such competition may increase the price of acquisitions, or otherwise adversely affect the terms and conditions of acquisitions. This could materially adversely affect our company and the trading price of our stock.

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We may have insufficient resources to cover our operating expenses and the expenses of raising money and consummating acquisitions.

We have limited cash to cover our operating expenses and to cover the expenses incurred in connection with money raising and a business combination. It is possible that we could incur substantial costs in connection with money raising or a business combination. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing, either from our management or third parties. We may not be able to obtain additional financing on acceptable terms, if at all, and neither our management nor any third party is obligated to provide any financing. This could have a negative impact on our company and our stock price.

The nature of our proposed future operations is speculative and will depend to a great extent on the businesses which we acquire.

While management typically intends to seek a merger or acquisition of privately held entities with established operating histories, there can be no assurance that we will be successful in locating an acquisition candidate meeting such criteria. In the event we complete a merger or acquisition transaction, of which there can be no assurance, our success if any will be dependent upon the operations, financial condition, and management of the acquired company, and upon numerous other factors beyond our control. If the operations, financial condition, or management of the acquired company were to be disrupted or otherwise negatively impacted following an acquisition, our company and our stock price would be negatively impacted.

We may make actions that will not require our stockholders’ approval.

The terms and conditions of any acquisition could require us to take actions that would not require stockholder approval. In order to acquire certain companies or assets, we may issue additional shares of common or preferred stock, borrow money or issue debt instruments including debt convertible into capital stock. Not all of these actions would require our stockholders’ approval even if these actions dilute our shareholders’ economic or voting interest.

Our investigation of potential acquisitions will be limited.

Our analysis of new business opportunities will be undertaken by or under the supervision of our executive officers and directors. Inasmuch as we will have limited funds available to search for business opportunities and ventures, we will not be able to expend significant funds on a complete and exhaustive investigation of such business or opportunity. We will, however, investigate, to the extent believed reasonable by our management, such potential business opportunities, or ventures by conducting a so-called “due diligence investigation”. In a so-called “due diligence investigation”, we intend to obtain and review materials regarding the business opportunity. Typically, such materials will include information regarding a target business’ products, services, contracts, management, ownership, and financial information. In addition, we intend to cause our officers or agents to meet personally with management and key personnel of target businesses, ask questions regarding the company’s prospects, tour facilities, and conduct other reasonable investigation of the target business to the extent of our limited financial resources and management and technical expertise. Any failure of our typical “due diligence investigation” to uncover issues and problems relating to potential acquisition candidates could materially adversely affect our company and the trading price of our stock.

We will have only a limited ability to evaluate the directors and management of potential acquisitions.

We may make a determination that our current directors and officers should not remain, or should reduce their roles, following money raising or a business combination, based on an assessment of the experience and skill sets of new directors and officers and the management of target businesses. We cannot assure you that our assessment of these individuals will prove to be correct. This could have a negative impact on our company and our stock price.

We may be dependent on outside advisors to assist us.

In order to supplement the business experience of management, we may employ accountants, technical experts, appraisers, attorneys or other consultants or advisors. The selection of any such advisors will be made by management and without any control from shareholders. Additionally, it is anticipated that such persons may be engaged by us on an independent basis without a continuing fiduciary or other obligation to us.

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We may be unable to protect or enforce the intellectual property rights of any target business that we acquire or the target business may become subject to claims of intellectual property infringement.

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, and trade secrets may be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright, or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have an adverse effect on our competitive position and business. Further, depending on the target business or businesses that we acquire, it is likely that we will have to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. These factors could negatively impact our company and the trading price of our stock.

Integrating acquired businesses may divert our management’s attention away from our day-to-day operations and harm our business.

Acquisitions generally involve significant risks, including the risk of overvaluation of potential acquisitions and risks in regard to the assimilation of personnel, operations, products, services, technologies, and corporate culture of acquired companies. Dealing with these risks may place a significant burden on our management and other internal resources. This could materially adversely affect our business and the trading price of our stock.

We may fail to manage our growth effectively.

Future growth through acquisitions and organic expansion would place a significant strain on our managerial, operational, technical, training, systems, and financial resources. We can give you no assurance that we will be able to manage our expanding operations properly or cost effectively. A failure to manage our expansion properly and cost-effectively could materially adversely affect our company and the trading price of our stock.

The management of companies we acquire may lose their enthusiasm or entrepreneurship after the sale of their businesses.

We can give no assurance that the management of future companies we acquire will have the same level of enthusiasm for the operation of their businesses following their acquisition by us, or if they cease performing services for the acquired businesses that we will be able to install replacement management with the same skill sets and determination. There also is always a risk that management will attempt to reenter the market and possibly seek to recruit some of the former employees of the business, who may continue to be key employees of ours. This could materially adversely affect our business and the trading price of our Stock.

We are subject to the significant influence of one of our stockholders , and their interests may not always coincide with those of our other stockholders.

Gary Graham currently beneficially owns approximately 23.2% of our outstanding common stock, and will beneficially own approximately 23.0% of our outstanding Common Stock if the Selling Securityholder exercises their warrant to purchase shares of our common stock. As a result, Mr. Graham will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Because the interests of Mr. Graham may not always coincide with those of our other stockholders, such stockholder may influence or cause us to take actions with which our other stockholders disagree.

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The Selling Securityholder may sell its shares of common stock in the open market, which may cause our stock price to decline.

The Selling Securityholder may sell the shares of common stock being registered in this offering in the public market. That means that up to 101,626 shares of common stock, the number of shares being registered in this offering for sale by the Selling Securityholder if it exercises the Warrant, may be sold in the public market. Such sales will likely cause our stock price to decline.

Sale of our common stock by the Selling Securityholder could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

Warrants are speculative in nature.

The Warrants does not confer any rights of Common Stock ownership on the holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price (subject to downward adjustment as disclosed herein) for a limited period of time. Specifically, commencing on the date of issuance, the holders of the Warrants may exercise their right to acquire the Common Stock and pay an exercise price of per share, prior to seven years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Until holders of the Warrants acquire Common Stock upon exercise of the Warrants, the holders will have no rights with respect to the Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a Common Stockholder as to the security exercised only as to matters for which the record date occurs after the exercise. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

This Prospectus contains forward-looking statements that are based on our current expectations, estimates and projections but are not guarantees of future performance and are subject to risks and uncertainties.

This Prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in “Risk Factors” and elsewhere in this Prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this Prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be acquired by the Selling Securityholder due to the exercise of a warrant.  We will not receive any proceeds from the sale of shares of common stock in this offering.

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SELLING SECURITYHOLDER

On September 28, 2021, we closed a financing transaction with the Selling Securityholder. Under the terms of the financing, we received $2,500,000 from the Selling Securityholder and in exchange issued the Selling Securityholder an 18% Original Issue Discount Convertible Debenture in the principal amount of $3,048,780.50 (the “Debenture”) and a Common Stock Purchase Warrant to purchase up to 406,504 shares of our common stock.

The Debenture was paid in full on or about May 19, 2022.  However, prior to repaying the Debenture in full, we failed to make the required principal payment by the original maturity date of the Debenture, which was March 27, 2022.

As a result, on March 30, 2022, we entered into a Waiver Agreement with the Selling Securityholder, under which the Selling Securityholder granted us a waiver of the default penalties under the Debenture such that any default penalties will not be charged and/or due until April 17, 2022 (the “Waiver”). Default penalties at the Selling Securityholder’s election are due and payable at the Mandatory Default Amount defined as the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

In exchange for the Waiver of the default penalties we agreed to: (i) amend that certain Common Stock Warrant (the “Original Warrant”) issued by us to the Purchaser dated September 27, 2021 to extend the Termination Date (as defined in the Original Warrant) from September 28, 2026 to September 28, 2028; and (ii) issue the Purchaser a second Common Stock Purchase Warrant (the “New Warrant”) entitling the Purchaser to subscribe for and purchase up to an additional 101,626 shares of our common stock, expiring March 29, 2029, with all other terms of the warrant the same as the Original Warrant.  We also agreed, within thirty (30) days of the date of the Waiver, to file a Registration Statement on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the shares underlying the New Warrant.  This Registration Statement is being filed to register the shares underlying the New Warrant.

The New Warrant is exercisable at any time in the next seven (7) years into shares of our common at an exercise price of $6.00 per share, unless an event of default occurs, at which time the exercise price will adjust to $3.00 per share. The New Warrant contains a cashless exercise provision but only in the event we fail to have an effective registration statement registering the shares underlying the Warrant at any time beginning six (6) months from the date of the Warrant. The description of the New Warrant set forth in this prospectus is qualified in its entirety by reference to the full text of that document, which is incorporated herein as Exhibit 10.30.

The Selling Securityholder may offer and sell, from time to time, any or all of the shares of common stock underlying the New Warrant being offered for resale by this prospectus, which consists of:

•	up to 101,626 shares issuable upon the exercise of warrants (the “Warrant Shares”);

The term “Selling Securityholder” includes the securityholder listed in the tables below and its permitted transferees.

The following table provides, as of the date of this Prospectus, information regarding the beneficial ownership of our convertible debentures and warrants of the Selling Securityholder, and the number of shares of common stock underlying the Warrant.  The below shares are not currently owned by the Selling Securityholder but will be if it exercises the Warrant.

We may amend or supplement this Prospectus from time to time in the future to update or change this Selling Securityholder list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the stockholder’s method of distributing these shares.

Name of Selling Shareholder	Shares of Common Stock Owned Prior to Offering		Shares of Common Stock to be Offered for the Selling Shareholder’s Account		Shares of Common Stock Owned by Selling Shareholder After the Offering		Percent of Common Stock to be Owned by the Selling Shareholder After the Offering

Armistice Capital Master Fund Ltd.(1)	548,686	(2)	101,626	(2)	548,686	(2)	4.99%

(1)

The shares of common stock reported herein are held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”) as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital.  Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein.  The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(2)

These shares of common stock are issuable upon the exercise of warrants.  The warrants held by the Master Fund are subject to a 4.99% beneficial ownership limitation that prohibits the Master Fund from exercising any portion of the warrants if such exercise would result in the Master Fund owning a percentage of our outstanding common stock exceeding the 4.99% ownership limitation after giving effect to the issuance of common stock in connection with the Master Fund’s exercise of any portion of the warrant. As a result, the common stock owned prior to the offering and after the offering represents 4.99% of our outstanding common stock.

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The Selling Securityholder has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates, except as follows:

None.

MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on the Nasdaq Capital Market under the symbol “SOBR”.

Holders

As of September 7, 2022, there were 10,973,759 shares of our common stock outstanding held by approximately 67 shareholders of record and numerous shares held in brokerage accounts.

Stock Options, Warrants and Convertible Debentures

In connection with hiring Mr. Wenzel in January 2022, we entered into an Executive Employment Agreement with Mr. Wenzel. Under the terms of his Employment Agreement, we issued Mr. Wenzel: (i) incentive stock options under our 2019 Equity Incentive Plan to acquire 66,667 shares of our common stock, at an exercise price of $7.755, which is equal to 110% of the fair market value of our common stock on January 10, 2022 (the date the options were eligible to be issued under Mr. Wenzel’s Employment Agreement), with the stock options to vest in 8 equal quarterly installments of 8,334shares during the two-year term of the Employment Agreement, with a ten year term, and (ii) 16,667 Restricted Stock Units under our 2019 Equity Incentive Plan, which will vest upon the end of any relevant lockup period involving Company securities owned by Mr. Wenzel after we uplist to a national exchange (i.e. Nasdaq).

On October 18, 2021, we entered into an Executive Employment Agreement with Michael Watson (the “Watson Agreement”) to serve as our Executive Vice President of Sales and Marketing and Revenue Officer.  Under the terms of the Watson Agreement, we issued Mr. Watson incentive stock options under our 2019 Equity Incentive Plan to acquire up to 83,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period.

On August 17, 2021, we entered into an Executive Employment Agreement with Scott Bennett (the “Bennett Agreement”) to serve as our Executive Vice President of Business Operations beginning on October 18, 2021.  Under the terms of the Bennett Agreement, we issued Mr. Bennett incentive stock options under our 2019 Equity Incentive Plan to acquire up to 33,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period, and (ii) 16,667 restricted stock units under our 2019 Equity Incentive Stock Plan, which will vest upon the earlier of (a) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (b) January 1, 2023.

Prior to hiring Mr. Bennett as an executive officer, Mr. Bennett was granted (i) 3,334 restricted stock units pursuant to a prior consulting arrangement with us, and (ii) a stock option to acquire 33,334 shares of our common stock at an exercise price of $10.131 under a prior employment agreement with us.  The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.  The stock options were also issued under our 2019 Equity Incentive Plan and vest in equal installments, monthly over a thirty six (36) month period beginning May 17, 2021.

On September 28, 2021, we closed a financing transaction with the Selling Securityholder. Under the terms of the financing, we received $2,500,000 from the Selling Securityholder and in exchange issued the Selling Securityholder an 18% Original Issue Discount Convertible Debenture in the principal amount of $3,048,780.50 (the “Debenture”) and a Common Stock Purchase Warrant to purchase up to 405,504 shares of our common stock.

The Debenture was paid in full on or about May 19, 2022.  However, prior to repaying the Debenture in full, we failed to make the required principal payment by the original maturity date of the Debenture, which was March 27, 2022.

As a result, on March 30, 2022, we entered into a Waiver Agreement with the Selling Securityholder, under which the Selling Securityholder granted us a waiver of the default penalties under the Debenture such that any default penalties will not be charged and/or due until April 17, 2022 (the “Waiver”). Default penalties at the Selling Securityholder’s election are due and payable at the Mandatory Default Amount defined as the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

In exchange for the Waiver of the default penalties we agreed to: (i) amend that certain Common Stock Warrant (the “Original Warrant”) issued by us to the Purchaser dated September 27, 2021 to extend the Termination Date (as defined in the Original Warrant) from September 28, 2026 to September 28, 2028; and (ii) issue the Purchaser a second Common Stock Purchase Warrant (the “New Warrant”) entitling the Purchaser to subscribe for and purchase up to an additional 101,626 shares of our common stock, expiring March 29, 2029, with all other terms of the warrant the same as the Original Warrant.  We also agreed, within thirty (30) days of the date of the Waiver, to file a Registration Statement on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the shares underlying the New Warrant.  This Registration Statement is being filed to register the shares underlying the New Warrant.

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On May 12, 2022, the Selling Securityholder issued us an executed Loan Payoff Letter stating that if we pay the Selling Securityholder $3,048,780, which is the principal amount of the Debenture, on or before June 30, 2022 then the Debenture will be deemed satisfied in full and no other amounts will be due from us to the Purchaser under the Debenture and any liens and/or security interests filed by Purchaser related to the Debenture will be automatically released and terminated.  As noted above, we paid the Debenture in full on May 19, 2022.

In addition, on May 5, 2022, the Selling Stockholder executed a Lock-Up and Leak-Out Agreement related to warrants owned by the Selling Securityholder, under which the Selling Securityholder agreed to not sell, exercise or dispose of any of the warrants for four months.  However, in the event unless our common stock trades on Nasdaq above $8 for three consecutive trading days then on the next trading day the Selling Securityholder has a one-time option to exercise, sell or dispose of 50% of the warrants held by the Selling Securityholder with the unexercised warrants remaining under the four month lock-up provision.

From March 2021 through May 31, 2021, we conducted a “Unit” offering under Rule 506 of Regulation D, with each Unit consisting of a $50,000 principal amount convertible debenture (the “Secured Debentures”) and a warrant (the “Warrant”) to purchase 8,334 shares of our common stock.  The holders of the Secured Debentures and the Warrants are the Selling Securityholders herein.  The Secured Debentures mature two (2) years after issuance. The Secured Debentures will not be redeemable but contain an automatic conversion feature, which will cause all principal and interest due under the Debenture to automatically convert if our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days.  Interest on each investor’s Secured Debenture accrues at a rate of 12% per annum, beginning on the date we have access to the investor’s funds. At the date of their investment, investors elected to have the interest due under the Secured Debenture paid in cash monthly or have the interest accrue and be payable on the maturity date of the Secured Debenture.  For investors that elect to accrue the interest due under the Secured Debenture, the interest will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date. The Secured Debentures will be convertible at any time, and from time to time, beginning on the date of issuance, into shares of our common stock. The Secured Debentures will be convertible at Nine Dollars ($9.00) per share; provided, however, that the right of conversion will be limited by the terms of the Secured Debentures to the extent necessary to ensure that each Debenture holder will never beneficially own more than 4.9% of our class of common stock at any one time while any portion of the holder’s Debenture remains outstanding.  The repayment of the Secured Debentures is secured by our current patent and patent applications.  The Warrant attached to each Unit gives the investor the right to purchase 8,334 shares of our common stock.  The Warrants are exercisable at any time, and from time to time, beginning on the date of issuance and expiring two (2) years after issuance, into shares of our common stock at an exercise price of Nine Dollars ($9.00) per share.  In the event our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days then we have the right to notify the holder of the Warrants that we plan to purchase the Warrants for $0.30 each, which begins a sixty (60) day period for the holder to exercise the Warrants or we may purchase them for $0.30 each. Under this offering, we issued secured convertible promissory notes totaling $2,005,000 to 25 non-affiliated investors, and one then-affiliate investor – Mr. Ford Fay, one of our directors ($50,000) and additional investors that are now affiliates - Mr. James Bardy (through an entity he controls entitled Financial House, LLC) ($100,000) and Mr. Scott Bennett, our Executive Vice-President of Operations ($50,000), and warrants to purchase 334,167 shares of our common stock with the notes and warrants having the terms described above.

In October 2020, we entered into an Advisory Agreement with Steven Beabout, a member of our Board of Directors, under which he agreed to provide us with strategic legal advice in relation to certain business and legal matters for a period of sixteen (16) months.  In exchange for his services, we agreed to issue him 25,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.

In November 2020 and February 2022, in consideration of Steven Beabout’s work as Chairman of the Compensation Committee of our Board of Directors, we agreed to issue Mr. Beabout 30,000 and 25,000 restricted stock units, respectively.  The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.

In connection with closing the transaction with IDTEC detailed herein, we issued a convertible promissory note totaling approximately $1,500,000 to IDTEC. The promissory note was convertible any time by the holder into shares of our common stock at a conversion price of $1.50 per share, subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share.  On November 17, 2020, IDTEC converted the total of $1,551,514 of principal and interest due under the promissory note into 1,034,343 shares of our common stock.

At the closing of the same transaction, we also issued Warrant to Purchase Common Stock to IDTEC, under which IDTEC can purchase up to 106,667 shares of our common stock at an exercise price of $1.50 per share.

On December 12, 2019, in connection with the closing of the first $1,000,000 investment into our Series A-1 Preferred Stock, we issued First Capital Ventures a three-year stock warrant to purchase 48,106 shares of our Common Stock at an exercise price of $3.117 per share.

24

On October 25, 2019, we granted Charles Bennington, one of our officers and directors at the time, an option to acquire 8,018 shares of our common stock under our 2019 Equity Incentive Plan. The stock option had an exercise price of $0.7902 and vested quarterly over a one-year period commencing January 1, 2020. The stock option had a five-year term. On December 10, 2021, Mr. Bennington exercised his stock option and acquired 8,018 shares of our common stock for $6,336.

On October 25, 2019, we granted Nick Noceti, our Chief Financial Officer at the time, an option to acquire 8,018 shares of the Company’s common stock under our 2019 Equity Incentive Plan. The stock option had an exercise price of $0.7902 and vested quarterly over a two-year period commencing January 1, 2020. Mr. Noceti’s stock option was not exercised prior to the termination date and expired in accordance with its terms in 2021.

On October 25, 2019, we granted Gary Graham, one of our directors at the time, an option to acquire 8,018 shares of our common stock under our 2019 Equity Incentive Plan. The stock option had an exercise price of $0.7902 and vested quarterly over a one-year period commencing January 1, 2020. The stock option had a five-year term. On December 7, 2021, Mr. Graham exercised his stock option and acquired 8,018 shares of our common stock for $6,336.

On October 25, 2019, we entered into an Employment Agreement with Kevin Moore to serve as our Chief Executive Officer, a position he held until October 30, 2021, when he resigned and transitioned to an advisory role. Under the terms of the agreement, we granted an option to Kevin Moore under our 2019 Equity Compensation Plan to acquire 352,777 shares of our common stock at an exercise price of $0.7902, with the stock options to vest in 36 equal monthly installments of 9,800 shares during the three-year term of the employment agreement. A total of 254,783 options were vested as of December 31, 2021. None of the vested stock options have been exercised and no shares have been issued during the year ended December 31, 2021.

On October 25, 2019, we entered into an Employment Agreement with David Gandini to serve as our Chief Revenue Officer. Under the terms of the agreement, we granted David Gandini stock options under our 2019 Equity Compensation Plan to acquire 240,530 shares of our common stock, at an exercise price of $0.7902, to vest in 36 equal monthly installments of 6,682 shares during the three-year term of the Agreement. David Gandini was also granted an aggregate of 80,177 additional option shares (the “Pre-Vesting Option Shares”) to vest as follows: (i) 66,813 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019 to vest on November 1, 2019; and (ii) the remaining 13,364 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 vested on January 1, 2020. The stock options have a ten-year term. A total of 253,892 options were vested as of December 31, 2021. None of the vested stock options have been exercised and no shares have been issued during the year ended December 31, 2021.

On October 25, 2019, we granted stock options to four non-affiliated individuals and entities to acquire an aggregate of 64,142 shares of our common stock. The stock options were issued under the 2019 Equity Incentive Plan at an exercise price of $0.7902 vesting quarterly over a two-year period commencing January 1, 2020. The stock options have either a two year or five-year term.

On October 27, 2019, we entered into a patent purchase agreement under which the Company granted stock options to a non-affiliated party to acquire 32,071 shares of our common stock at an exercise price of $3.117 and vested upon grant. The stock option has a five-year term. As of December 31, 2021, 15,302 of these stock options have been exercised and 16,768 remain unexercised.

Dividends

There have been no cash dividends declared on our common stock and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Common stock dividends are not limited and are declared at the sole discretion of our Board of Directors.

25

Our Series A-1 Convertible Preferred Stock earns cumulative dividends at a rate of 8% per annum, payable in cash or common stock at the option of the Company on June 30 and December 31 of each year. If paid in common stock, the common stock will be valued at the average of the closing price for the five business days prior to the dividend payment date. The Preferred shareholders will participate in any common stock dividends on an as converted basis. During the years ended December 31, 2021 and 2020, $0 and $107,880, respectively, in dividends were declared for holders of our 8% Series A-1 Convertible Preferred stock. The $107,880 in dividends were paid through the issuance of 14,390 shares of our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

On October 24, 2019, our 2019 Equity Incentive Plan went effective. The plan was approved by our Board of Directors and the holders of a majority of our voting stock on September 9, 2019. The plan’s number of authorized shares was originally 1,282,823. On January 7, 2022, the holders of a majority of our voting stock approved an amendment to the Plan that increased the number of shares authorized under the Plan to 1,733,334.  As of December 31, 2021, there were stock options granted to acquire 1,036,589 shares of common stock at a weighted exercise price of $3.393 per share under the plan. As of December 31, 2021, the plan had 618,841 vested shares and 417,748 non-vested shares underlying the stock options. As of December 31, 2021, options to acquire 24,369 shares of our common stock had been exercised under the Plan the shares of common stock issued to the holder.  As of December 31, 2021, we had granted 150,253 restricted stock units under the Plan, with 133,586 unvested and 16,667 vested.  The stock options and restricted stock units are held by our officers, directors and certain key employees and consultants.

Preferred Stock

On August 8, 2019, we entered into an 8% Series A-1 Convertible Preferred Stock Investment Agreement with First Capital Ventures, LLC (“FCV”), and its assignee. We desired to raise between $1,000,000 and $2,000,000 from the sale of our 8% Series A-1 Convertible Preferred Stock and FCV intended to raise between $1,000,000 and $2,000,000 (net after offering expenses) in a special purchase vehicle (“SPV”) created by FCV to purchase the 8% Series A-1 Convertible Preferred Stock. We granted FCV and its assigns, the exclusive right to purchase the 8% Series A-1 Convertible Preferred Stock. We agreed to pay $26,196 in legal and other expenses of the SPV subsequent to the day in which we receive a minimum of $1,000,000 from the sale of 1,000,000 shares of the 8% Series A-1 Convertible Preferred Stock. We also agreed to cancel all shares of our issued and outstanding Series A Preferred Stock, immediately following the closing date. In accordance with the August 8, 2019, Investment Agreement with FCV, on December 9, 2019, our Board of Directors created a class of preferred stock designated as 8% Series A-1 Convertible Preferred Stock comprising of 2,000,000 shares. The rights and preferences of the 8% Series A-1 Convertible Preferred Stock are as follows: (a) dividend rights of 8% per annum based on the original issuance price of $1 per share, (b) liquidation preference over our common stock, (c) conversion rights into shares of our common stock at $1 per share (not to be affected by any reverse stock split in connection with the IDTEC APA), (d) redemption rights such that we have the right, upon thirty (30) days written notice, at any time after one year from the date of issuance, to redeem the all or part of the Series A-1 Preferred Stock for 150% of the original issuance price, (e) no call rights by us, and (f) each share of Series A Convertible Preferred stock will vote on an “as converted” basis. On December 12, 2019, we entered into a Series A-1 Preferred Stock Purchase Agreement (the “SPA”) with SOBR SAFE, LLC, a Delaware limited liability company and an entity controlled by Gary Graham, one of our Directors (“SOBR SAFE”), under which SOBR SAFE agreed to acquire One Million (1,000,000) shares of our Series A-1 Convertible Preferred Stock (the “Preferred Shares”), in exchange for One Million Dollars ($1,000,000) (the “Purchase Price”). We received the Purchase Price on December 12, 2019. In connection with the closing of the SPA, holders of our common stock representing approximately 52% of our then-outstanding common stock and voting rights signed irrevocable proxies to Gary Graham and/or Paul Spieker for the purpose of allowing Mr. Graham and/or Mr. Spieker to vote those shares on any matters necessary to close the transaction that was the subject of the certain Asset Purchase Agreement May 6, 2019, as amended.

On May 7, 2020 and November 30, 2020, we entered into Amendment No. 1 and Amendment No. 2 to the Investment Agreement with FCV, which amended the following terms of the Investment Agreement and the rights and preferences of the Series A-1 Convertible Preferred Stock: (a) increase the authorized Series A-1 Convertible Preferred Stock to 2,700,000 shares, (b) changing the conversion terms of the Series A-1 Stock from automatically convertible immediately upon our common stock having a closing bid price equal or greater than $2.00 per share for three (3) consecutive days of trading to the earliest of either (i) SOBR LLC submitting a written Notice of Conversion to us, or (ii) seven (7) days after we are quoted on the OTCQB-tier of OTC Markets, and (c) permitting all holders of Series A-1 Convertible Preferred Stock on a Dividend Payment Date, regardless of when the Series A-1 Stock was acquired, to participate in full in any dividend payments.

Our Series A-1 Convertible Preferred Stock earned cumulative dividends at a rate of 8% per annum, payable in cash or common stock at the option of the Company on June 30 and December 31 of each year (each a “Dividend Payment Date”). If paid in common stock, the common stock will be valued at the average of the closing price for the five business days prior to the dividend payment date. The Preferred shareholders will participate in any common stock dividends on an as converted basis. As of November 30, 2020, we had one holder of our Series A-1 Convertible Preferred Stock, SOBR Safe, LLC, and we owed $107,880 in accrued dividends to the holder of our Series A-1 Preferred Stock. On November 30, 2020, the holder of all our Series A-1 Convertible Preferred Stock converted the Series A-1 Convertible Preferred Stock into 900,000 shares of our common stock. Pursuant to the conversion, we issued the holder an additional 14,390 shares of our common stock as payment for all unpaid dividends.

We do not have any shares of Series A-1 Convertible Preferred Stock outstanding.

26

On November 20, 2015, our Board of Directors authorized a class of stock designated as preferred stock with a par value of $0.00001 per share comprising 25,000,000 shares, 3,000,000 shares of which were classified as Series A Convertible Preferred stock. In each calendar year, the holders of the Series A Convertible Preferred stock are entitled to receive, when, as and if, declared by the Board of Directors, out of any of our funds and assets legally available, non-cumulative dividends, in an amount equal to any dividends or other Distribution on the common stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid and no distribution shall be made with respect to the common stock unless dividends shall have been paid or declared and set apart for payment to the holders of the Series A Convertible Preferred stock simultaneously. Dividends on the Series A Convertible Preferred stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Convertible Preferred stock by reason of the fact that we shall fail to declare or pay dividends on the Series A Convertible Preferred stock, except for such rights or interest that may arise as a result of us paying a dividend or making a distribution on the common stock in violation of the terms. The holders of each share of Series A Convertible Preferred stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or Distribution (or any setting part of any payment or Distribution) of any Available Funds and Assets on any shares of common stock, and equal in preference to any payment or Distribution (or any setting part of any payment or Distribution) of any Available Funds and Assets on any shares of any other series of preferred stock that have liquidation preference, an amount per share equal to the Original Issue Price of the Series A Convertible Preferred stock plus all declared but unpaid dividends on the Series A Convertible Preferred stock. A reorganization, or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed a liquidation, dissolution, or winding up of the company. Shares of the Series A Convertible Preferred stock are convertible at a 35% discount rate to the average closing price per share of our common stock (either as listed on a national exchange or as quoted over-the-market) for the last fifteen (15) trading days immediately prior to conversion. However, no conversions of the Series A Convertible Preferred stock to shares of common stock can occur unless the average closing price per share of our common stock (either as listed on a national exchange or as quoted over-the-market) for the last fifteen (15) trading days immediately prior to conversion is at least five cents ($0.05). The shares of Series A Convertible Preferred stock vote on an “as converted” basis. The right of conversion is limited by the fact the holder of the Series A Convertible Preferred stock may not convert if such conversion would cause the holder to beneficially own more than 4.9% of our common stock after giving effect to such conversion.

We do not have any shares of Series A Convertible Preferred stock outstanding.

On March 1, 2022, we entered in to Share Exchange Agreements with David Gandini, one of our officers and directors, and Gary Graham, our largest shareholder, to exchange 333,334 and 666,667 shares of our common stock into 1,000,000 shares and 2,000,000 shares of our Series B Preferred Stock, respectively.  These stock exchanges of common stock for preferred stock were done as conditions of our planned underwritten offering and planned listing on Nasdaq.  The shares of our Series B Convertible Preferred Stock have liquidation preference over our common stock, receive dividends in pari passu with our common stockholders, are convertible into shares of our common stock on a 3-for-1 basis, and vote on an “as converted” basis.

Purchases of Equity Securities

During the year ended December 31, 2021, we did not purchase any of our equity securities.

PLAN OF DISTRIBUTION

We are not offering any of the Selling Securityholder’s securities. These shares may be sold by the Selling Securityholder from time to time at prevailing market prices. We will not receive any of the proceeds from any sale by the Selling Securityholder. The Selling Securityholder may sell or distribute their shares in transactions through underwriters, brokers, dealers or agents from time to time or through privately negotiated transactions, including in distributions to shareholders or partners or other persons affiliated with the Selling Securityholder. If the Selling Securityholder enters into an agreement after the date of this prospectus to sell their shares to a broker-dealer as a principal and that broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement containing this prospectus identifying the broker-dealer and disclosing required information on the plan of distribution. Additionally, prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the Financial Industry Regulatory Agency.

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DESCRIPTION OF SECURITIES

General.  Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001, and 25,000,000 shares of preferred stock, par value $0.00001. As of September 7, 2022, there are 10,973,759 shares of our common stock issued and outstanding, held by approximately 67 shareholders of record. There are 3,000,000 shares of our preferred stock outstanding as of the date of this filing.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash or stock dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never issued any dividends to our common stock holders do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Preferred Stock.  We have one class of preferred stock outstanding, our Series B Convertible Preferred Stock. The shares of our Series B Convertible Preferred Stock have liquidation preference over our common stock, receive dividends in pari passu with our common stockholders, are convertible into shares of our common stock on a 3-for-1 basis, and vote on an “as converted” basis.

Anti-Takeover Provisions

Amended Certificate of Incorporation and Amended and Restated Bylaws

Our amended certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended certificate of incorporation or amended and restated bylaws; or as to which the Delaware General Corporation Law of the State of Delaware confers jurisdiction to the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against us governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our amended and restated certificate of incorporation will also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a future court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action. These provisions may also result in increased costs for investors seeking to bring a claim against us or any of our directors, officers or other employees.

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Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limitations on Liability and Indemnification Matters

Section 1 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

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Section 2 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article XI of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors and officers in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent. The transfer agent for our common stock is Equiniti, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120, phone: (651) 450-4120.

INTEREST OF NAMED EXPERTS AND COUNSEL

Law Offices of Craig V. Butler serves as our legal counsel in connection with this offering. The principal of the Law Offices of Craig V. Butler, Mr. Craig V. Butler owns 41,723 shares of our common stock and stock options under our 2019 Equity Incentive Plan to acquire 26,440 shares of our common stock at an exercise price $0.7902 per share.

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DESCRIPTION OF BUSINESS

Corporate History

We were incorporated under the name Imagine Media, Ltd. in August 2007 to publish and distribute Image Magazine, a monthly guide and entertainment source for the Denver, Colorado area. We generated only limited revenue and essentially abandoned the business plan in January 2009. On September 19, 2011, we, Imagine Media, Ltd., a Delaware corporation, acquired approximately 52% of the outstanding shares of TransBiotec, Inc. (“TBT”), a California corporation, from TBT’s directors in exchange for 124,439 shares of our common stock.

On January 17, 2012, our Board of Directors amended our Certificate of Incorporation changing our name from Imagine Media, Ltd. to TransBiotec, Inc.

On January 31, 2012, we acquired approximately 45% of the remaining outstanding shares of TBT in exchange for 109,979 shares of our common stock.

With the acquisitions in September 2011 and January 2012 of TBT common stock, we own approximately 99% of the outstanding shares of TBT.

As a result of the acquisitions, TBT’s business is our business, and, unless otherwise indicated, any references to the “Company,” “we” or “us” include the business and operations of TBT.

On March 9, 2020, in connection with our transaction with IDTEC, LLC (as detailed herein) our Board of Directors approved the amendment to our Certificate of Incorporation on March 9, 2020 and stockholders holding 52.24% of our then outstanding voting stock approved the amendment to our Articles of Incorporation. The Certificate of Amendment to our Certificate of Incorporation was for the purpose of, among other things, (i) changing our name from “TransBiotec, Inc.” to “SOBR Safe, Inc.”, (ii) effecting a 1-for-33.26 reverse stock split of our common stock, and (iii) decreasing our authorized common stock from 800,000,000 shares to 100,000,000 shares and became effective with the State of Delaware on April 24, 2020.

As a result of the reverse stock split effected by our Certificate of Amendment to our Certificate of Incorporation, every 33.26 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock. No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split instead received one additional share of our common stock in lieu of the fractional share. The reverse stock split did not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share was rounded up to the nearest whole share.

At the open of trading on June 8, 2020, our new name and reverse stock split went effective with OTC Markets, and we began trading on the “OTC Pink Current Information” tier of OTC Markets on a post reverse stock split basis. Our ticker symbol for the trading of our common stock is now “SOBR”. On November 16, 2020, we began trading on the “OTCQB” tier of OTC Markets.

On November 4, 2021, our Board of Directors approved an amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio between of 1-for-2 and 1-for-3 in connection with our planned listing on Nasdaq.  On January 7, 2022, our stockholders approved the same amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio between of 1-for-2 and 1-for-3 in connection with our planned listing on Nasdaq, with the final ratio to be determined by our Board of Directors.  On March 4, 2022, our Board of Directors approved the reverse split ratio of 1-for-3.  The 1-for-3 reverse stock split went effective with the State of Delaware, FINRA and OTC Markets on April 28, 2022.  As a result of the 1-for-3 reverse stock split, every 3 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock, and the number of outstanding shares of our common stock at the time was reduced from 23,409,415 (pre-split) to approximately 7,803,139(post-split). No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split instead received one additional share of our common stock in lieu of the fractional share. The reverse stock split did not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share was rounded up to the nearest whole share.

Pursuant to approval of an application with Nasdaq to uplist our common stock to their exchange under the ticker symbol “SOBR,” our common stock began trading on the Nasdaq exchange on May 16, 2022.

Our corporate offices are located at 6400 S. Fiddlers Green Circle, Suite 1400, Greenwood Village, Colorado 80111, telephone number (844) 762-7723.

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Business Overview

General

We develop and provide companies with non-invasive technology to identify potential alcohol issues quickly and safely with its employees or contractors, that if left undetected could cause injury or death. These technologies will be integrated within our robust and scalable data platform, producing statistical and measurable user and business data. Our mission is to save lives, increase productivity, create significant economic benefit, and positively impact behavior. To that end, we developed the scalable, patent-pending SOBRSafe™ software platform for non-invasive alcohol detection and identity verification, a solution that has anticipated applications in commercial vehicle fleets, manufacturing and warehousing, construction, school buses, and for youth drivers in a wearable form. We believe that uniform daily use of our device could result in material insurance savings across Workers’ Comp, general liability and fleet policies.

We have now progressed to commercial production and sale of our SOBRcheck™ solution, with an initial focus on last mile delivery fleets.  We have executed customer agreements and are in revenue as of first quarter 2022.

Our second device, a wearable wristband SOBRsure™, utilizes the same SOBRsafe™ hardware/software platform. The primary intended applications include commercial vehicle fleets, DUI probation, third party alcohol testing, outpatient alcohol rehabilitation and youth drivers. The wearable band was commercially available in September 2022.

Design, manufacturing, quality testing and distribution for all SOBRsafe™ devices will take place in the United States.

In addition, we are proactively evaluating other emerging technologies that detect, or may detect, the presence of other substances in the human body.

SOBRcheck™

SOBRcheck™ is our stationary identification and alcohol monitoring product. When installed, SOBRcheck™ enables a rapid, hygienic biometric finger scan to authenticate ID and determine the presence or absence of alcohol. The SOBRcheck™ product will provide the employer with real-time results, delivered securely, to more efficiently manage their existing substance abuse policy. Our device is meant to be a specific point in time, quick test for the presence of alcohol, with the results to be used as a complementary data source in support of the employer’s alcohol policies.  If alcohol is detected by the device, then our customers follow up in accordance with its own policies, which could include additional tests via a blood test or breathalyzer (we will not provide these devices). We will gather de-identified information regarding Pass/Fail tests for use in determining trends in a company and/or industry, etc. but such information does not include any specific data about the individual user, only whether a pass or fail result occurred. We have progressed to commercial production and sale of our SOBRcheck™ solution, with an initial focus on last mile delivery fleets. We have executed customer agreements and are in revenue as of first quarter 2022.

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Wearable Band

The transdermal, alcohol-detecting wearable band contains our SOBRsafe™ technology for ongoing, real-time alcohol monitoring. The band was commercially available in September 2022.

Our SOBRcheck™ revenue model consists of two components: a one-time installation fee per device and a recurring monthly SaaS fee per user. The wearable band SOBRsure™, we will employ a similar model: a one-time device purchase price and a monthly per user subscription fee.

We believe our device portfolio approach could yield a substantial repository of user data – a potentially monetizable asset for statistical analytics. The opportunity to collect millions of data points over time could enable the development of business and insurance liability benchmarking, and through AI, powerful guidance for perpetual safety improvement (and associated cost savings capture). By demonstrating substance-free environments, employers could deliver a data-driven argument for lowering insurance premiums. We could potentially partner with insurance providers to mandate use of the SOBRsafe™ devices and/or technology.

In addition to focusing on the development, marketing and commercialization of the SOBRcheck™ and SOBRsure™, we are also constantly reviewing emerging and/or synergistic technologies and businesses for potential acquisitions and/or partnerships, primarily technologies that detect, or may detect, the presence of substances in the human body.

The Substance Abuse Problem

Our management believes the key to developing a successful product is to find a potential solution to a need not being adequately addressed with current technologies. When that need also involves a potential solution for a societal crisis – like the impact of substance abuse on the workplace and individual lives – then the motivation is even stronger, and the potential results that much more impactful.

Through criminal-justice related costs, lost work productivity and healthcare expenses, the annual cost of alcohol abuse in the U.S. is estimated to be $249 billion. Half of all industrial accidents involve alcohol, and commercial fleets suffer from over 11,000 alcohol-related accidents each year. We believe we have a solution that addresses this problem.

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Competitive Advantages

We are a leading provider of preventative transdermal (touch-based) alcohol detection systems in the U.S. market to the non-judicially-mandated market by seeking to eliminate the possibility of alcohol-related accidents in workplace settings and not simply punish the offender post-fact. We also plan to enter the judicially-mandated market and most companies we consider to be our primary competitors, like SCRAM, BACTRACK, BI TAD, Soberlink, Smart Start, Intoxalock and others are primarily focused on the judicially-mandated market, i.e. breathalyzers for blood alcohol content (BAC) measurement, or court-ordered ankle monitors.

Our SOBRcheck™ device is a patent-pending, touch-based identity verification and alcohol detection solution. A user places two fingers on the device’s sensors: one compares biometric data points from the finger to confirm identity, while the other senses alcohol released through the pores of the fingertip.

Marketing

We have developed a marketing plan that includes 1) outsourced multi-channel appointment setting, 2) direct sales, 3) popular and trade media public relations, 4) advocacy group alignment, 5) dynamic social media brand development and 5) continuous pursuit of cutting-edge detection technologies for future integration.

We have recently concluded pilot programs with a global employer, a major commercial insurer and Michigan’s largest food management company. The pilot programs were successful, and we have moved into the revenue generation phase.

Research and Development

Our SOBRsafe™ system for non-invasive alcohol detection and identity verification has been completed and tested. Based on the results of testing, including in a live pilot program with Michigan’s largest food management company, we believe the system is ready for broad commercial use and our direct sales efforts are underway.

SOBRcheckTM, the patent-pending, multiuser, touch-based alcohol detection platform with identity detection, evidenced outstanding performance in pilot testing and is now available for broad commercial installation.

Intellectual Property

We currently have the following patent and patent applications related to our SOBRsafe™ system and related devices:

1)	U.S. Patent No. 9,296,298, titled “Alcohol detection system for vehicle driver testing with integral temperature compensation”, which expires in 2032.
2)	Provisional Patent Application No. 63,014,776, titled “Non-invasive Transdermal Alcohol Screening System”
3)	Provisional Patent Application No. 63,109,134, titled “Wearable Data Collection Device w/Non-Invasive Sensing”

We are applying for trademarks related to the SOBRsafe™ system and SOBRcheck™ and SOBRsure™. We have also applied for trademark registration for “SOBR” as standard characters with no specific formatting.

Government Regulation

At the present time, only the judicially mandated market is regulated. Devices sold into this market must be approved by state government agencies. Since we utilize a unique “Pass/Fail” methodology that simply alerts to the presence of alcohol (as opposed to measuring a discrete BAC) – information that may be used at the discretion of the employer (or counselor, parent, etc.) – we do not believe we will be subject to any government regulation.

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Employees

As of June 30, 2022, there are a total of 10 full time employees, including Chairman/CEO/Secretary David Gandini, CFO Jerry Wenzel, EVP and Chief Revenue Officer Michael Watson, and EVP of Operations Scott Bennett.

Human Capital Resources

The remainder of our workforce are consultants due to the nature of our business. As it relates to our employees and the consultants that work with us:

Oversight and Management

Our executive officers are tasked with leading our organization in managing employment-related matters, including recruiting, and hiring, onboarding and training, compensation planning and talent management and development. We are committed to providing team members with the training and resources necessary to continually strengthen their skills. Our executive team is responsible for periodically reviewing team member programs and initiatives, including healthcare and other benefits, as well as our management development and succession planning practices. Management periodically reports to the Board regarding our human capital measures and results that guide how we attract, retain, and develop a workforce to enable our business strategies.

Diversity, Equity and Inclusion

We believe that a diverse workforce is critical to our success, and we continue to monitor and improve the application of our hiring, retention, compensation and advancement processes for women and underrepresented populations across our workforce, including persons of color, veterans, and LGBTQ+ to enhance our inclusive and diverse culture. We continue to invest in recruiting diverse talent.

Workplace Safety

A vital part of our business is providing our workforce with a safe working environment. We focus on implementing change through workforce observation and feedback channels to recognize risk and continuously improve our processes.

Importantly during 2022, our focus on providing a positive work environment on workplace safety have enabled us to preserve business continuity without sacrificing our commitment to keeping our colleagues and workplace visitors safe during the COVID-19 pandemic. We took immediate action at the onset of the COVID-19 pandemic to enact rigorous safety protocols in our facilities by improving sanitation measures, implementing mandatory social distancing, use of facing coverings, reducing on-site workforce through staggered shifts and schedules, remote working where possible, and restricting visitor access to our locations. We believe these actions helped minimize the impact of COVID-19 on our workforce.

Corporate Information

Our corporate offices are located at 6400 S. Fiddlers Green Circle, Suite 1400, Greenwood Village, Colorado 80111, telephone number (844) 762-7723.

DESCRIPTION OF PROPERTY

Our corporate office, consisting of approximately 5,000 square feet, is located at 6400 S. Fiddlers Green Circle, Suite 1400, Greenwood Village, Colorado 80111, telephone number (844) 762-7723.  We lease our office space under the terms of a commercial lease dated May 31, 2022.  The lease is for 12 months and we pay $15,536 per month. We do not own our own manufacturing facility but outsource with third party manufacturing companies for our manufacturing.

Available Information

We are a fully reporting issuer, subject to the Securities Exchange Act of 1934. Our Quarterly Reports, Annual Reports, and other filings can be obtained from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

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ORGANIZATION WITHIN LAST FIVE YEARS

On March 9, 2020, in connection with our transaction with IDTEC, LLC (as detailed herein) our Board of Directors approved the amendment to our Certificate of Incorporation on March 9, 2020 and stockholders holding 52.24% of our then outstanding voting stock approved the amendment to our Articles of Incorporation. The Certificate of Amendment to our Certificate of Incorporation was for the purpose of, among other things, (i) changing our name from “TransBiotec, Inc.” to “SOBR Safe, Inc.”, (ii) effecting a 1-for-33.26 reverse stock split of our common stock, and (iii) decreasing our authorized common stock from 800,000,000 shares to 100,000,000 shares, and which became effective with the State of Delaware on April 24, 2020.

As a result of the reverse stock split effected by our Certificate of Amendment to our Certificate of Incorporation in June 2020, every 33.26 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock. No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split will instead receive one additional share of our common stock in lieu of the fractional share. The reverse stock split did not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share were rounded up to the nearest whole share.

As a result of the reverse stock split effected by our Certificate of Amendment to our Certificate of Incorporation in April 2022, every 3 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock. No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split will instead receive one additional share of our common stock in lieu of the fractional share. The reverse stock split did not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share were rounded up to the nearest whole share.

LEGAL PROCEEDINGS

On December 6, 2006, Orange County Valet and Security Patrol, Inc. filed a lawsuit against us in Orange County California State Superior Court for Breach of Contract in the amount of $11,164. A default judgment was taken against us in this matter. In mid-2013 we learned the Plaintiff’s perfected the judgment against us, but we have not heard from the Plaintiffs as of August 2022. In the event we pay any money related to this lawsuit, IDTEC, LLC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amount for us in exchange for shares of our common stock.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain, and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

SELECTED FINANCIAL DATA

As a smaller reporting company, we are not required to provide this information.

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FINANCIAL STATEMENTS

F-1

Report of Independent Registered Public Accounting Firm

(PCAOB Number 324)

To the Board of Directors and Shareholders of SOBR Safe, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SOBR Safe, Inc. and Subsidiaries (the “Company”) as of December 31, 2021 and 2020 and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit and stockholders’ deficit, and in all likelihood, will be required to make significant future expenditures in connection with continuing marketing efforts along with general and administrative expenses. As of December 31, 2021, the Company has an accumulated deficit of approximately $57,472,000. During the year ended December 31, 2021, the Company also experienced negative cash flows from operating activities of approximately $3,688,000. It appears these principal conditions or events, considered in the aggregate, indicate it is probable that the entity will be unable to meet its obligations as they become due within one year after the date the financial statements are issued. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Fair Value of Derivative Liability

As of December 31, 2021, the Company has a derivative liability balance of $1,040,000 and recorded a loss from change in fair value of derivative liabilities of $60,000 during the year ended December 31, 2021. The derivative liability activity comes from convertible notes payable. The Company analyzed the conversion features and warrants of the various note agreements for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes payable are subject to a variable conversion rate. The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, the Company has bifurcated the conversion feature of the notes and recorded a derivative liability.

Auditing the Company’s valuation of this derivative is challenging as the Company uses complex valuation methodologies that incorporate significant assumptions which include the discount rate and forecasted volatility of the Company’s common stock price. The valuation includes assumptions about economic and market conditions with uncertain future outcomes.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included obtaining an understanding of the Company’s controls relating to the valuation of the derivative liability, such as management’s review of the valuation models, the underlying assumptions used in the model and the related accounting conclusions.

To test the valuation of the derivative liability, our audit procedures included, among others, evaluating the methodologies used in the valuation model and testing the significant assumptions. For example, we compared the discount rate that was adjusted for the Company’s credit risk to the interest rates on comparable debt instruments, and we compared the forecasted volatility of the Company’s common stock price to its historical volatility. We also assessed the completeness and accuracy of the underlying data. We involved professionals with specialized skill and knowledge to assist in our evaluation of the significant assumptions and methodologies used by the Company. Lastly, we also evaluated the Company’s financial statement disclosures related to these matters.

We have served as SOBR Safe, Inc.’s auditor since 2018.

/s/ Macias Gini & O’Connell LLP

Irvine, CA

March 11, 2022, except for Note 19, as to which the date is May 6, 2022

F-2

SOBR SAFE, Inc.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS

Current assets
Cash	$882,268	$232,842
Inventory	39,461	-
Prepaid expenses	12,553	115,230
Total current assets	934,282	348,072

SOBR Safe Intellectual Technology, net of accumulated amortization of $610,318 and $224,854 at December 31, 2021 and December 31, 2020, respectively	3,244,357	3,629,821

Other assets	30,576	8,680
Total Assets	$4,209,215	$3,986,573

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$270,150	$101,308
Accrued expenses	463,900	313,035
Accrued interest payable	252,110	134,444
Related party payables	82,883	28,624
Common stock subscriptions payable	-	253,685
Derivative liability	1,040,000	-
Convertible debenture payable
* Includes unamortized debt discount related to warrants, beneficial conversion feature and embedded conversion feature of $1,291,882 and none at December 31, 2021 and December 31, 2020, respectively	1,756,899 *	-
Current portion notes payable - related parties	11,810	11,810
Current portion notes payable - non-related parties	104,183	79,183
Total current liabilities	3,981,935	922,089

Notes payable -related parties-less current portion
* Includes unamortized debt discount related to warrants and beneficial conversion features of $645,547 and none at December 31, 2021 and December 31, 2020, respectively	354,453 *	-
Notes payable -non-related parties-less current portion
* Includes unamortized debt discount related to warrants and beneficial conversion features of $648,580 and none at December 31, 2021 and December 31, 2020, respectively	356,420 *	25,000

Total Liabilities	4,692,808	947,089
Stockholders' Equity (Deficit)
Preferred stock, $0.00001 par value; 19,300,000 shares authorized, no shares issued or outstanding as of December 31, 2021 and December 31, 2020	-	-
Series A Convertible Preferred stock, $0.00001 par value; 3,000,000 shares authorized, no shares issued or outstanding as of December 31, 2021 and December 31, 2020	-	-
Series A-1 Convertible Preferred stock, $0.00001 par value; 2,700,000 shares authorized, no shares issued or outstanding as of December 31, 2021 and December 31, 2020	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 8,778,555 and 8,640,678 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	88	87
Additional paid-in capital	57,041,447	52,694,147
Accumulated deficit	(57,471,492)	(49,601,220)
Total SOBR Safe, Inc. stockholders' equity (deficit)	(429,957)	3,093,014
Noncontrolling interest	(53,636)	(53,530)

Total Stockholders' Equity (Deficit)	(483,593)	3,039,484

Total Liabilities and Stockholders' Equity (Deficit)	$4,209,215	$3,986,573

The accompanying notes are an integral part of the consolidated financial statements.

F-3

SOBR SAFE, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Year Ended
	December 31,	December 31,
	2021	2020
		(as restated)
Revenues	$-	$-

Operating expenses:
General and administrative	3,882,706	2,003,107
Stock-based compensation expense	473,748	273,443
Research and development	1,198,780	633,050
Loss on disposal of property and equipment	-	39,434
Asset impairment adjustment	-	25,320,555
Total operating expenses	5,555,234	28,269,589

Loss from operations	(5,555,234)	(28,269,589)

Other income (expense):
Loss on debt extinguishment, net	-	(224,166)
Gain (loss) on fair value adjustment - derivatives	(60,000)	60,650
Interest expense	(1,420,063)	(141,512)
Amortization of interest - beneficial conversion feature	(835,081)	(1,407,675)
Total other expense, net	(2,315,144)	(1,712,703)

Loss before provision for income taxes	(7,870,378)	(29,982,292)

Provision for income tax	-	-

Net loss	(7,870,378)	(29,982,292)
Net loss attributable to
noncontrolling interest	106	120
Net loss attributable
to SOBR Safe, Inc.	(7,870,272)	(29,982,172)
Dividends on convertible preferred stock	-	(107,880)
Net loss attributable to common stockholders	$(7,870,272)	$(30,090,052)

Basic and diluted loss per common share	$(0.91)	$(5.86)

Weighted average number of
common shares outstanding	8,658,616	5,133,069

The accompanying notes are an integral part of the consolidated financial statements.

F-4

SOBR SAFE, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Preferred Stock				Stockholders' Equity (Deficit)		Total
		Amount		Amount	Additional	Accumulated	SOBR		Stockholders'
	Shares	($0.00001 Par)	Shares	($0.00001 Par)	Paid-in Capital	Deficit	Safe, Inc.	Noncontrolling Interest	Equity (Deficit)

Balances at January 1, 2020	2,150,996	$22	-	$-	$15,971,435	$(19,511,168)	$(3,539,711)	$(53,410)	$(3,593,121)
Common stock issued for compensation	342	-	-	-	20,800	-	20,800	-	20,800
Common stock issued for executive compensation	24,053	-	-	-	76,480	-	76,480	-	76,480
Common stock issued due to stock warrants exercise	151,366	2	-	-	65,726	-	65,728	-	65,728
Common stock issued for asset purchase	4,000,000	40	-	-	27,119,960	-	27,120,000	-	27,120,000
Common stock issued to settle accounts payable and accrued expenses	53,132	1	-	-	265,676	-	265,677	-	265,677
Common stock issued to settle related party payables	86,717	1	-	-	579,813	-	579,814	-	579,814
Common stock issued to settle related party debt	216,246	2	-	-	826,962	-	826,964	-	826,964
Common stock issued to settle non-related party debt	23,483	-	-	-	166,526	-	166,526	-	166,526
Common stock issued upon conversion of related party debt and accrued interest	1,034,343	10	-	-	1,551,504	-	1,551,514	-	1,551,514
Common stock issued upon conversion of convertible preferred stock to common stock	900,000	9	(2,700,000)	(27)	18	-	-	-	-
Series A-1 Convertible Preferred stock issued for cash	-	-	2,700,000	27	2,699,973	-	2,700,000	-	2,700,000
Paid-in capital - fair value of stock options vested	-	-	-	-	239,476	-	239,476	-	239,476
Paid-in capital - fair value of stock warrants granted	-	-	-	-	915,124	-	915,124	-	915,124
Paid-in capital - gain on related party payables conversion	-	-	-	-	272,299	-	272,299	-	272,299
Paid-in capital - gain on related party debt conversion	-	-	-	-	124,291	-	124,291	-	124,291
Paid-in capital - loss on debt extinguishment	-	-	-	-	390,409	-	390,409	-	390,409
Paid-in capital - beneficial conversion feature	-	-	-	-	1,407,675	-	1,407,675	-	1,407,675
Dividends - Series A-1 Convertible Preferred stock	-	-	-	-	-	(107,880)	(107,880)	-	(107,880)
Net loss	-	-	-	-	-	(29,982,172)	(29,982,172)	(120)	(29,982,292)
Balances at December 31, 2020	8,640,678	$87	-	$-	$52,694,147	$(49,601,220)	$3,093,014	$(53,530)	$3,039,484
Common stock issued to settle dividends - Series A-1 Convertible Preferred stock	14,390	-	-	-	107,880	-	107,880	-	107,880
Common stock issued for facility lease	5,333	-	-	-	49,600	-	49,600	-	49,600
Common stock issued to settle common stock subscriptions payable	34,806	-	-	-	145,805	-	145,805	-	145,805
Common stock issued upon exercise of stock warrants	58,980	1	-	-	88,469	-	88,470	-	88,470
Common stock issued upon exercise of stock options	24,368	-	-	-	19,258	-	19,258	-	19,258
Paid-in capital - fair value of stock options and restricted stock units vested	-	-	-	-	1,087,318	-	1,087,318	-	1,087,318
Paid-in capital - relative fair value of stock warrants granted	-	-	-	-	1,939,756	-	1,939,756	-	1,939,756
Paid-in capital - beneficial conversion feature	-	-	-	-	909,214	-	909,214	-	909,214
Net loss	-	-	-	-	-	(7,870,272)	(7,870,272)	(106)	(7,870,378)
Balances at December 31, 2021	8,778,555	$88	-	$-	$57,041,447	$(57,471,492)	$(429,957)	$(53,636)	$(483,593)

The accompanying notes are an integral part of the consolidated financial statements.

F-5

SOBR SAFE, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For The Year Ended
	December 31,
	2021	2020

Operating Activities:
Net loss	$(7,870,378)	$(29,982,292)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	385,464	232,194
Loss on debt extinguishment, net	-	224,166
Loss on disposal of property and equipment	-	39,434
Change in fair value of derivative liability	60,000	(60,650)
Amortization of interest - conversion features	835,081	1,407,675
Amortization of interest	1,231,661	8,656
Stock warrants expense	-	219,670
Stock options expense	723,262	239,478
Stock-based compensation expense	473,748	54,283
Asset impairment adjustment	-	25,320,555
Changes in assets and liabilities:
Inventory	(39,461)	-
Prepaid expenses	42,585	3,515
Other assets	(21,896)	(8,680)
Accounts payable	168,842	113,158
Accrued expenses	150,865	(4,666)
Accrued interest payable	117,666	26,677
Related party payables	54,259	(24,706)

Net cash used in operating activities	(3,688,302)	(2,191,533)

Investing Activities:
Proceeds from disposal of property and equipment	-	951

Financing Activities:
Proceeds from notes payable - related parties	1,030,000	-
Repayments of notes payable - related parties	(30,000)	-
Proceeds from notes payable - non-related parties	1,005,000	41,665
Proceeds from convertible debenture payable	2,500,000	-
Debt issuance costs	(275,000)	-
Proceeds from exercise of stock warrants	88,470	-
Proceeds from exercise of stock options	19,258	-
Proceeds from offering of preferred stock - related parties	-	1,700,000
Net cash provided by financing activities	4,337,728	1,741,665

Net Change In Cash	649,426	(448,917)

Cash At The Beginning Of The Period	232,842	681,759

Cash At The End Of The Period	$882,268	$232,842

Schedule Of Non-Cash Investing And Financing Activities:
Issuance of common stock for rent	$49,600	$-
Issuance of common stock for prior year accrued dividends	$107,880	$107,880
Issuance of common stock to settle prior year stock subscriptions payable	$145,805	$-
Intrinsic value-beneficial conversion feature	$909,214	$1,407,501
Relative fair value of stock warrants granted	$1,939,756	$-
Convertible debenture payable discount	$823,781	$-
Fair value of embedded conversion feature	$980,000	$-
Gain on related party payables converted to capital	$-	$272,299
Accounts payable and accrued expenses converted to capital	$-	$265,677
Related party payables converted to capital	$-	$579,814
Related party debt converted to capital after exercise of cashless stock warrants	$-	$65,728
Related party debt converted to capital	$-	$2,378,478
Non-related party debt converted to capital	$-	$166,526
Gain on related party debt converted to capital	$-	$124,291
Issuance of common stock, stock warrants and convertible note for asset purchase	$-	$29,222,955
Prepaid expenses with common shares	$-	$122,162
Shares issued for cash received in prior years	$-	$1,000,000
Shares issued for executive compensation in prior year	$-	$76,480

Supplemental Disclosure:

Cash paid for interest	$72,762	$1,979
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-6

SOBR SAFE, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021

NOTE 1. ORGANIZATION, OPERATIONS, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND CORRECTION OF ERROR

SOBR Safe, Inc. (“SOBR Safe”), formerly TransBiotec, Inc. was incorporated as Imagine Media LTD., in August, 2007 in the State of Delaware. A corporation also named TransBiotec, Inc. (“TransBiotec – CA”) was formed in the state of California July 4, 2004. Effective September 19, 2011 TransBiotec - DE was acquired by TransBiotec - CA in a transaction classified as a reverse acquisition as the shareholders of TransBiotec - CA retained the majority of the outstanding common stock of TransBiotec - DE after the share exchange. The consolidated financial statements represent the activity of TransBiotec - CA from July 4, 2004 forward, and the consolidated activity of TransBiotec - DE and TransBiotec - CA from September 19, 2011 forward. TransBiotec - DE and TransBiotec - CA are hereinafter referred to collectively as the “Company” or “We”. The Company has developed and plans to market and sell a non-invasive alcohol sensing system which includes an ignition interlock. The Company has not generated any revenues from its operations.

On March 23, 2020, the Company filed a Definitive 14C providing notice that the Board of Directors has recommended, and that holders of a majority of the voting power of the Company’s outstanding stock voted, to approve the following.

1.	To remove and re-elect four (4) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.

To approve an amendment to the Company’s Certificate of Incorporation to: (a) change the Company’s name to SOBR SAFE, Inc., (b) decrease the Company’s authorized common stock from 800,000,000 shares, par value $0.00001 to 100,000,000 shares, par value $0.00001, and (c) effect a reverse stock split of the Company’s outstanding common stock at a ratio between 1-for-32 and 1-for-35 (with the exact ratio to be determined by the directors in their sole discretion without further approval by the shareholders).

The above actions taken by the Company’s stockholders became effective on or about May 21, 2020. The effective dates of the above actions were June 5, 2020 and April 20, 2020, respectively, and the actual reverse stock split ratio was 1-for-33.26. All share and per share amounts have been adjusted in these consolidated financial statements to reflect the effect of the reverse stock split (see Note 19).

Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for the presentation of annual financial information.

In management’s opinion, the audited consolidated financial statements reflect all adjustments (including reclassifications and normal recurring adjustments) necessary to present fairly the financial position for the years ended December 31, 2021 and December 31, 2020, and results of operations and cash flows for the years ended December 31, 2021 and December 31, 2020.

Principles of Consolidation

The accompanying audited consolidated financial statements include the accounts of the Company and its majority owned subsidiary, TransBiotec-CA. We have eliminated all intercompany transactions and balances between entities consolidated in these audited financial statements.

F-7

Use of Estimates

The preparation of audited consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Specifically, such estimates were made by the Company for the valuation of the derivative liabilities, beneficial conversion feature expenses and intellectual technology. Actual results could differ from those estimates.

Financial Instruments

Pursuant to Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establish a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritize the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets: quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist primarily of cash, accounts payable, accrued expenses, accrued interest payable, related party payables, notes payable, convertible debentures, and other liabilities. Pursuant to ASC 820 and 825, the fair value of our derivative liabilities is determined based on “Level 3” inputs. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that are measured and recognized at fair value as of December 31, 2021 and December 31, 2020:

December 31, 2021

	Level 1	Level 2	Level 3
Derivative liabilities	$-	$-	$1,040,000

December 31, 2020

	Level 1	Level 2	Level 3
Derivative liabilities	$-	$-	$-

F-8

Cash

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company does not have any cash equivalents as of December 31, 2021 and December 31, 2020.

Inventory

Inventory is valued at the lower of cost or net realizable value.  The cost of substantially all the Company’s inventory is determined by the FIFO cost method.  Inventory is comprised primarily of finished products intended for sale to customers.  The Company evaluates the need for reserves for excess or obsolete inventory determined primarily based upon estimates of future demand for the Company’s products.  At December 31, 2021 the Company had no reserves for obsolescence.

Prepaid Expenses

Amounts incurred in advance of contractual performance or coverage periods are recorded as prepaid assets and recognized as expense in the period service or coverage is provided.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain a beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid-in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Derivative Instruments

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instruments are initially recorded at their fair values and are then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations under other income (expense). The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option at its fair value as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors. For stock-based derivative financial instruments, the Company uses a Monte Carlo Simulation model to value the derivative instruments at inception and on subsequent valuation dates.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Debt Issuance Costs

Debt issuance costs incurred in connection with the issuance of debt are capitalized and amortized to interest expense over the term of the debt using the effective interest method. The unamortized amount is presented as a reduction of debt on the balance sheet.

Preferred Stock

We apply the guidance enumerated in ASC 480, Distinguishing Liabilities from Equity, when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity. At all other times, we classified our preferred shares in stockholders’ equity.

F-9

Minority Interest (Noncontrolling Interest)

A subsidiary of the Company has minority members representing ownership interests of 1.38% at December 31, 2021 and December 31, 2020. The Company accounts for these minority, or noncontrolling interests, pursuant to ASC 810-10-65 whereby gains and losses in a subsidiary with a noncontrolling interest are allocated to the noncontrolling interest based on the ownership percentage of the noncontrolling interest, even if that allocation results in a deficit noncontrolling interest balance.

Impairment of Long-Lived Assets

Long-lived assets and identifiable intangibles held for use are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset or if changes in facts and circumstances indicate, an impairment loss is recognized and measured using the asset’s fair value. The Company recognized an impairment loss of none and $25,320,555 during the years ended December 31, 2021 and 2020, respectively.

Stock-based Compensation

The Company follows the guidance of the accounting provisions of ASC 718, Share-based Compensation, which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants, options, and restricted stock units). The fair value of each warrant and option is estimated on the date of grant using the Black-Scholes options pricing model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The Company has not paid dividends historically and does not expect to pay them in the future. Expected volatilities are based on weighted averages of the historical volatility of the Company’s common stock estimated over the expected term of the awards. The expected term of options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term as historically the Company had limited activity surrounding its awards. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term.  The grant date fair value of a restricted stock unit equals the closing price of our common stock on the trading day of the grant date.

Research and Development

The Company accounts for its research and development costs pursuant to ASC 730, whereby it requires the Company to disclose the amounts of costs for company and customer-sponsored research and development activities, if material. Research and development costs are expensed as incurred. The Company incurred research and development costs as it acquired new knowledge to bring about significant improvements in the functionality and design of its SOBR products. Research and development costs were $1,198,780 and $633,050 during the years ended December 31, 2021 and December 31, 2020, respectively.

Advertising and Marketing Costs

Advertising and marketing costs are charged to operations as incurred.  Advertising and marketing costs were $104,738 and $96,637 during the years ended December 31, 2021 and December 31, 2020, respectively.

Income Tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740, deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company has a deferred tax asset of approximately $4,129,000 and $2,830,000 that is offset by a 100% valuation allowance at December 31, 2021 and December 31, 2020, respectively. Therefore, the Company has not recorded any deferred tax assets or liabilities at December 31, 2021 and December 31, 2020.

F-10

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted loss per share gives the effect to all dilutive potential common shares outstanding during the period, including stock options, warrants and convertible instruments.  Diluted net loss per share excludes all potentially issuable shares if their effect is anti-dilutive.  Because the effect of the Company’s dilutive securities is anti-dilutive, diluted net loss per share is the same as basic loss per share for the periods presented.

Concentration of Risk

Credit Risk – Financial instruments that potentially subject the Company to concentration of credit risk consisted primarily of cash.  The Company maintains its cash at one domestic financial institution.  The Company is exposed to credit risk in the event of a default by the financial institution to the extent that cash is in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company places its cash with high-credit quality financial institutions and are managed within established guidelines to mitigate risk.  To date, the Company has not experienced any loss on its cash.

Concentration of Suppliers – The Company relies on a limited number of component and contract suppliers to assemble its product.  If supplier shortages occur, or quality problems arise, production schedules could be significantly delayed or costs significantly increased, which could in turn have a material adverse effect on the Company’s financial condition, results of operations and cash flow.

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

Recent Issued Accounting Guidance

In December 2019, the FASB issued Accounting Standards Update 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. The Company is evaluating the effects, if any, of the adoption of ASU 2019-12 guidance on the Company's financial position, results of operations and cash flows.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (“Subtopic 470-20”) and Derivatives and Hedging—Contracts in Entity’s Own Equity “(Subtopic 815-40”): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and it also simplifies the diluted earnings per share calculation in certain areas. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements and related disclosures.

The Company has reviewed other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoptions of any such pronouncements will be expected to cause a material impact on its financial condition or the results of operations.

Correction of Error

While preparing financial statements for periods in 2021, the Company discovered an error in the statement of operations for the year ended December 31, 2020.  The error related to the presentation of the loss on disposal of property and equipment and asset impairment adjustment in accordance with ASC 360-10-45.

Loss on disposal of property and equipment and asset impairment adjustment of $39,434 and $25,320,555, respectively, were presented as other income/expense-net, instead of as operating expenses.  As a result, loss from operations for the year ended December 31, 2020, was understated by $25,359,989 and other income/expenses-net was overstated by the same amount.  The errors had no effect on the net loss or net loss per share for the year ended December 31, 2020.

As a result of this correction, the statement of operations for the year ended December 31, 2020 in the accompanying financial statements has been retroactively restated.

F-11

NOTE 2. GOING CONCERN

The Company has incurred recurring losses from operations and has limited cash liquidity and capital resources. Future capital requirements will depend on many factors, including the Company’s ability to develop and sell products, generate cash flow from operations, and competing market developments. The Company will need additional capital in the near future. Sources of debt financing may result in high interest expense. Any financing, if available, may be on unfavorable terms. If adequate funds are not obtained, we will be required to reduce or curtail operations.

As of December 31, 2021, the Company has an accumulated deficit of approximately $57,472,000. During the year ended December 31, 2021, the Company also experienced negative cash flows from operating activities of approximately $3,688,000. It appears these principal conditions or events, considered in the aggregate, indicate it is probable that the Company will be unable to meet its obligations as they become due within one year after the date the financial statements are issued. As such, there is substantial doubt about the entity’s ability to continue as a going concern.

As a result, the Company is in the process of preparing an offering for the sale of its common stock in 2022 and has entered into an agreement with an underwriter planned to raise a minimum of $15,000,000 gross proceeds to mitigate the probable conditions that have raised substantial doubt about the Company’s ability to continue as a going concern.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2022. However, if the pandemic continues, it may have a adverse effect on the Company’s results of future operations, financial position, and liquidity in fiscal year 2022.

Management believes actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern; however, these plans are contingent upon actions to be performed by the Company and these conditions have not been met on or before December 31, 2021. Additionally, the COVID-19 outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown, which would impair the Company’s ability to raise needed funds to continue as a going concern. As such, substantial doubt about the entity’s ability to continue as a going concern was not alleviated as of December 31, 2021.

NOTE 3. ASSET PURCHASE

On June 5, 2020, the Company completed a transaction (the “Transaction”) with IDTEC subject to the terms and conditions of the Asset Purchase Agreement (the “APA”) and that was accounted for as an asset purchase. Pursuant to the APA, IDTEC provided personnel, experience, and access to funding to assist with the development of the SOBR device, as well as sold to us certain robotics assets, which our management believes are synergistic with our current assets, in exchange for 4,000,000 shares of our common stock after giving effect to the reverse stock split effected in connection with closing the Transaction. The closing of the Transaction was subject to several conditions precedent, primarily: (i) the Company had to be current in reporting requirements under the Securities Exchange Act of 1934, as amended, (ii) had to complete a reverse stock split of common stock such that approximately 2,666,667 shares were outstanding immediately prior to closing the transaction, (iii) could only have outstanding convertible instruments as set forth in the APA, (iv) authorized common stock had to be reduced to 100,000,000 shares, and (v) not have more than approximately $125,000 in current liabilities. Effective with the closing of the Transaction all of the closing conditions had been met, modified or waived by IDTEC, and the Company issued the 4,000,000 shares to IDTEC.

F-12

In advance of closing the Transaction, IDTEC and a few other affiliated parties voluntarily committed personnel and funds to the Company to assist with (i) general costs related to the Transaction, (ii) ongoing operating expenses and pay for further engineering and development work on the Company’s products and prototypes, (iii) protect, maintain and develop the Company’s products and intellectual property, (iv) hire, pay and retain the proposed management team, third party consultants and advisors for the Company following the consummation of the sale contemplated in the APA and, (v) take such further actions as are necessary to more quickly expand the Company’s business subsequent to the sale of the purchased assets. The parties agreed that the funds advanced directly to the Company’s vendors were voluntary and were not the obligation of the Company and the Company had no obligation to repay these funds in the event the Transaction contemplated by the APA did not close. In the event the Transaction did close, then on the closing date, the Company would issue promissory notes for the aggregate amounts incurred, paid or advanced. As a result of closing the Transaction, the Company issued a convertible promissory note for all the funds spent or advanced by IDTEC prior to closing. This note totaled $1,485,189 (the “APA Note”), with simple interest at 10% per annum, due upon demand, and may be convertible into shares of common stock at $1.50 per share (after giving effect to the reverse stock split and subject to anti-dilution protection against any future securities we may issue at an effective price of less than $1.50 per share) at the discretion of the holder. The repayment of APA Note is secured by a first priority security lien or security interest in the patents, trademarks, tradenames, and other intellectual property of the Company.

At closing, some of the closing conditions under the APA were either waived and/or modified by the parties. In order to document those modifications and waivers, we entered into a Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement with IDTEC. One of the closing conditions that was the subject of the Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement was the requirement that the Company have under $125,000 in permitted liabilities (not including aged liabilities) after closing of the Transaction. At closing, we had approximately $158,000 in non-permitted liabilities under the APA. As a result, the Company issued a Warrant to purchase Common Stock to IDTEC (the “Warrant”), under which IDTEC will purchase up to 106,667 shares of our common stock (post-split) at an exercise price of $1.50 per share, if either (i) we are forced to pay a non-permitted liability, then we may force IDTEC to exercise the Warrant and pay the exercise price to pay the non-permitted liability, but only in an amount sufficient to pay the non-permitted liability, or (ii) if IDTEC otherwise elects to exercise the Warrant and acquire some or all of the shares underlying the Warrant. The Warrant expires five years after the date of issuance.

The Transaction, recorded as an asset purchase, was valued at $29,222,955, which consists of the market price as of June 5, 2020 of the Company’s 4,000,000 shares of common stock issued totaling $27,120,000, the funds spent by IDTEC and affiliates prior to closing of $1,407,051 and the fair value of the Warrant issued of $695,454.  In determining the fair value of the intangible assets, the Company considered, among other factors, the best use of acquired assets such as the analysis of historical financial performance of the products and estimates of future performance of the products and intellectual properties acquired. The allocation to identifiable intangible assets required extensive use of financial information and management's best estimate of fair value.

The following summarizes the transaction closing with IDTEC on June 5, 2020:

Property and equipment	$47,725
Intangible assets	29,175,230
Total assets	$29,222,955

Net purchase (fair value of stock issued, warrants and notes payable)	$29,222,955

F-13

Subsequent to the Transaction closing, the Company evaluated the fair value of the assets acquired based on market estimates for property and equipment and discounted net cash flow for the SOBR Safe intellectual technology. The present value of the discounted cash flow utilized a 75% discount, which included a 25% risk return premium, over an estimated five-year net revenue stream expected to be derived from the technology acquired. Based on the assessment of fair value, the Company recognized an asset impairment loss of $25,320,555 during the year ended December 31, 2020. The stock price of the Company at closing of the Transaction was significantly higher than expected from the stock price of the Company when the Company signed the APA which resulted in the recognition of the impairment. The number of shares given to IDTEC as consideration for the Transaction was not adjusted for any stock price changes.

NOTE 4. PREPAID EXPENSES

Prepaid expenses consist of the following:

	December 31, 2021	December 31, 2020
Insurance	$4,286	$3,370
Consulting services	-	111,860
Rent	8,267	-

Prepaid expenses	$12,553	$115,230

On February 26, 2021, the Company entered into a lease agreement for its office facility for a 12-month term beginning March 1, 2021.  In addition to monthly base rent of $6,000, the agreement required the issuance on 5,333 shares of its common stock valued at $49,600, all of which has been issued as of December 31, 2021, and is being amortized over the lease term.

During 2020, the Company entered into two consulting agreements for marketing services.  As of December 31, 2021 the Company had issued a total of 29,167 of its common shares valued at $142,714 under the terms of the agreements.  As of December 31, 2020, the share value is included in common stock subscriptions payable as the shares had not been issued.  Stock-based compensation expense for the years ended December 31, 2021 and 2020 includes approximately $110,000 and $33,000, respectively for these service agreements.

NOTE 5. PROPERTY AND EQUIPMENT

December 31, 2020
Robotics and testing equipment	$46,200
Office furniture and equipment	1,525
47,725
Accumulated depreciation	(7,340)
Net property and equipment disposed	(40,385)
Property and equipment, net	$0

Depreciation is computed on a straight-line basis over the assets estimated useful lives of three years. Depreciation for the years ended December 31, 2021 and 2020 was none and $7,340, respectively.

F-14

NOTE 6. INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2021:

	Gross Carrying	Accumulated	Net Intangible	Amortization Period
	Amount	Amortization	Asset	(in years)
SOBR Safe
Intellectual Technology	$3,854,675	$610,318	$3,244,357	10

Intangible assets consist of the following at December 31, 2020:

	Gross Carrying	Accumulated	Net Intangible	Amortization Period
	Amount	Amortization	Asset	(in years)
SOBR Safe
Intellectual Technology	$3,854,675	$224,854	$3,629,821	10

Amortization expense for the years ended December 31, 2021 and 2020 was $385,464 and $224,854, respectively.

Estimated future amortization expense for device technology intangible assets is as follows:

2022	2023	2024	2025	2026	Thereafter
$385,467	$385,467	$385,467	$385,467	$385,467	$1,317,022

NOTE 7. RELATED PARTY TRANSACTIONS

On July 1, 2015, the Company amended the December 3, 2014 note payable agreement with Lanphere Law Group,  which forgave $108,000 of the note payable’s principal balance. This debt forgiveness decreased the original principal balance on the note of $214,334 to a new principal balance of $106,335, and a related party gain of $108,000 was recorded to additional paid-in capital. This amendment also extended the note payable’s due date to December 2, 2015. The note was converted to common stock during the year ended December 31, 2020.

On March 8, 2017, Lanphere Law Group irrevocably elected to exercise warrants in order to acquire 323,200 shares of the Company’s common stock in exchange for an aggregate exercise price of $112,871, which was used for the deduction of $74,672 of principal and $38,199 of accrued interest related to the December 3, 2014 note payable agreement with Lanphere Law Group. The forgiveness of the note payable principal of $74,672 was recorded to equity and the $38,199 of related accrued interest was also recorded to equity. The principal balance of the note after the debt deduction was $31,662. On January 3, 2020, the note payable principal balance of $31,662 was converted to 3,173 common shares at a per share price of $9.978.

On January 3, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Michael Lanphere, a beneficial owner of the Company, under which he agreed to exercise warrants and the Company agreed to issue 151,366 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere under two promissory notes. Mr. Lanphere’s option to acquire the shares was under the terms of certain Loan Agreement with Promissory Note and Stock Fees agreements entered into with the Company and Mr. Lanphere on April 17, 2019 and July 17, 2019. The amount of the debt reduction, and therefore the purchase price of the shares, was approximately $66,000 which was used for the deduction of related party notes payable principal of approximately $66,000. 60,132 common shares were issued on January 3, 2020 at an effective conversion price of $0.399 and 91,233 common shares were issued on January 3, 2020 at an effective conversion price of $0.459. After this exercise, Lanphere Law Group owns no warrants for shares of our common stock.

On January 3, 2020, the Company entered into another Debt Conversion and Common Stock Purchase Plan with Michael Lanphere, under which the Company agreed to issue 21,085 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere under numerous other remaining promissory notes. The amount of the debt reduction, and therefore the purchase price of the shares, was $210,285 which was used for the deduction of related party notes payable principal of $169,606 and accrued interest of $40,679. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $52,000 and accounted for it as additional paid-in capital. The common shares were issued on January 3, 2020 at an effective conversion price of $9.978 per share.

F-15

On January 3, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Vernon Justus, a shareholder, under which the Company agreed to issue 28,321 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Justus under a promissory note. The amount of the debt reduction, and therefore the purchase price of the shares, was $282,588 which was used for the deduction of a related party note payable principal of $180,001 and accrued interest of $102,587. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $70,000 and accounted for it as additional paid-in capital. The common shares were issued on January 3, 2020 at an effective conversion price of $9.978 per share.

On January 16, 2020, the Company entered into a Accounts Payable Conversion and Common Stock Purchase Plan with Michael Lanphere, , under which the Company agreed to issue 71,628 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere for unpaid legal bills. The amount of the debt reduction, and therefore the purchase price of the shares, was $714,700 which was used for the deduction of related party payables of $714,700. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $222,000 and accounted for it as additional paid-in capital. The common shares were issued on January 16, 2020 at an effective conversion price of $9.978 per share.

On January 30, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Devadatt Mishal, one of the Company’s former directors and current shareholder, under which the Company agreed to issue 166,655 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Mishal under numerous promissory notes. The amount of the debt reduction, and therefore the purchase price of the shares, was $456,641 which was used for the deduction of related party notes payable principal of $270,300 and accrued interest of $186,341. The Company also recorded a loss on related party debt extinguishment of approximately $144,000. The common shares were issued on January 30, 2020 at an effective conversion price of $2.74395 per share.

On March 23, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Prakash Gadgil, one of the Company’s former directors and current shareholder, under which the Company agreed to issue 195 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Gadgil under a promissory note. The amount of the debt reduction, and therefore the purchase price of the shares, was $1,950 which was used for the deduction of a related party note payable principal of $1,950. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $1,000 and accounted for it as additional paid-in capital. The common shares were issued on March 23, 2020 at an effective conversion price of $9.978 per share.

On April 6, 2020, the Company agreed with Nick Noceti, the Company’s former Chief Financial Officer, to issue 38,437 shares of its common stock in exchange for amounts due for accounting fees. The amount of the debt reduction, and therefore the purchase price of the shares, was $127,840 which was used for the deduction of a related party accounts payable of $127,480. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $49,000 and accounted for it as additional paid-in capital. The common shares were issued on April 4, 2020 at an effective conversion price of $9.978 per share.

On April 7, 2020, the Company agreed with Charles Bennington, one of the Company’s directors, to issue 2,277 shares of its common stock in exchange for amounts due for Board of Director fees. The amount of the debt reduction, and therefore the purchase price of the shares, was $9,656 which was used for the deduction of a related party accounts payable of $9,656. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $2,000 and accounted for it as additional paid-in capital. The common shares were issued on April 7, 2020 at an effective conversion price of $4.23 per share.

On February 12, 2021, the Company entered into a note payable agreement with David Gandini, an officer and shareholder, under which Mr. Gandini advanced the Company $30,000 for working capital purposes.  The unsecured note carried interest at 0% and was paid in April 2021.

On March 30, 2021, the Company received notification from IDTEC that it was exercising a portion of the 106,667 warrants issued resulting from the Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement.  The warrant exercise price is $1.50 per share.  With the proceeds of the exercise, we paid $88,469 during the year ended December 31, 2021 to settle an outstanding judgement (see Note 16) against the Company which was considered as a non-permitted liability under the Post-Closing Covenant Agreement.  We issued 58,980 shares of our common stock for the $88,470 we received from IDTEC to pay the settlement.

F-16

On March 3 and 31, 2021, the Company issued convertible notes payable (see Note 10) totaling $350,000 to existing shareholders holding a direct or indirect interest in the Company and $200,000 to a Company’s director, an entity owned by a Company’s director and another director’s family member. The principal amount of the secured convertible debentures are convertible at $9 per share, and include warrants to purchase in total 91,667 shares of the Company’s common stock at $9 per share.

On May 31, 2021, the Company issued convertible notes payable (see Note 10) totaling $400,000 to existing shareholders holding a direct or indirect interest in the Company and $50,000 to a Company’s officer. The principal amount of the secured convertible debentures are convertible at $9 per share, and include warrants to purchase in total 75,000 shares of the Company’s common stock at $9 per share.

NOTE 8. ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31, 2021	December 31, 2020
Registration rights damages (see Note 9)	$189,663	$-
Consulting services	163,647	163,647
Taxes and other	110,590	149,388

Accrued expenses	$463,900	$313,035

NOTE 9. CONVERTIBLE DEBENTURE PAYABLE

Convertible debenture payable consists of the following:

	December 31, 2021	December 31, 2020
Convertible Debenture Payable with Detached Free-standing Warrant	$3,048,781	$-
Unamortized Debt Discount	(1,291,882)	-

Net Convertible Debenture Payable	$1,756,899	$-

On September 28, 2021, (the “Closing Date”) the Company completed a financing transaction under a Securities Purchase Agreement (the “SPA”) and corresponding 18% Original Issue Discount Convertible Debenture (the “Debenture”), Common Stock Purchase Warrant (the “Warrant”) and Registration Rights Agreement (“RRA”). Under the terms of the SPA, the Company received $2,500,000 from the Purchaser and in exchange issued the Debenture in the principal amount of $3,048,781 and Warrants to purchase up to 406,504 shares of the Company’s common stock. The Debenture is convertible voluntarily by the Purchaser at any time into shares of our common stock, at the lesser of $7.50, representing 100% of the closing price of our common stock on the trading day immediately prior to the Closing Date, or 75% of the average VWAP of our common stock during the 5 trading day period immediately prior to the conversion date (the “Conversion Price”), or automatically upon the occurrence of a single public offering of our common stock which results in the listing of our common stock on a national securities exchange as defined in the Exchange Act (the “Qualified Offering”) into shares of our common stock at the lesser of the Conversion Price, or 75% of the offering price of the securities offered in the Qualified Offering. The Debenture matures on March 27, 2022, does not accrue interest unless there is an event of default under the terms of the Debenture. The Warrant is exercisable at any time through September 28, 2026 into shares of our common stock at an exercise price of $9.00 per share, unless an event of default occurs, at which time the exercise price will adjust to $3.00 per share. The Warrant contains a cashless exercise provision but only in the event the Company fails to have an effective registration statement registering the common shares underlying the Warrant at any time beginning six months from the Closing Date.  The RRA requires the Company to register for resale and maintain effectiveness of such Registration Statement for all the registrable securities under the terms of the Debenture and Warrant, within defined time frames. Should the Company fail to meet the RRA requirements, until the date causing such event of noncompliance is cured, the Company shall pay to the Purchaser as partial liquidated damages equal to the product of 2% of the principal amount not to exceed 24% of the aggregate principal. If the Company fails to pay the liquidated damages within seven days after the date payable, the Company will pay interest at 18% until such amounts are paid in full. Although the Company completed the Registration Statement filings required, it did not meet the filing date requirements.  The filing date requirements were cured in February 2022.  Total unpaid damages and estimated related costs of approximately $189,700, are included in accrued expenses at December 31, 2021 (see Note 8), and general and administrative expenses in the Consolidated Statement of Operations for the year ended December 31, 2021.  The Company evaluated the Debenture for derivative embedded and beneficial conversion features and determined that its embedded conversion feature carried a debt discount. The total conversion feature debt discount of $980,000 is amortized over the life of the convertible debenture. The debt discount amortization expense recorded as amortization of interest in the Consolidated Statements of Operations was $514,365 for the year ended December 31, 2021.  As of December 31, 2021, the debenture carries outstanding warrants of 1,219,512. The relative fair market value of the related stock warrants granted during the year ended December 31, 2021 was $847,048.  The unamortized discount at December 31, 2021 was $402,465. Stock warrants amortization expense recorded as interest expense was $444,583 for the year ended December 31, 2021. The Company incurred $548,781 of Original Issue Discount and $275,000 of debt issuance costs related to the Debenture which is being amortized to interest expense over the term of the debt using the effective interest method. Interest expense related to the Original Issue Discount and debt issuance costs was $399,999 for the year ended December 31, 2021. The unamortized discount and issuance costs at December 31, 2021 was $423,782.

F-17

NOTE 10. NOTES PAYABLE

RELATED PARTIES

Related party notes payable consist of the following:

	December 31, 2021	December 31, 2020
Convertible Notes Payable with Detached Free-standing Warrants	$1,000,000	$-
Conventional Non-Convertible Notes Payable	11,810	11,810
Unamortized Debt Discount	(645,547)	-
Net Related Party Notes Payable	$366,263	$11,810
Current Portion	(11,810)	(11,810)
Net Long-Term Portion	$354,453	$-

Total interest expense for related party notes was $85,397 and $98,313 for the years ended December 31, 2021 and 2020, respectively.

Related Party Convertible Notes Payable

The Company has thirteen convertible notes payable to related parties, each with detached free-standing warrants to purchase the Company’s common stock at $9 per share, that have a total principal balance of $1,000,000 as of December 31, 2021. The notes, secured by the Company’s patents and patents applications, include interest at 12%, are convertible at $9 per share of the Company’s common stock and are due 24 months after issuance. The note holders may elect to have the interest paid in cash monthly or have the interest accrue and be payable on the maturity date. Interest elected to be accrued will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date. The notes contain both voluntary and automatic conversion features. The notes may be convertible at any time, by the holders, beginning on the date of issuance. However, the holders may not convert any outstanding amounts due under the note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of Company common stock owned by the holders or which can be acquired by holders upon exercise or conversion of any other instrument, would cause the holder to own more than 4.9% of the Company’s outstanding common stock.  Beginning on the issuance date, the outstanding principal amount of the note, and any accrued interest, will automatically convert into shares of the Company’s common stock if the Company’s common stock closes at or above $6 per share for five (5) consecutive trading days while listed on Nasdaq. The Company evaluated the convertible notes payable for derivative embedded and beneficial conversion features. The Company determined that there were beneficial conversion features to record. The total beneficial conversion feature debt discount of $448,999 is amortized over the life of the convertible notes payable. The debt discount amortization expense recorded as amortization of interest – beneficial conversion feature in the consolidated statements of operations was $157,657 for the year ended December 31, 2021. As of December 31, 2021, these notes carry outstanding warrants of 166,667. The relative fair market value of the related stock warrants granted during the year ended December 31, 2021 and 2020 was $551,001 and none, respectively.  The unamortized discount at December 31, 2021 and December 31, 2020 is $354,205 and none, respectively. Stock warrants amortization expense recorded as interest expense was $196,796 for the year ended December 31, 2021.

F-18

During 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with a related party, under which the Company agreed to issue approximately 52,333 shares of its common stock in exchange for a reduction of four convertible notes payable to related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $143,119 which was used for the deduction of related party convertible notes payable principal of $91,000 and accrued interest of $52,119.

On June 5, 2020 the Company issued the convertible APA Note to a related party with a principal balance of  $1,485,189, which included the $70,000 balance of three convertible notes payable to related parties and related accrued interest of $7,689 outstanding at December 31, 2019.  The note includes simple interest at 10% per annum, due upon demand, and may be convertible into shares of common stock at $1.50 per share (after giving effect to the reverse stock split and subject to anti-dilution protection against any future securities we may issue at an effective price of less than $1.50 per share) at the discretion of the holder.  The Company evaluated the convertible note payable for derivative embedded and beneficial conversion features. The Company determined that there was a beneficial conversion feature to record. During the year ended December 31, 2020, beneficial conversion feature amortization expense related to this related party convertible note payable of $1,407,675 was accounted for as amortization of interest - beneficial conversion feature expense in the consolidated statements of operations.  On November 15, 2020, the related party holder elected to convert the note principal and accrued interest balance of $1,551,514 into 1,034,343 of shares of common stock.

Related Party Non-convertible Notes Payable

The Company has one non-convertible note payable to a related party that has a principal balance of $11,810 as of December 31, 2021 and December 31, 2020. The note carries an interest rate at 0%.  The note payable had a due date of December 31, 2012 and is currently in default.

During 2020, the Company entered into Debt Conversion and Common Stock Purchase Plans with four related parties, under which the Company agreed to issue approximately 114,333 shares of its common stock in exchange for a reduction of eight non-convertible notes payable to related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $549,311 which was used for the reduction of related party non-convertible notes payable principal of $316,613 and accrued interest of $232,698.

Related Party Notes Payable with Warrants

During 2020, the Company entered into Debt Conversion and Common Stock Purchase Plans with two related parties, under which the Company agreed to issue approximately 200,667 shares of its common stock in exchange for a reduction of 24 notes payable with detached free-standing warrants to related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $320,858 which was used for the deduction of related party notes payable with detached free-standing warrants principal of $280,119 and accrued interest of $40,739.

F-19

NON- RELATED PARTIES

Non-related party notes payable consist of the following:

	December 31, 2021	December 31, 2020
Convertible Notes Payable with Detached Free-standing Warrants	$1,005,000	$-
Convertible Notes Payable	56,683	56,683
Conventional Non-Convertible Notes Payable	42,500	42,500
Notes Payable with Detached Free-standing Warrants	5,000	5,000
Unamortized Debt Discount	(648,580)	-
Net Non-Related Party Notes Payable	$460,603	$104,183
Current Portion	(104,183)	(79,183)
Net Long-Term Portion	$356,420	$25,000

Total interest expense for non-related party notes was $98,647 and $17,415 for the years ended December 31, 2021 and 2020, respectively.

Convertible Notes Payable with Warrants

The Company has sixteen convertible notes payable to non-related parties, each with detached free-standing warrants to purchase the Company’s common stock at $9 per share, that have a total principal balance of $1,005,000 as of December 31, 2021. The notes, secured by the Company’s patents and patents applications, include interest at 12%, are convertible at $9 per share of the Company’s common stock and are due 24 months after issuance.  The note holders may elect to have the interest paid in cash monthly or have the interest accrue and be payable on the maturity date.  Interest elected to be accrued will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date.  The notes contain both voluntary and automatic conversion features. The notes may be convertible at any time, by the holders, beginning on the date of issuance. However, the holders may not convert any outstanding amounts due under the note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of Company common stock owned by the holders or which can be acquired by holders upon exercise or conversion of any other instrument, would cause the holder to own more than 4.9% of the Company’s outstanding common stock.  Beginning on the issuance date, the outstanding principal amount of the note, and any accrued interest, will automatically convert into shares of the Company’s common stock if the Company’s common stock closes at or above $6 per share for five (5) consecutive trading days while listed on Nasdaq. The Company evaluated the convertible notes payable for derivative embedded and beneficial conversion features. The Company determined that there were beneficial conversion features to record. The total beneficial conversion feature debt discount of $460,215 is amortized over the life of the convertible notes payable.  The debt discount recorded as amortization of interest – beneficial conversion feature in the Consolidated Statements of Operations was $163,059 for the year ended December 31, 2021.  As of December 31, 2021, these notes carry outstanding warrants of 167,500. The relative fair market value of the related stock warrants granted during the year ended December 31, 2021 and December 31, 2020 was $541,707 and none, respectively.  The unamortized discount at December 31, 2021 and December 31, 2020 was $351,424 and none, respectively. Stock warrants amortization expense recorded as interest expense was $190,283 for the year ended December 31, 2021.

F-20

Convertible Notes Payable

The Company has three convertible notes payable to non-related parties that have a principal balance of $56,683 as of December 31, 2021 and December 31, 2020. These notes carry interest rates ranging from 5% - 12% and have due dates ranging from February 2013 to March 2022. Two of the three notes are currently in default. These notes carry conversion prices ranging from $6.00- $32.2857 per share. Subsequent to December 31, 2021 a note with a principal balance of $47,500 was converted into common stock (see Note 18). The Company evaluated these convertible notes payable for derivative embedded and beneficial conversion features. The Company determined that there were beneficial conversion features to record. The conversion features were either fully amortized upon grant or over the life of the convertible notes payable. The conversion features were fully amortized prior to 2020.

During 2020, the Company entered into Debt Conversion and Common Stock Purchase Plans with six non-related parties, under which the Company agreed to issue 16,712 shares of its common stock in exchange for a reduction of eleven convertible notes payable to non-related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $166,750 which was used for the deduction of non-related party convertible notes payable principal of $83,953 and accrued interest of $82,797. The Company recorded a non-related party gain on loan extinguishment of approximately $103,000.

During 2020, the Company also entered into a non-related party convertible note payable agreement to convert a high interest rate convertible non-related party note payable with a principal balance of $25,000 and accrued interest due of $22,500 to a non-related party convertible note payable of $47,500 that accrues interest at 5%. The note conversion rate is $6 per common share. The Company recorded a loss on non-related party debt extinguishment of $11,697.

During 2020, the holder of a $25,000 convertible promissory note with interest at 30% and accrued interest of $61,875 replaced the carrying amount of the note and its conversion features with a new non-convertible note totaling $25,000 that bears interest at 5%. The Company recorded a gain on non-related party debt extinguishment of $61,875.

Non-convertible Notes Payable

The Company has three non-convertible notes payable to non-related parties that have a principal balance of $42,500 as of December 31, 2021, and December 31, 2020. These notes carry interest rates ranging from 5% - 10% and have due dates ranging from 12/25/2013 - 6/06/2022. Two of the three notes are currently in default.

During 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with a non-related party, under which the Company agreed to issue 6,771 shares of its common stock in exchange for a reduction of a non-convertible non-related party note payable. The amount of the debt reduction, and therefore the purchase price of the shares, was $67,561 which was used for the deduction of non-related party non-convertible notes payable principal of $3,938 and accrued interest of $63,623. The Company recorded a non-related party gain on loan extinguishment of approximately $14,000.

On May 12, 2020, the Company received proceeds of $41,665 from a commercial bank under the SBA Payroll Protection Loan Program. The loan requires interest at 1% and 18 monthly payments of principal and interest beginning December 5, 2020. Provisions of the SBA Payroll Protection Loan Program allow for portions or all the loan balance to be forgiven should certain criteria be met.  On December 7, 2020 the Company was notified that the principal balance and accrued interest of $242 was forgiven, and thus the Company recorded a gain on loan extinguishment of approximately $42,000.

Notes Payable with Warrants

The Company has one note payable with detached free-standing warrants to a non-related party that has a principal balance of $5,000 and $5,000 as of December 31, 2021 and December 31, 2020, respectively. This note carries an interest rate of 10% and had a due date of 9/11/2014. This note is currently in default.  The detached free-standing warrants for this note payable were not exercised by the note holder and expired on May 16, 2019.

F-21

NOTE 11.  DERIVATIVE LIABILITY

In September 2021, the Company completed a financing transition and received $2,500,000 from the Purchaser and in exchange issued an 18% Original Issue Discount Convertible Debenture in the principal amount of $3,048,781. The debenture includes voluntary and automatic conversion features at a variable conversion prices convertible into the Company’s common shares at an undetermined future date. In 2019, the Company borrowed $70,000 under convertible promissory note agreements from an unrelated party that are due upon demand.  The notes bear interest at a rate of 10% per annum and are convertible into the Company’s common shares at a variable conversion price based on a 50% discount of the market price at an undetermined future date. The Company analyzed the conversion features of the debenture and note agreements for derivative accounting consideration under ASU 2017-11 (ASC 815-15, Derivatives and Hedging), and determined the embedded conversion features should be classified as a derivative because the exercise price of the convertible debenture and notes are subject to variable conversion rates and should therefore be accounted for at fair value under ASC 820 and ASC 825. In accordance with ASC 815-15, the Company has bifurcated the conversion features of the debenture and notes and recorded a derivative liability.

The embedded derivative for the debenture and the notes were carried on the Company’s balance sheet at fair value. The derivative liability was revalued each measurement period and any unrealized change in fair value is recorded as a component of the Consolidated Statement of Operations and the associated fair value carrying amount on the balance sheet was adjusted by the change.

The Company fair valued the debenture embedded derivative using a Monte Carlo simulation model based on the following assumptions: (1) expected volatility of 120%, (2) risk-free interest rate of 0.05%, and (3) expected life from 4 to 6 months. On September 28, 2021, the Closing Date of the transaction, the fair value of the embedded derivative was $980,000 and is amortized to interest over the term of the Debenture. Utilizing level 3 inputs, the Company recorded a fair value loss of $60,000 for the year ended December 31, 2021. The fair value of the embedded derivative recorded on the balance sheet as a liability was $1,040,000 at December 31, 2021.

The Company fair valued the notes embedded derivatives using a Monte Carlo simulation model based on the following assumptions: (1) expected volatility of 180%, (2) risk-free interest rate of 0.13%, and (3) expected life from 1 month to 1 year. On March 1, 2019, the date of the first note, the fair value of the embedded derivative was $28,000. On May 3, 2019, the date of the second note, the fair value of the embedded derivative was $28,100. On October 26, 2019, the date of the third note, the fair value of the embedded derivative was $8,700. The notes carried an embedded conversion feature of $64,800 that was fully amortized to interest expense during the year ended December 31, 2019. The notes were not converted and deemed paid in full at the closing of the Transaction on June 5, 2020. The principal amounts of these notes were settled and transferred to the APA Note and a loss on debt extinguishment of $273,462 was recognized during the year ended December 31, 2020.  The fair value of the embedded derivative recorded on the balance sheet as a liability was none at December 31, 2020. Utilizing level 3 inputs, the Company recorded a fair value gain of $60,650 for the year ended December 31, 2020.

A summary of the activity of the derivative liability is shown below:

Balance at December 31, 2019	$60,650
Fair value adjustments (including settlements)	(60,650)
Balance at December 31, 2020	$-

Balance at December 31, 2020	$-
Fair value of derivatives issued	980,000
Fair value adjustments	60,000
Balance at December 31, 2021	$1,040,000

F-22

NOTE 12. COMMON STOCK

The Company’s common stock transactions for the year ended December 31, 2020 consists of the following:

342 shares were issued at $60.87 per share to a non-related party as compensation for services provided.

24,053 shares were issued for services provided under an Employment Agreement with Kevin Moore dated October 25, 2019.

151,366 shares were issued for the conversion of $65,728 of related parties’ debt from $0.4590 to $0.39912 per share pursuant to terms of the convertible promissory notes. 151,366 stock warrants were settled along with the related party debt.

4,000,000 shares were issued to complete the Transaction with IDTEC that was accounted for as an asset purchase.   The shares were issued at a value of $27,120,000.

53,132 shares were issued to non-related parties for the conversion of approximately $266,000 of accounts payable and accrued expenses from $1.7463 to $9.978 per share.  The Company recorded a net gain of approximately $62,000 resulting from the stock issuance.

86,717 shares were issued to related parties for the conversion of $852,196 of related party payables from $3.345 to $9.978 per share.  A related party gain of $272,299 was recorded as additional paid-in capital.

216,246 shares were issued to related parties for the conversion of $622,004 of debt from $2.7438 to $9.978 per share.  The Company recorded $143,660 of loss on debt extinguishment and a related party gain of $124,291 was recorded as additional paid in-capital as a result of the stock issuance.

23,483 shares were issued to non-related parties for the conversion of $65,391 of debt at $9.978 per share.  The Company recorded $41,665 of loss resulting from the stock issuance.

1,034,343 shares were issued to a related party for the conversion of $1,551,514 of debt under the terms of a convertible promissory note. The note converted at $1.50 per share.

900,000 shares were issued to a related party under the terms governing the shares of Series A-1 Convertible Preferred Stock.  In addition, as a result of the conversion of the Series A-1 Convertible Preferred Stock we owed accrued dividends totaling $107,880, which we could pay in cash or in shares of our common stock based on the price of common stock on the applicable dividend dates.  Our management and Board of Directors elected to pay the accrued dividends in shares of common stock.  Based on the price of the common stock on the applicable dividend dates, we owed 14,390 shares of common stock in full satisfaction of the accrued dividends.  As of December 31, 2020, 14,390 shares were recorded in common stock subscriptions payable and were issued on January 6, 2021.

The Company’s common stock transactions for the year ended December 31, 2021 consists of the following:

The Company issued 14,390 shares of its common stock to SOBR Safe, LLC, an entity controlled by a beneficial owner of the Company, in full satisfaction of $107,880 of accrued dividends resulting from the December 2020 conversion of the Series A-1 Convertible Preferred Stock into common shares, (see Note 13).

The Company issued 5,334 shares of its common stock valued at $49,600 to its landlord under the terms of a lease agreement expiring in February 2022.  The amount has been recorded as prepaid expense and amortized monthly over the lease term as general and administrative expense in the consolidated statement of operations.

The Company issued 34,806 shares of its common stock valued at $145,805 previously recorded in stock subscriptions payable for contracted consulting services.

The Company issued 58,980 shares of its common stock to IDTEC at the stock warrant exercise price of $1.50 per share.

The Company issued 24,368 shares of its common stock at the stock options exercise price of $0.79026 per share.

F-23

NOTE 13. PREFERRED STOCK

On November 20, 2015, the Company’s Board of Directors authorized a class of stock designated as preferred stock with a par value of $0.00001 per share comprising 25,000,000 shares, 3,000,000 shares of which were classified as Series A Convertible Preferred Stock. In each calendar year, the holders of the Series A Convertible Preferred Stock are entitled to receive, when, as and if, declared by the Board of Directors, out of any funds and assets of the Company legally available, non-cumulative dividends, in an amount equal to any dividends or other Distribution on the common stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid and no distribution shall be made with respect to the common stock unless dividends shall have been paid or declared and set apart for payment to the holders of the Series A Convertible Preferred Stock simultaneously. Dividends on the Series A Convertible Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Convertible Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on the Series A Convertible Preferred Stock, except for such rights or interest that may arise as a result of the Company paying a dividend or making a distribution on the common stock in violation of the terms. The holders of each share of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or Distribution (or any setting part of any payment or Distribution) of any Available Funds and Assets on any shares of common stock, and equal in preference to any payment or Distribution (or any setting part of any payment or Distribution)  of any Available Funds and Assets on any shares of any other series of preferred stock that have liquidation preference, an amount per share equal to the Original Issue Price of the Series A Convertible Preferred Stock plus all declared but unpaid dividends on the Series A Convertible Preferred Stock. A reorganization, or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed a liquidation, dissolution, or winding up of the Company. Shares of the Series A Convertible Preferred Stock are convertible at a 35% discount rate to the average closing price per share of the Company’s common stock (either as listed on a national exchange or as quoted over-the-market) for the last 15 trading days immediately prior to conversion. However, no conversions of the Series A Convertible Preferred Stock to shares of common stock can occur unless the average closing price per share of the Corporation’s common stock (either as listed on a national exchange or as quoted over-the-market) for the last 15 trading days immediately prior to conversion is at least $5.01. The shares of Series A Convertible Preferred Stock vote on a one for one basis. The right of conversion is limited by the fact the holder of the Series A Convertible Preferred Stock may not convert if such conversion would cause the holder to beneficially own more than 4.9% of the Company’s common stock after giving effect to such conversion.

In accordance with the August 8, 2019 Investment Agreement with FCV, on December 9, 2019, the Company’s Board of Directors created a class of preferred stock designated as 8% Series A-1 Convertible Preferred Stock comprising of 2,000,000 shares. During 2020, the authorized shares were increased to 2,700,000 shares.  The rights and preferences of the 8% Series A-1 Convertible Preferred Stock are as follows: (a) dividend rights of 8% per annum based on the original issuance price of $1 per share, (b) liquidation preference over the Company’s common stock, (c) conversion rights into shares of the Company’s common stock at $3 per share (not to be affected by any reverse stock split in connection with the Asset Purchase Agreement with IDTEC), (d) redemption rights such that we have the right, upon 30 days written notice, at any time after one year from the date of issuance, to redeem all or part of the Series A-1 Convertible Preferred Stock for 150% of the original issuance price, (e) no call rights by the Company, and (f) each share of Series A-1 Convertible Preferred Stock will vote on an “as converted” basis.

On December 9, 2019, the Company’s Board of Directors created a class of preferred stock designated as 8% Series A-1 Convertible Preferred Stock comprising of 2,000,000 shares. During 2020, the authorized shares were increased to 2,700,000 shares.  The rights and preferences of the 8% Series A-1 Convertible Preferred Stock are as follows: (a) dividend rights of 8% per annum based on the original issuance price of $1 per share, (b) liquidation preference over the Company’s common stock, (c) conversion rights into shares of the Company’s common stock at $3 per share (not to be affected by any reverse stock split in connection with the Asset Purchase Agreement with IDTEC), (d) redemption rights such that we have the right, upon 30 days written notice, at any time after one year from the date of issuance, to redeem all or part of the Series A-1 Convertible Preferred Stock for 150% of the original issuance price, (e) no call rights by the Company, and (f) each share of Series A-1 Convertible Preferred Stock will vote on an “as converted” basis.

F-24

On December 12, 2019, the Company entered into a Series A-1 Preferred Stock Purchase Agreement (the “SPA”) with SOBR SAFE, LLC (“SOBR SAFE”), a Delaware limited liability company and an entity controlled by a beneficial owner of the Company, under which SOBR SAFE agreed to acquire 333,333 shares of our Series A-1 Convertible Preferred Stock in exchange for $1,000,000 (the “Purchase Price”). The Company received the Purchase Price on December 12, 2019.

On May 7, 2020, the Company amended a Convertible Preferred Stock Investment Agreement granting the exclusive right to SOBR SAFE to purchase up to 900,000 shares.

On July 2, 2020, the Company executed Amendment No. 2 to the Stock Investment Agreement which provides that the full amount of each dividend due on a dividend payment date, even if not declared, shall be paid to any holder regardless of the date on which the holder acquired the stock.

On December 7, 2020, we sent a Notice of Automatic Conversion and Calculation of Dividend Shares to SOBR SAFE notifying them that under the terms governing the shares of Series A-1 Convertible Preferred Stock the 900,000 shares of Series A-1 Convertible Preferred Stock owned by SOBR SAFE automatically converted into 900,000 shares of our common stock.  In addition, as a result of the conversion of the Series A-1 Convertible Preferred Stock we owed SOBR SAFE accrued dividends totaling $107,880, which we could pay in cash or in shares of our common stock based on the price of common stock on the applicable dividend dates.  Our management and Board of Directors elected to pay SOBR SAFE the accrued dividends in shares of our common stock.

NOTE 14.  STOCK SUBSCRIPTIONS PAYABLE

The Company has no common stock subscriptions payable at December 31, 2021. The Company had stock subscriptions payable of $253,685 payable with 49,196 of its common shares of which $111,024 was payable to related parties with 20,029 of its common shares as of December 31, 2020.  These amounts were settled in 2021.

NOTE 15.  STOCK WARRANTS, STOCK OPTIONS AND RESTRICTED STOCK UNITS

The Company accounts for share-based compensation stock options and restricted stock units, and non-employee stock warrants under ASC 718, whereby costs are recorded based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable, utilizing the Black-Scholes pricing model for stock options and warrants, and the closing price of our common stock on the grant date for restricted stock units. Unless otherwise provided for, the Company covers equity instrument exercises by issuing new shares.

Stock Warrants

On August 8, 2019, the Company entered into an 8% Series A-1 Convertible Preferred Stock Investment agreement with First Capital Ventures, LLC (“FCV”), an entity controlled by a beneficial owner of the Company. FCV set up a special purpose vehicle (“SPV”) or SOBR SAFE, LLC, an entity controlled by a beneficial owner of the Company, that purchased 1,000,000 of the 8% Series A-1 Convertible Preferred Shares at $1.00 per share on December 12, 2019. Upon purchase, the Company issued the SPV through FCV a three-year warrant to purchase 48,106 shares of the Company’s common stock at an exercise price of $3.118125 per share. The number of warrants outstanding to the SPV through FCV at December 31, 2021 and December 31, 2020 are 48,106 and 48,106, respectively.

On May 4, 2020, the Company entered into an agreement with a vendor to provide investor relations services.  Under the terms of the agreement, the Company issued warrants to purchase up to 40,000 shares of our common stock at an exercise price of $6.00 per share. The warrants expire five years after the date of issuance. Approximately $220,000 of expense was recognized for the warrants issued for the services provide by the vendor.  In 2021, the vendor agreed to forfeit the warrants back to the Company.

F-25

On June 5, 2020, upon closing of the Transaction, the Company entered into a Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement under which we issued warrants to IDTEC to purchase up to 106,667 shares of our common stock (post-split) at an exercise price of $1.50 per share. The warrants expire five years after the date of issuance, (see Note 3).  The number of warrants outstanding at December 31, 2021 and December 31, 2020 are 47,687 and 106,667, respectively.

During March, April and May 2021, the Company issued through the Offering convertible notes payable with warrants, (see Note 10), to purchase up to 334,167 shares of our common stock at an exercise price of $9 per share. The warrants expire two years after the date of issuance.

On September 28, 2021, the Closing Date, the Company issued through the sale of the Debenture (see Note 9), warrants to purchase up to 406,504 shares of our common stock at an exercise price of $6 per share. The warrants expire five years after the date of issuance.

The total outstanding balance of all non-employee stock warrants in the Company is 836,464 and 194,772 at December 31, 2021 and December 31 2020, respectively. There were 740,671 non-employee detached free-standing stock warrants granted during the year ended December 31, 2021 and 146,667 non-employee detached free-standing stock warrants granted during the year ended December 31, 2020. The fair value of these non-employee stock warrants granted during the years ended December 31, 2021 and 2020 totaled $1,939,756 and $915,124, respectively, and were determined using the Black-Scholes option pricing model based on the following assumptions:

	December 31, 2021	December 31, 2020
Exercise Price	$9.00-$6.00	$1.50-$6.00
Dividend Yield	0%	0%
Volatility	120%-158%	153% - 154%
Risk-free Interest Rate	0.14%- 0.98%	0.19% – 0.29%
Life of Warrants	2-5 Years	5 Years

The following table summarizes the changes in the Company’s outstanding warrants during the years ended December 31, 2020 and 2021:

	Warrants Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2019	199,471	$0.39912 -3.118125	3.97 Years	$1.0776	$1,276,870
Warrants Granted	146,667	$1.50 - 6.00	4.41 Years	$2.7273	$898,000
Warrants Exercised	(151,366)	$0.39912 - 0.45897		$0.4353
Warrants Expired	-
Balance at December 31, 2020	194,772	$1.50 – 6.00	3.80 Years	$2.8239	$1,173,737

F-26

	Warrants Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2020	194,772	$1.50 – 6.00	3.80 Years	$2.8239	$1,173,737
Warrants Granted	740,671	$9.00-6.00	3.15 Years	$7.3500	$1,152,852
Warrants Exercised	(58,979)	$1.50		$1.5000
Warrants Expired/Forfeited	(40,000)	$6.00		$6.0000
Balance at December 31, 2021	836,464	$1.50 – 9.00	3.04 Years	$6.7800	$1,784,838

Share-Based Compensation

On October 24, 2019, the Company’s 2019 Equity Incentive Plan (the “Plan”) went effective authorizing 1,282,823 shares of Company common stock for issuance as stock options and restricted stock units (“RSUs”) to employees, directors or consultants. The Plan was approved by the Company’s Board of Directors and the holders of a majority of the Company’s voting stock on September 9, 2019. The plan’s number of authorized shares is 1,282,823.  In January 2022, the stockholders ratified a further authorization of shares of common stock for a total of 1,733,333 shares subject to the Plan.

The Company generally recognizes share-based compensation expense on the grant date and over the period of vesting or period that services will be provided.

Stock Options

As of December 31, 2021 and December 31, 2020, the Company has granted Plan stock options to acquire 1,036,587 and 840,641 shares of common stock, respectively. As of December 31, 2021, the Plan has 618,840 vested shares and 417,747 non-vested shares. As of December 31, 2020, the Plan had 400,723 vested shares and 439,918 non-vested shares.   The stock options are held by our officers, directors, employees, and certain key consultants.

During 2021, under the Plan, the Company granted stock options to acquire 386,667 shares of its common stock at exercise prices ranging from $8.31 to $10.74.  The weighted average fair value of the options granted was approximately $3,074,000.  The stock options vest monthly and quarterly over 6 months to 3-year terms.  A total of 42,227 stock options were vested as of December 31, 2021.  None of the vested stock options have been exercised and no shares have been issued as December 31, 2021.

For the years ended December 31, 2021 and 2020, the Company recorded in general and administrative expense $723,261 and $239,478, respectively, of share-based compensation related to the stock options. The unrecognized compensation expense as of December 31, 2021 was approximately $2,200,000 for non-vested share-based awards to be recognized over periods of approximately five months to three years.

F-27

In applying the Black-Scholes options pricing model, assumptions used to compute the fair value of the stock options granted during the year ended December 31, 2021 and 2020 were as follows:

	December 31, 2021	December 31, 2020
Exercise Price	$8.31-10.74	$4.9350-9.90
Dividend Yield	0%	0%
Expected Volatility	138%-198%	162%-181%
Risk-free Interest Rate	0.10%-0.79%	0.19%-0.43%
Expected Life	2.7- 6.2 years	1-2.7 years

The following table summarizes the changes in the Company’s outstanding stock options during the years ended December 31, 2020 and 2021:

	Options Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2019	793,747	$0.7902 – 3.1170	9.00 Years	$0.8283	$5,238,080
Granted	23,965	$4.95-9.90	2.39 Years	$6.4500	$57,815
Exercised	(15,302)	$3.117
Cancelled/Expired/Forfeited	-	-
Balance at December 31, 2020	802,409	$0.792 – 9.90	7.86 Years	$1.0077	$6,292,844

	Options Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2020	802,409	$0.792 – 9.90	7.86 Years	$1.0077	$6,292,844
Granted	386,667	$8.31 – 10.74	3.87 Years	$9.6900	$(301,815)
Exercised	(24,369)	$0.79		$0.7902
Cancelled/Expired/Forfeited	(111,351)	$0.7902-9.87		$8.5800
Balance at December 31, 2021	1,053,356	$0.7903 – 10.74	6.21 Years	$3.3900	$5,804,517

Exercisable at December 31, 2020	417,491	$0.7902 – 9.90	7.4 Years	$0.9495	$3,299,006
Exercisable at December 31, 2021	635,609	$0.7903 – 10.74	6.7 Years	$1.5861	$4,655,089

F-28

Restricted Stock Units

The Plan provides for the grant of RSUs.  RSUs are settled in shares of the Company’s common stock as the RSUs become vested.  On January 12, 2022, 16,667 shares of the Company’s common stock was issued for the RSUs vested during 2021.  In October and November 2020, the Company granted 55,000 service-based RSUs to a director vesting the earlier of the expiration of any lock-up period that includes the securities of the Company owned by the Plan participant after the up lift of the Company to a national exchange or January 1, 2023.  In November 2020, the Company granted 16,667 performance based RSUs to a consultant vesting over a period of one year.  In May 2021, the Company granted 3,333 service based RSUs to an executive officer.  In September 2021, the Company granted 41,919 service based RSUs to executive officers and 50,000 service based RSUs to its legal counsel.  In October 2021, the Company granted 16,667 service based RSUs to an executive officer. All RSUs granted in 2021 vest the earlier of the expiration of any lock-up period that includes the securities of the Company owned by the Plan participant after the up list of the Company to a national exchange or January 1, 2023.

The following table summarizes RSU activity under the Plan for the years ended December 31, 2020 and 2021:

	RSUs	Weighted Average Grant Date Fair Value Per Share	Weighted Average Vesting Period
Unvested at December 31, 2019	-	$-	-
Granted	71,667	$8.76	1.69 Years
Unvested at December 31, 2020	71,667	$8.76	1.54 Years
Granted	78,585	$8.52	1.35 Years
Vested	(16,667)	$8.97
Unvested at December 31, 2021	133,585	$8.58	1.00 Years

For the years ended December 31, 2021 and 2020, the Company recorded in stock-based compensation expense $364,057 and none, respectively, of RSU based compensation.  The fair value of RSUs granted during the years ended December 31, 2021 and 2020 was $669,750 and $626,800, respectively.  As of December 31, 2021, total estimated compensation costs of RSUs granted and outstanding but not yet vested was $932,493 which is expected to be recognized over 1 year.

Executive Officers Stock Options and RSUs

The Company has 832,482 outstanding executive officers stock options exercisable at $0.79023 to $10.14 per share with a weighted average remaining contractual life of 6.9 years as of December 31, 2021 and 689,517 outstanding executive stock options exercisable at $0.79023 per share with a weighted average remaining contractual life of 8.7 years as of December 31, 2020. The Company has 61,919 unvested RSUs granted to executive officers with a remaining weighted average vesting period of 1 year as of December 31, 2021.  There were no unvested RSUs granted to executive officers as of December 31, 2020.

On October 25, 2019, the Company granted Charles Bennington, one of the Company’s former executive officers, options to acquire 8,018 shares of the Company’s common stock under the Plan. The stock options have an exercise price of $0.7905 and vest quarterly over a one-year period commencing January 1, 2020. The stock options have a five-year term. A total of 8,018 vested options were exercised in 2021 and shares have been issued as of December 31, 2021.

F-29

On October 25, 2019, the Company granted Nick Noceti, the Company’s former Chief Financial Officer, options to acquire 8,018 shares of the Company’s common stock under the Plan. The stock options have an exercise price of $0.7905 and vest quarterly over a two-year period commencing January 1, 2020. The stock options have a five-year term. On termination of services in June of 2020 the vesting period ceased and the period to exercise the vested options expired in 2021 without the vested options being exercised.  The options to acquire 8,018 shares were forfeited and cancelled in 2021.

On October 25, 2019, the Company entered into an Employment Agreement with Kevin Moore to serve as the Company’s Chief Executive Officer which was amended when he resigned from that position in October 2021. Under the terms of the agreement, the Company granted Kevin Moore stock options under the Plan to acquire 352,776 shares of its common stock at an exercise price of $0.7905. The stock options vest in 36 equal monthly installments of 9,799 shares during the term of his Employment Agreement. A total of 254,783 and 137,191 stock options were vested as of December 31, 2021 and December 31, 2020, respectively. None of the vested stock options have been exercised and no shares have been issued as of December 31, 2021 or December 31, 2020. In September 2021, 20,959 RSUs were granted under the Plan for executive services bonus.  The RSUs per share weighted average fair value at grant date was $8.85 with a weighted average vesting period of 1 year as of December 31, 2021. The RSUs vest the earlier of the expiration of any lock-up period that includes the securities of the Company owned by the Plan participant after the up lift of the Company to a national exchange or January 1, 2023.

On October 25, 2019, the Company entered into an Employment Agreement with David Gandini to serve as the Company’s Chief Revenue Officer and subsequently as the Company’s Chief Executive Office effective October 2021. Under the terms of the agreement, the Company granted David Gandini stock options under its 2019 Equity Compensation Plan to acquire 240,529 shares of its common stock at an exercise price of $0.7905. The stock options vest in 36 equal monthly installments of 6,681 shares during the three-year term of his Employment Agreement. David Gandini was also granted an aggregate of 80,176 additional option shares (the “Pre-Vesting Option Shares”) to vest as follows: (i) 66,813 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019 to vest on November 1, 2019; and (ii) the remaining 13,363 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten-year term.  A total of 253,892 and 173,715 stock options were vested as of December 31, 2021 and December 31, 2020, respectively. None of the vested stock options have been exercised and no shares have been issued as of December 31, 2021 or December 31, 2020. In September 2021, 20,959 RSUs were granted under the Plan for executive services bonus.  The RSUs per share weighted average fair value at grant date was $8.85 with a weighted average vesting period of 1 year as of December 31, 2021. The RSUs vest the earlier of the expiration of any lock-up period that includes the securities of the Company owned by the Plan participant after the up lift of the Company to a national exchange or January 1, 2023.

On August 17, 2021, the Company entered into an Employment Agreement with Scott Bennett to serve as the Company’s Executive Vice President of Business Operations beginning on October 18, 2021.  Under the terms of the agreement, the Company granted Scott Bennett under the Plan stock options to acquire 33,333 shares of our common stock at an exercise price of $9.21 per share and 16,667 RSUs.  The stock options vest in equal quarterly installments over a two-year period during the term of his Employment Agreement.  The RSUs per share weighted average fair value at grant date was $8.40. Prior to his hiring as an executive officer, under a prior employment agreement with the Company he was granted in May 2021 under the Plan stock options to acquire 33,333 shares of our common stock at an exercise price of $10.14 and 3,333 RSUs pursuant to a prior consulting arrangement with the Company.  The stock options vest in equal monthly installments over a three-year period. The RSUs per share weighted average fair value at grant date was $10.14. A total of 12,500 stock options were vested as of December 31, 2021. None of the vested stock options have been exercised and no shares have been issued as of December 31, 2021. The RSUs weighted average vesting period is 1 year as of December 31, 2021. The RSUs vest the earlier of the expiration of any lock-up period that includes the securities of the Company owned by the Plan participant after the up lift of the Company to a national exchange or January 1, 2023.

On October 18, 2021, the Company entered into an Employment Agreement with Michael Watson to serve as the Company’s Executive Vice President of Sales and Marketing and Revenue Officer.  Under the terms of the agreement, the Company granted Michael Watson under the Plan stock options to acquire 83,333 shares of our common stock at an exercise price of $9.21 per share. The stock options vest in equal quarterly installments over a two-year period during the term of his Employment Agreement. A total of 10,417 stock options were vested as of December 31, 2021. None of the vested stock options have been exercised and no shares have been issued as of December 31, 2021.

F-30

NOTE 16. COMMITMENTS AND CONTINGENCIES

Operating Leases

On October 15, 2019, the Company entered into a short-term lease agreement that is between $2,800 - $2,900 per month and ended on October 31, 2020. The lease was renewed for another twelve months under the same general terms and conditions.  The lease was subsequently canceled to accommodate additional space, and a new lease was executed February 26, 2021, effective for a 12-month term beginning March 1, 2021.  The lease requires monthly base rent payments of $6,000 and the issuance of 5,333 shares of the Company’s common stock.  The value of the common stock of $49,600 is amortized to rent expense on a monthly basis over the lease term.  The Company also leases  office space for approximately $5,000 per month on a short-term (month to month) basis through a related party that terminates at any time. Rent expense under office leases, including CAM charges, was $158,096 and $63,978 for the years ended December 31, 2021 and 2020, respectively.

Legal Proceedings

On December 6, 2006, Orange County Valet and Security Patrol, Inc. filed a lawsuit against us in Orange County California State Superior Court for Breach of Contract in the amount of $11,164. A default judgment was taken against us in this matter. In mid-2013, we learned the Plaintiff’s perfected the judgment against us, but we have not heard from the Plaintiffs as of December 2021.  As of December 31, 2021, the Company has accrued $11,164 plus accrued interest of approximately $18,000.  In the event we pay any money related to this lawsuit, IDTEC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amount for us in exchange for shares of our common stock.

We had one outstanding judgment against us involving a past employee of the Company. The matter was under the purview of the State of California, Franchise Tax Board, Industrial Health and Safety Collections. We owed  $28,786 plus accrued interest of approximately $53,000, which had been accrued as of December 31, 2020, to our ex-employee for unpaid wages under these Orders.  On March 8, 2021, we received an Acknowledgement of Satisfaction of Judgement-Full by the California Court that the judgement has been settled with a payment of approximately $85,000 including accrued interest through settlement date and legal fees of approximately $3,000.  IDTEC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amounts for us in exchange for shares of our common stock.

NOTE 17. INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

For the years ended December 31, 2021 and 2020, the Company incurred net losses and therefore has no tax liability. The Company began operations in 2007 and has net operating loss carry-forwards of approximately $18,300,000 that will be carried forward and can be used through the year 2040 and beyond to offset future taxable income. In the future, the cumulative net operating loss carry forward for income tax purposes may differ from the cumulative financial statement loss due to timing differences between financial and tax reporting.

At December 31, 2021 and 2020, the Company has net operating loss carry forwards of approximately $18,300,000 and $13,300,000, respectively, that may be offset against future taxable income, if any. These carry-forwards are subject to review by the Internal Revenue Service. As of December 31, 2021 and 2020, the deferred tax asset of approximately $4,129,000 and $2,830,000, respectively, created by the net operating losses has been offset by a 100% valuation allowance because the likelihood of realization of the tax benefit cannot be determined. The change in the valuation allowance in 2021 and 2020 was approximately $1,299,000 and $998,000, respectively.

F-31

There is no current or deferred tax expense for the years ended December 31, 2021 and 2020. The Company has not filed its tax returns for the years ended 2012 through 2021; however, management believes there are no taxes due as of December 31, 2021 and 2020.

The Company includes interest and penalties arising from the underpayment of income taxes in general and administrative expense in the consolidated statements of operations.

The provision for Federal income tax consists of the following for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Income tax benefit attributable to:
Net loss	$(7,870,378)	$(29,982,222)
Permanent differences	2,924,431	1,830,697
Valuation allowance	4,945,947	28,151,525
Net provision for income tax	$-	$-

The cumulative tax effect at the expected federal tax rate of 21% of significant items comprising our net deferred tax amount is as follows on December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Deferred tax asset attributable to:
Net operating loss carry forward	$3,212,000	$2,163,000
Valuation allowance	(3,212,000)	(2,163,000)
Net deferred tax asset	$-	$-

The cumulative tax effect at the expected state tax rate of 5% of significant items comprising our net deferred tax amount is as follows on December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Deferred tax asset attributable to:
Net operating loss carry forward	$917,000	$667,000
Valuation allowance	(917,000)	(667,000)
Net deferred tax asset	$-	$-

F-32

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $18,300,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be further limited to use in future years.

The Company has identified the United States Federal tax returns as its “major” tax jurisdiction. The United States Federal tax return years 2012 – 2021 are still subject to tax examination by the United States Internal Revenue Service; however, we do not currently have any ongoing tax examinations.

NOTE 18. SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition and disclosure through March 11, 2022, which is the date the consolidated financial statements were available to be issued.

Effective January 1, 2022, the Company entered into an Executive Employment Agreement with Jerry Wenzel to serve as our Chief Financial Officer. Under the terms of his Employment Agreement, Mr. Wenzel will perform services that are customary and usual for a chief financial officer, in exchange for: (i) an annual base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire 66,667 shares of our common stock, at an exercise price of $7.755, which is equal to 110% of the fair market value of our common stock on January 10, 2022 (the date the options were eligible to be issued under Mr. Wenzel’s Employment Agreement), with the stock options to vest in 8 equal quarterly installments of 8,333 shares during the two-year term of the Employment Agreement, with a ten year term, and (iii) 16,667 RSUs under our 2019 Equity Incentive Plan, which vest the earlier of the expiration of any lock-up period that includes the securities of the Company owned by the Plan participant after the up lift of the Company to a national exchange or January 1, 2023.

On January 7, 2022, our stockholders approved an amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio between of 1-for-2 and 1-for-3 in connection with our planned listing on Nasdaq.  On March 4, 2022 the Board of Directors approved the reverse split ratio of 1-for-3 with the anticipated effective date of the reverse split on or about March 28, 2022 (see Note 19), Also on January 7, 2022, our stockholders also approved an amendment to our 2019 Equity Incentive Plan to increase the shares authorized to be issued under the Plan from 1,282,823 shares to 1,733,333 shares.

On January 12, 2022 the Company issued 16,667 shares of its common stock for RSUs vested (see Note 15) during 2021.

On January 18 and 21, 2022 the Company entered into consulting agreements to provide strategic advisory and digital marketing services.  In addition to the cash payment requirements for services provided, the agreements include the issuance of 175,000 and 98,000 shares of common stock, respectively, on a post reverse split basis within 15 days of our stock being listed on Nasdaq.

On March 1, 2022 the Board of Directors approved the designation of 3,000,000 shares of the Company’s Preferred Stock as “Series B Convertible Preferred Stock”.  The Series B Convertible Preferred Stock shares are to be issued in exchange for 333,333 shares of the Company’s common stock held by the Company’s CEO David Gandini and 666,667 shares of the Company’s common stock held by IDTEC SPV, LLC, an entity controlled by a beneficial owner of the Company.  The Company entered into the Share Exchange Agreements to provide certain changes to its capital structure in connection with the planned underwriting offering and potential listing on Nasdaq.   The rights and preferences of the Series B Convertible Preferred Stock are as follows: (a) dividends shall not be mandatory or cumulative, (b) liquidation preference over the Company’s common stock, (c) each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder, beginning on the date that is six months from the date the Holder acquired the shares of Series B Convertible Preferred Stock, and without the payment of additional consideration by the holder , into one share of common stock, (d) no redemption rights by the Company, (e) no call rights by the Company, and (f) each share of Series B Convertible Preferred Stock will vote on an “as converted” basis.

On March 3, 2022 the Company authorized the issuance of 7,917 shares of common stock under the terms of a $47,500 convertible note payable (see Note 10) issued March 6, 2020 with interest at 5%, due March 6, 2022 and convertible at $6 per share.

NOTE 19. REVERSE STOCK SPLIT

The 1-for-3 reverse stock split (see note 18) went effective with the State of Delaware, FINRA and OTC Markets on April 28, 2022.  All share and per share amounts have been adjusted in these consolidated financial statements to reflect the effect of the reverse stock split.

F-33

SOBR SAFE, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,		December 31,
	2022		2021
ASSETS	(Unaudited)		(Audited)

Current assets
Cash	$3,751,391		$882,268
Accounts receivable	1,250		-
Inventory	172,310		39,461
Prepaid expenses	1,275,094		12,553
Total current assets	5,200,045		934,282

SOBR Safe Intellectual Technology, net of accumulated amortization of $803,050 and $610,318 at June 30, 2022 and December 31, 2021, respectively	3,051,625		3,244,357

Other assets	33,727		30,576
Total Assets	$8,285,397		$4,209,215

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$275,040		$270,150
Accrued expenses	366,384		463,900
Accrued interest payable	365,561		252,110
Related party payables	21,907		82,883
Derivative liability	-		1,040,000
Convertible debenture payable
* Includes unamortized debt discount related to warrants, beneficial conversion feature and embedded conversion feature of none and $1,291,882 at June 30, 2022 and December 31, 2021, respectively	-	*	1,756,899	*
Current portion notes payable - related parties
* Includes unamortized debt discount related to warrants and beneficial conversion features of $397,603 and none at June 30, 2022 and December 31, 2021, respectively	614,207	*	11,810	*
Current portion notes payable - non-related parties
* Includes unamortized debt discount related to warrants and beneficial conversion features of $400,160 and none at June 30, 2022 and December 31, 2021, respectively	881,029	*	104,183	*
Total current liabilities	2,524,128		3,981,935

Notes payable -related parties-less current portion
* Includes unamortized debt discount related to warrants and beneficial conversion features of none and $645,547 at June 30, 2022 and December 31, 2021, respectively	-	*	354,453	*
Notes payable -non-related parties-less current portion
* Includes unamortized debt discount related to warrants and beneficial conversion features of none and $648,580 at June 30, 2022 and December 31, 2021, respectively	-	*	356,420	*

Total Liabilities	2,524,128		4,692,808
Stockholders' Equity (Deficit)
Preferred stock, $0.00001 par value; 16,300,000 and19,300,000 shares authorized at June 30, 2022 and December 31, 2021, respectively, no shares issued or outstanding at June 30, 2022 and December 31, 2021	-		-
Series A Convertible Preferred stock, $0.00001 par value; 3,000,000 shares authorized, no shares issued or outstanding at June 30, 2022 and December 31, 2021	-		-
Series A-1 Convertible Preferred stock, $0.00001 par value; 2,700,000 shares authorized, no shares issued or outstanding as of June 30, 2022 and December 31, 2021	-		-
Series B Convertible Preferred stock, 3,000,000 shares authorized, 3,000,000 shares issued and outstanding at June 30, 2022 and none at December 31, 2021, respectively	30		-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 10,973,759 and 8,778,555 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	110		88
Additional paid-in capital	69,044,321		57,041,447
Accumulated deficit	(63,229,547)		(57,471,492)
Total SOBR Safe, Inc. stockholders' equity (deficit)	5,814,914		(429,957)
Noncontrolling interest	(53,645)		(53,636)

Total Stockholders' Equity (Deficit)	5,761,269		(483,593)

Total Liabilities and Stockholders' Equity (Deficit)	$8,285,397		$4,209,215

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-34

SOBR SAFE, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$1,500	$-	$3,000	$-
Cost of Goods Sold	-	-	1,100	-
Gross Profit	1,500	-	1,900	-

Operating expenses:
General and administrative	878,861	831,781	3,148,035	1,608,642
Stock-based compensation expense	308,823	168,375	751,607	187,065
Research and development	485,184	314,532	532,644	485,995
Total operating expenses	1,672,868	1,314,688	4,432,286	2,281,702

Loss from operations	(1,671,368)	(1,314,688)	(4,430,386)	(2,281,702)

Other income (expense):
Other income (expense), net	216,402	-	216,429	-
Gain on debt extinguishment, net	1,109,105	-	245,105	-
Gain on fair value adjustment – derivatives, net	1,380,000	-	1,040,000	-
Interest expense	(1,111,671)	(146,028)	(2,138,142)	(171,906)
Amortization of interest - beneficial conversion feature	(110,849)	(82,001)	(691,071)	(91,543)
Total other income (expense), net	1,482,987	(228,029)	(1,327,679)	(263,449)

Loss before provision for income taxes	(188,381)	(1,542,717)	(5,758,065)	(2,545,151)

Provision for income tax	-	-	-	-

Net loss	(188,381)	(1,542,717)	(5,758,065)	(2,545,151)
Net loss attributable to noncontrolling interest	5	4	9	98
Net loss attributable to SOBR Safe, Inc.	$(188,376)	$(1,542,713)	$(5,758,056)	$(2,545,053)

Basic and diluted loss per common share	$(0.02)	$(0.18)	$(0.66)	$(0.29)

Weighted average number of common shares outstanding	8,998,031	8,659,463	8,776,000	8,656,801

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-35

SOBR SAFE, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) (Unaudited)

	Common Stock		Preferred Stock
	Shares	Amount ($0.00001 Par)	Shares	Amount ($0.00001 Par)	Additional Paid-in Capital	Accumulated Deficit	Stockholders' Equity (Deficit) SOBR Safe, Inc.	Noncontrolling Interest	Total Stockholders’ Equity (Deficit)
Balances at January 1, 2021	8,640,678	$86	-	$-	$52,694,148	$(49,601,220)	$3,093,014	$(53,530)	$3,039,484
Common stock issued to settle dividends - Series A-1 Convertible Preferred stock	14,390	-	-	-	107,880	-	107,880	-	107,880
Paid-in capital - fair value of stock options and restricted stock units vested	-	-	-	-	105,013	-	105,013	-	105,013
Paid-in capital - relative fair value of stock warrants granted	-	-	-	-	619,381	-	619,381	-	619,381
Paid-in capital - beneficial conversion feature	-	-	-	-	480,619	-	480,619	-	480,619
Net loss	-	-	-	-	-	(1,002,340)	(1,002,340)	(94)	(1,002,434)
Balances at March 31, 2021	8,655,068	$86	-	$-	$54,007,041	$(50,603,560)	$3,403,567	$(53,624)	$3,349,943
Common stock issued for facility lease	5,333	-	-	-	49,600	-	49,600	-	49,600
Paid-in capital - fair value of stock options and RSU vested	-	-	-	-	138,010	-	138,010	-	138,010
Paid-in capital - relative fair value of stock warrants granted	-	-	-	-	473,327	-	473,327	-	473,327
Paid-in capital - beneficial conversion feature	-	-	-	-	428,595	-	428,595	-	428,595
Net loss	-	-	-	-	-	(1,542,713)	(1,542,713)	(4)	(1,542,717)
Balances at June 30, 2021	8,660,401	$86	-	$-	$55,096,573	$(52,146,273)	$2,950,386	$(53,628))	$2,896,758

	Common Stock	Preferred Stock
	Shares	Amount ($0.00001 Par)	Shares	Amount ($0.00001 Par)	Additional Paid-in Capital	Accumulated Deficit	Stockholders' Equity (Deficit) SOBR Safe, Inc.	Noncontrolling Interest	Total Stockholders’ Equity (Deficit)
Balances at January 1, 2022	8,779,567	$88	-	$-	$57,041,447	$(57,471,492)	$(429,957)	$(53,636)	$(483,593)
Common stock issued for restricted stock units vested	16,667	-	-	-	-	-	-	-	-
Common stock issued for convertible debt	7,917	-	-	-	47,500	-	47,500	-	47,500
Common stock exchange for convertible preferred stock	(1,000,000)	(10)	3,000,000	30	(20)	-	-	-	-
Paid-in capital - fair value of stock options and restricted stock units vested	-	-	-	-	934,225	-	934,225	-	934,225
Paid-in capital - relative fair value of stock warrants granted	-	-	-	-	864,000	-	864,000	-	864,000
Net loss	-	-	-	-	-	(5,569,679)	(5,569,679)	(4)	(5,569,683)
Balances at March 31, 2022	7,803,109	$78	3,000,000	$30	$58,887,152	$(63,041,171)	$(4,153,911)	$(53,640))	$(4,207,551)
Common stock and warrants issued in equity offering, net of issuance costs	2,352,942	24	-	-	8,694,339	-	8,694,363	-	8,694,363
Additional common stock issued upon reverse stock split	1,012	-	-	-	-	-	-	-	-
Common stock issued for professional services	800,000	8	-	-	718,992	-	719,000	-	719,000
Common Stock issued for restricted stock units vested	16,666	-	-	-	-	-	-	-	-
Paid-in capital - fair value of stock options and restricted stock units vested	-	-	-	-	761,437	-	761,437	-	761,437
Net loss	-	-	-	-	-	(188,376)	(188,376)	(5)	(188,381)
Balances at June 30, 2022	10,973,759	$110	3,000,000	$30	$69,044,321	$(63,229,547)	$5,814,914	$(53,645)	$5,761,269

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-36

SOBR SAFE, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Six Months Ended
	June 30,
	2022	2021
	(Unaudited)	(Unaudited)
Operating Activities:
Net loss	$(5,758,065)	$(2,545,151)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	192,732	192,732
Amortization of interest - conversion features	709,121	91,543
Amortization of interest	423,782	111,655
Gain on extinguishment of debt	(245,105)	-
Change in fair value of derivative liability	(1,040,000)	-
Stock warrants expense	655,346	-
Stock options expense	926,456	140,726
Stock-based compensation expense	751,607	187,065
Changes in assets and liabilities:
Accounts Receivable	(1,250)	-
Inventory	(132,849)	-
Prepaid expenses	(243,952)	13,517
Other assets	(3,151)	-
Accounts payable	(20,109)	114,809
Accrued expenses	1,011,586	(13,344)
Accrued interest payable	113,451	(217)
Related party payables	(66,976)	(10,120)
Stock subscriptions payable	-	88,469

Net cash used in operating activities	(2,721,376)	(1,628,316)

Financing Activities:
Proceeds from public equity offering	10,004,245	-
Cost of public equity offering	(1,309,882)	-
Repayments of convertible debenture payable	(3,048,781)	-
Proceeds from notes payable - related parties	-	1,030,000
Repayments of notes payable - related parties	-	(30,000)
Proceeds from notes payable - non-related parties	-	1,005,000
Repayments of notes payable - non-related parties	(55,083)	-
Net cash provided by financing activities	5,590,499	2,005,000

Net Change In Cash	2,869,123	376,684

Cash At The Beginning Of The Period	882,268	232,842

Cash At The End Of The Period	$3,751,391	$609,526

Schedule Of Non-Cash Investing And Financing Activities:
Derecognition of convertible debenture	$3,048,781	$-
Reacquisition value of convertible debenture	$(3,912,781)	$-
Fair value of shares issued for services	$(719,000)	$-
Financing of insurance	$(274,589)	$-
Non-related party debt converted to capital	$47,500	$-
Reclassification of common shares from reverse stock split	$155	$-
Reclassification of elective shareholder conversion of common shares to preferred shares	$30	$-
Relative fair value of stock warrants granted	$-	$1,092,708
Intrinsic value-beneficial conversion feature	$-	$909,214
Issuance of common stock for prior year accrued dividends	$-	$107,880
Issuance of common stock for rent	$-	$49,600

Supplemental Disclosure:
Cash paid for interest	$10,379	$62,491
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-37

SOBR SAFE, Inc.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SOBR Safe, Inc. (“SOBR Safe”), formerly TransBiotec, Inc., was incorporated as Imagine Media LTD. in August 2007 in the State of Delaware. A corporation also named TransBiotec, Inc. (“TransBiotec – CA”) was formed in the state of California July 4, 2004. Effective September 19, 2011, TransBiotec was acquired by TransBiotec - CA in a transaction classified as a reverse acquisition as the shareholders of TransBiotec - CA retained the majority of the outstanding common stock of TransBiotec after the share exchange. The consolidated financial statements represent the activity of TransBiotec - CA from July 4, 2004 forward, and the consolidated activity of SOBR Safe and TransBiotec - CA from September 19, 2011 forward. SOBR Safe and TransBiotec - CA are hereinafter referred to collectively as the “Company” or “We”. The Company has developed and began selling a non-invasive alcohol sensing device in 2022.

On January 7, 2022, our stockholders approved an amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio between of 1-for-2 and 1-for-3 in connection with our planned listing on Nasdaq.  On March 4, 2022 the Board of Directors approved the reverse split ratio of 1-for-3 with the anticipated effective date of the reverse split on or about March 28, 2022.  The 1-for-3 reverse stock split went effective with the State of Delaware, FINRA and OTC Markets on April 28, 2022.  All share and per share amounts have been adjusted in these condensed consolidated financial statements to reflect the effect of the reverse stock split.

Also on January 7, 2022, our stockholders also approved an amendment to our 2019 Equity Incentive Plan to increase the shares authorized to be issued under the Plan from 1,282,823 shares to 1,733,333 shares.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). These unaudited condensed consolidated financial statements and the notes thereto should be read in conjunction with the Company’s audited consolidated financial statements and related notes for the year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2022.

In management’s opinion, the unaudited condensed consolidated financial statements reflect all adjustments (including reclassifications and normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2022 and December 31, 2021, the results of operations for the three and six-month periods ended June 30, 2022 and 2021, and statement of cash flows for the six-month period ended June 30, 2022 and 2021.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its majority owned subsidiary, TransBiotec-CA. We have eliminated all intercompany transactions and balances between entities consolidated in these unaudited condensed financial statements.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, such estimates were made by the Company for the recoverability and useful lives of long-lived assets, the intellectual technology, the valuation of the derivative liabilities, beneficial conversion feature expenses, stock-based compensation and the valuation allowance related to deferred tax assets. Actual results could differ from those estimates.

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Financial Instruments

Pursuant to Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets: quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, accrued expenses, accrued interest payable, related party payables, notes payable, convertible debentures, and other liabilities. Pursuant to ASC 820 and 825, the fair value of our derivative liabilities is determined based on “Level 3” inputs. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that are measured on a recurring basis and recognized at fair value as of June 30, 2022 and December 31, 2021:

June 30, 2022	Level 1	Level 2	Level 3
Derivative liabilities	$-	$-	$-

December 31, 2021	Level 1	Level 2	Level 3
Derivative liabilities	$-	$-	$1,040,000

Cash

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company does not have any cash equivalents as of June 30, 2022 and December 31, 2021.

Accounts Receivable

Accounts receivable is derived from sales to a limited number of customers at June 30, 2022. Customer accounts are monitored for potential credit losses based upon management’s assessment of expected collectability and the allowance for doubtful accounts is reviewed periodically to assess the adequacy of the allowance. In making this assessment, management takes into consideration any circumstances of which the Company is aware regarding a customer’s inability to meet its financial obligations to the Company, and any potential prevailing economic conditions and their impact on the Company’s customers. The Company had no allowance for doubtful accounts at June 30, 2022 and December 31, 2021.

Inventory

Inventory is valued at the lower of cost or net realizable value. The cost of the Company’s inventory is determined by the FIFO cost method. Inventory is comprised primarily of finished products intended for sale to customers. The Company evaluates the need for reserves for excess or obsolete inventory determined primarily based upon estimates of future demand for the Company’s products. At June 30, 2022 and December 31, 2021 the Company had no reserves for obsolescence.

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Prepaid Expenses

Amounts incurred in advance of contractual performance or coverage periods are recorded as prepaid assets and recognized as expense in the period service or coverage is provided.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain a beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid-in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

 Derivative Instruments

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instruments are initially recorded at their fair values and are then re-valued at each reporting date, with changes in the fair value reported in the unaudited condensed consolidated statements of operations under other income (expense). The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option at its fair value as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors. For stock-based derivative financial instruments, the Company uses a Monte Carlo Simulation model to value the derivative instruments at inception and on subsequent valuation dates.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Debt Issuance Costs

Debt issuance costs incurred in connection with the issuance of debt are capitalized and amortized to interest expense over the term of the debt using the effective interest method. The unamortized amount is presented as a reduction of debt on the balance sheet.

Preferred Stock

We apply the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity. At all other times, we classified our preferred shares in stockholders’ equity.

Noncontrolling Interest

A subsidiary of the Company has minority members representing ownership interests of 1.38% at June 30, 2022 and December 31, 2021. The Company accounts for these minority, or noncontrolling interests, pursuant to ASC 810-10-65 whereby gains and losses in a subsidiary with a noncontrolling interest are allocated to the noncontrolling interest based on the ownership percentage of the noncontrolling interest, even if that allocation results in a deficit noncontrolling interest balance.

F-40

Impairment of Long-Lived Assets

Long-lived assets and identifiable intangibles held for use are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset or if changes in facts and circumstances indicate, an impairment loss is recognized and measured using the asset’s fair value. No impairment loss was recognized during the six-month periods end June 30, 2022 and 2021.

Revenue Recognition

The Company enters contracts with customers and generates revenue through various combinations of software products and services which include the sale of cloud-based software solutions, detection and data collection hardware devices, and cloud-based data reporting and analysis services. Depending on the combination of products and services detailed in the respective customer contract, the identifiable components may be highly interdependent and interrelated with each other such that each is required to provide the substance of the value of SOBR’s offering and accounted for as a combined performance obligation, or the specific components may be generally distinct and accounted for as separate performance obligations. Revenue is recognized when control of these software products and/or services are transferred to the customer in an amount that reflects the consideration the Company expects to be entitled in exchange for these respective services and devices.

Revenue is recognized in conjunction with guidance provided by Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”) issued by the Financial Accounting Standards Board. The company determines revenue recognition through five steps outlined in ASC 606 which include (1) the identification of the contract or contracts with a customer, (2) identification of individual or combined performance obligations contained in the contract, (3) determination of the transaction price detailed within the contract, (4) allocation of the transaction price to the specific performance obligations, and (5) finally, recognition of revenue as the Company’s performance obligations are satisfied according to the terms of the contract.

Contracts with a Single License/Service Performance Obligation

For contracts with a single performance obligation consisting of a license and/or data services, the entire transaction price is allocated to the single performance obligation. Where the Company provides a performance obligation as licensed software or data services, revenue is recognized upon delivery of the software or services ratably over the respective term of the contract.

Contracts for Purchase of Hardware Devices Only

Where hardware devices are sold separately by the Company, the entire transaction price is allocated to the device as an individual performance obligation and revenue recognized at a point in time when either legal title or physical possession have transferred to the customer. Generally, these requirements are satisfied at the point in time the Company ships the product, as this is when the customer obtains control of the asset under SOBR’s standard terms and conditions of the purchase.

Contracts with Multiple Performance Obligations

Where a Company’s contract with a respective customer contains multiple performance obligations and due to the interdependent and interrelated nature of the licensed software, hardware devices and data reporting services, the Company accounts for the individual performance obligations if they are distinct in nature and the transaction price is allocated to each distinct performance obligations on a directly observable standalone sales price basis. Determining whether products and services are distinct performance obligations that should be accounted for separately or combined as one unit of accounting may require significant judgment. Standalone selling prices are primarily based upon the price at which the performance obligation is sold separately. The Company may be able to establish a standalone sales price based upon observable products or services sold or priced separately in comparable circumstances, competitor pricing or similar customers. Where the performance obligations are either not distinct or directly observable, the Company estimates the standalone sales price of the performance obligations based upon the overall pricing objectives taking into consideration the value of the contract arrangement, number of licenses, number and types of hardware devices and the length of term of the contract. Professional judgement may be required to determine the standalone sales price for each performance obligation where not directly observable. Revenue for Contracts with multiple performance obligations are recognized on a ratable basis for each respective performance obligation as allocated under the prescribed Transaction Price identification model applied.

F-41

The Company requires customers to make payments related to subscribed software licenses and data services on a monthly basis via authorized bank account ACH withdrawal or an automatic credit card charge during the approved term of the respective agreement. The collectability of future cash flows are reasonably assured with any potential non-payment easily identified with future services being discontinued or suspended due to non-payment.

The Company’s contracts are generally twelve to thirty-six months in duration, are billed monthly in advance and are non-cancelable. The timing of revenue recognition may differ from the timing of invoicing to customers. The Company generally has an unconditional right to consideration when customers are invoiced and a receivable is recorded. A contract asset (unbilled revenue) is recognized when revenue is recognized prior to invoicing, or a contract liability (deferred revenue) when revenue will be recognized subsequent to invoicing.

The Company has elected to charge shipping, freight and delivery to customers as a source of revenue to offset respective costs when control has transferred to the customer. We report revenue net of sales and other taxes collected from customers to be remitted to government authorities.

Estimated costs for the Company’s standard one-year warranty are charged to cost of products sold when revenue is recorded for the related product. Royalties are also charged to cost of products sold.

Stock-based Compensation

The Company follows the guidance of the accounting provisions of ASC 718, Share-based Compensation, which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants, options, and restricted stock units). The fair value of each warrant and option is estimated on the date of grant using either the Monte Carlo simulation model or the Black-Scholes options pricing model, which ever is applicable and uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The Company has not paid dividends historically and does not expect to pay them in the future. Expected volatilities are based on weighted averages of the historical volatility of the Company’s common stock estimated over the expected term of the awards. The expected term of options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term as historically the Company had limited activity surrounding its awards. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term.  The grant date fair value of a restricted stock unit equals the closing price of our common stock on the trading day of the grant date.

Research and Development

The Company accounts for its research and development costs pursuant to ASC 730, whereby it requires the Company to disclose the amounts of costs for company and customer-sponsored research and development activities, if material. Research and development costs are expensed as incurred. The Company incurred research and development costs as it acquired new knowledge to bring about significant improvements in the functionality and design of its SOBR product. Research and development costs were $532,644 and $485,995 during the six-month periods ended June 30, 2022 and 2021, respectively.  Research and development costs were $485,184 and $314,532 during the three-month periods ended June 30, 2022 and 2021, respectively.

Advertising and Marketing Costs

Advertising and marketing costs are charged to operations as incurred and are included in general and administrative expenses in the consolidated statements of operations. Advertising and marketing costs were $45,519 and $59,500 during the six-month periods ended June 30, 2022 and 2021, respectively. Advertising and marketing costs were $30,185 and $35,654 during the three-month periods ended June 30, 2022 and 2021, respectively.

Income Tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company has not recorded any deferred tax assets or liabilities at June 30, 2022 and December 31, 2021 as these have been offset by a 100% valuation allowance.

F-42

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted loss per share gives the effect to all dilutive potential common shares outstanding during the period, including stock options, warrants and convertible instruments.  Diluted net loss per share excludes all potentially issuable shares if their effect is anti-dilutive.  Because the effect of the Company’s dilutive securities is anti-dilutive, diluted net loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Credit Risk – Financial instruments that potentially subject the Company to concentration of credit risk consisted primarily of cash.  The Company maintains its cash at one domestic financial institution.  The Company is exposed to credit risk in the event of a default by the financial institution to the extent that cash is in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company places its cash with high-credit quality financial institutions and are managed within established guidelines to mitigate risk.  To date, the Company has not experienced any loss on its cash.

Concentration of Customers – The Company has conducted limited sales during the six-months ending June 30, 2022 to two customers. Should the Company continue to conduct sales to a limited number of customers and remain highly concentrated, revenue may experience significant period to period shifts and may decline if the Company were to lose one or more of its customers, or if the Company were unable to obtain new customers upon the completion of sales agreements.

Concentration of Suppliers – The Company relies on a limited number of components and contract suppliers to assemble its product.  If supplier shortages occur, or quality problems arise, production schedules could be significantly delayed or costs significantly increased, which could in turn have a material adverse effect on the Company’s financial condition, results of operations and cash flow.

Related Parties

Related parties are any entities or individuals that, through employment, ownership, or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

Recently Issued Accounting Guidance

The Company has reviewed recently issued, but not yet effective, accounting pronouncements and does not believe the future adoptions of any such pronouncements will be expected to cause a material impact on its financial condition or the results of operations.

NOTE 2. GOING CONCERN

The Company has incurred recurring losses from operations and has limited cash liquidity and capital resources. Future capital requirements will depend on many factors, including the Company’s ability to sell and develop products, cash flow from operations, and competing market developments. The Company will need additional capital in the near future. Sources of debt financing may result in high interest expense. Any financing, if available, may be on unfavorable terms.

As of June 30, 2022, the Company has an accumulated deficit of approximately ($63,230,000). During the six-months ended June 30, 2022, the Company also experienced negative cash flows from operating activities of approximately ($2,721,000). It appears these principal conditions or events, considered in the aggregate, indicate it is probable that the Company will be unable to meet its obligations as they become due within one year after the date the financial statements are issued. As such, there is substantial doubt about the entity’s ability to continue as a going concern.

F-43

The Company has identified factors that mitigate the probable conditions that have raised substantial doubt about the entity’s ability to continue as a going concern.

Underwritten Public Offering

On May 13, 2022, the Company entered into an Underwriting Agreement in which the Company agreed to complete an underwritten public offering to sell 2,352,942 units (Units) at a public offering price of $4.25 per Unit, with each Unit consisting of one share of the Company’s Common Stock and two warrants (the “Common Warrants) each to purchase one share of Common Stock. The Common Warrants are exercisable immediately and have an exercise price of $4.25 per share (100% of the price per Unit sold in the offering). The Company’s Common Stock began trading on the Nasdaq Capital Market under the symbol “SOBR” on May 16, 2022. The Common Warrants have not been listed for trading and will expire five years from the date of their issuance. Further, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company, each director and executive officer of the Company, and certain stockholders have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days (24 months for the Company) commencing on the May 13, 2022, the date of the final prospectus.

On May 18, 2022, the Underwriter to the public offering was granted a 45-day option, exercisable in one or more times in whole or in part, to purchase up to an additional 352,941 shares of Common Stock and/or up to an additional 705,882 Warrants (the “Underwriter Warrants”) solely to cover over-allotments. The over-allotment shares of Common Stock can be purchased at the public offering price of the Units ($4.25), less the underwriting discounts payable by the Company, and the Underwriter Warrants can be purchased for $0.01 per Warrant. Each purchased Underwriter Warrant can be exercised at the public offering price of the Units ($4.25). As of June 30, 2022, the Underwriter purchased 424,116 Underwriter Warrants. The 45-day option expired on July 2, 2022.

Further on May 18, 2022, pursuant to the Underwriting Agreement, the Company issued Representative’s Warrants to purchase up to an aggregate of 141,177 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants are exercisable beginning on November 17, 2022, until May 17, 2027. The initial exercise price of Representative's Warrants is $5.3125 per share, which is equivalent to 125% of the public offering price per Unit in the public offering.

On May 18, 2022, the Company received approximately $8,779,000 of net proceeds from the underwritten public offering.

On May 19, 2022, pursuant to an arrangement with the Debenture holder, the principal balance of the Armistice Capital Master Fund, Ltd 18% Original Issue Discount Convertible Debenture in default at March 31, 2022 of $3,048,781, was paid in full satisfying all amounts due under the debenture, including  any accrued penalty, damages and interest provisions of the loan agreement (see Note 8).

Management believes that the net offering proceeds of approximately $5,729,000, after the payment of the defaulted loan balance of $3,048,781, which equates to a cash balance at June 30, 2022 of approximately $3,750,000 provides adequate working capital for operating activities for the next twelve months after the date the financial statements are issued.  However, the Company is responsible for convertible notes payable plus interest at 12% per annum due 24 months from issuance in the first half of 2021.  Total principal balances of the convertible notes at June 30, 2022 are $2,005,000 and are due $1,100,000, $155,000 and $750,000 in March 2023, April 2023 and May 2023, respectively.  The notes are convertible at $9 per share into shares of the Company’s common stock. The notes contain both voluntary and automatic conversion features. The notes may be convertible at any time, by the holders, beginning on the date of issuance. The notes automatically convert into shares of the Company’s common stock if the Company’s common stock closes at or above $6 per share for five (5) consecutive trading days while listed on Nasdaq.  Should the notes not automatically convert or a significant portion of the note holders elect not to convert the notes into shares of our common stock, we will need additional funds beyond the funds raised in the underwritten public offering.

F-44

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak and related variants continues to evolve as of the date of this report. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak, its variants and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2022. However, if the pandemic continues, it may have an adverse effect on the Company’s results of future operations, financial position, and liquidity in fiscal year 2022.

Management believes the net proceeds received from the underwritten public offering and actions presently being taken to generate product and services revenues provide the opportunity for the Company to continue as a going concern; however, these plans are contingent upon actions to be performed by the Company and these conditions have not been met on or before June 30, 2022. Additionally, the COVID-19 outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown, which could impair the Company’s ability to raise needed funds to continue as a going concern. As such, substantial doubt about the entity’s ability to continue as a going concern was not alleviated as of June 30, 2022.

NOTE 3. INVENTORY

Inventory at June 30, 2022 and December 31, 2021 consisted of the following:

	June 30,	December 31,
	2022	2021
Raw materials	$63,960	$-
Work in process	-	-
Finished goods	108,350	39,461
Inventory, net	$172,310	$39,461

NOTE 4. PREPAID EXPENSES

Prepaid expenses at June 30, 2022 and December 31, 2021 consist of the following:

	June 30,	December 31,
	2022	2021
Insurance	$328,872	$4,286
Deposits	57,236	-
Rent	15,736	-
Consulting services	873,250	8,267
Prepaid expenses	$1,275,094	$12,553

On February 26, 2021, the Company entered into a lease agreement for use of an office facility for a 12-month term beginning March 1, 2021 through February 28, 2022.  In addition to monthly base rent of $6,000, the agreement required the issuance of 5,333 shares of its common stock valued at $49,600. Stock-based compensation expense related to this agreement for the six-month periods ending June 30, 2022 and 2021 are $8,267 and $16,533, respectively.

On May 31, 2022, the Company entered into a new office facility lease agreement for a 12-month term beginning July 1, 2022 through June 30, 2023 with a monthly base rent of $15,736. The lease agreement required a deposit equivalent to one month’s base rent and first month’s base rent paid in advance as of June 30, 2022.

On May 25, 2022, the Company purchased Directors & Officers insurance prepaying annual premiums of $349,455 through a nine-month financing arrangement (see Note 9). The Company recorded $33,942 of insurance expense related to the prepaid insurance for the six-month period ending June 30, 2022.

F-45

On April 1, 2022, the Company made a payment of $300,000 to a consultant as a prepayment for strategic advisory and digital marketing services to be provided during a six-month period beginning on May 16, 2022 through November 15, 2022. In addition, the Company issued 500,000 common shares on June 29, 2022 to the consultant as additional compensation for the services to be provided at $0.91 per share with a fair value on the date of issuance of $455,000. The Company recorded professional consulting service expense of $188,750 for the three and six-month periods ending June 30, 3022.

On May 16, 2022, the Company made a payment of $100,000 to a consultant as prepayment for business development consulting services to be provided during a six-month period beginning on May 16, 2022 through November 15, 2022. In addition, the Company issued 300,000 common shares on June 8, 2022 to the consultant as additional compensation for services to be provided at $0.88 per share with a fair value on the date of issuance of $264,000. The Company recorded professional consulting service expense of $91,000 for the three and six-month periods ending June 30, 3022.

NOTE 5. INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2021:

	Gross Carrying	Accumulated	Net Intangible	Amortization Period
	Amount	Amortization	Asset	(in years)
SOBR Safe
Intellectual Technology	$3,854,675	$610,318	$3,244,357	10

Intangible assets consist of the following at June 30, 2022:

	Gross Carrying	Accumulated	Net Intangible	Amortization Period
	Amount	Amortization	Asset	(in years)
SOBR Safe
Intellectual Technology	$3,854,675	$803,050	$3,051,625	10

Amortization expense for the six-month period ended June 30, 2022 and 2021 was $192,732 and $192,732, respectively, and is included in general and administrative expenses in the condensed consolidated statements of operations.

Estimated future amortization expense for device technology intangible assets is as follows:

2023	2024	2025	2026	2027	Thereafter
$385,467	$385,467	$385,467	$385,467	$385,467	$1,124,290

NOTE 6. RELATED PARTY TRANSACTIONS

On February 12, 2021, the Company entered into a note payable agreement with David Gandini, an officer and shareholder, under which Mr. Gandini advanced the Company $30,000 for working capital purposes.  The unsecured note carried interest at 0% and was paid in April 2021.

On March 30, 2021, the Company received notification from IDTEC that it was exercising a portion of the 106,667 warrants issued resulting from the 2020 Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement with IDTEC.  The warrant exercise price was $1.50 per share. With the proceeds of the exercise, the Company paid $88,469 during the three-month period ended December 31, 2021 to settle an outstanding judgement against the Company which was considered as a non-permitted liability under the Post-Closing Covenant Agreement.  We issued 58,980 shares of our common stock for the $88,470 we received from IDTEC to pay the settlement. As the shares had not been issued by March 31, 2021, the amount received from IDTEC was included in the common stock subscriptions payable balance at March 31, 2021.

F-46

On March 3 and 31, 2021, the Company issued convertible notes payable (see Note 9) totaling $350,000 to existing shareholders holding a direct or indirect interest in the Company and $200,000 to a Company’s director and another director’s family member. The principal amount of the secured convertible debentures are convertible at $9 per share, and include warrants to purchase in total 91,667 shares of the Company’s common stock at $9 per share.

On May 31, 2021, the Company issued convertible notes payable (see Note 9) totaling $400,000 to existing shareholders holding a direct or indirect interest in the Company and $50,000 to a Company’s officer. The principal amount of the secured convertible debentures are convertible at $9 per share, and include warrants to purchase in total 75,000 shares of the Company’s common stock at $9 per share.

On March 1, 2022 the Board of Directors approved the designation of 3,000,000 shares of the Company’s Preferred Stock as “Series B Convertible Preferred Stock”.  The Series B Convertible Preferred Stock shares were issued in exchange for 333,333 shares of the Company’s common stock held by the Company’s CEO David Gandini and 666,667 shares of the Company’s common stock held by IDTEC SPV, LLC, an entity controlled by a beneficial owner of the Company (see Note 12).

NOTE 7. ACCRUED EXPENSES

Accrued expenses at June 30, 2022 and December 31, 2021 consist of the following:

	June 30, 2022	December 31, 2021
Registration rights and default damages and penalties (see Note 8)	$-	$189,663
Consulting services	256,366	163,647
Taxes and other	110,018	110,590
Accrued expenses	$366,384	$463,900

NOTE 8. CONVERTIBLE DEBENTURE PAYABLE

Convertible debenture payable at June 30, 2022 and December 31, 2021 consist of the following:

	June 30, 2022	December 31, 2021

Convertible Debenture Payable with Detached Free-standing Warrant	$-	$3,048,781
Unamortized Debt Discount	-	(1,291,882)
Net Convertible Debenture Payable	$-	$1,756,899

F-47

On September 28, 2021, (the “Closing Date”) the Company completed a financing transaction under a Securities Purchase Agreement (the “SPA”) and corresponding 18% Original Issue Discount Convertible Debenture (the “Debenture”), Common Stock Purchase Warrant (the “Original Warrant”) and Registration Rights Agreement (“RRA”). Under the terms of the SPA, the Company received $2,500,000 from the Purchaser and in exchange issued the Debenture in the principal amount of $3,048,781 and Original Warrants to purchase up to 406,504 shares of the Company’s common stock. The Debenture was convertible voluntarily by the Purchaser at any time into shares of our common stock, at the lesser of $7.50, representing 100% of the closing price of our common stock on the trading day immediately prior to the Closing Date, or 75% of the average VWAP of our common stock during the 5 trading day period immediately prior to the conversion date (the “Conversion Price”), or automatically upon the occurrence of a single public offering of our common stock which results in the listing of our common stock on a national securities exchange as defined in the Exchange Act (the “Qualified Offering”) into shares of our common stock at the lesser of the Conversion Price, or 75% of the offering price of the securities offered in the Qualified Offering. The Debenture due date was March 27, 2022, did not accrue interest unless there is an event of default under the terms of the Debenture. The Original Warrant is exercisable at any time through September 28, 2026 into shares of our common stock at an exercise price of $6.00 per share, unless an event of default occurs, at which time the exercise price will adjust to $3.00 per share. The Original Warrant contains a cashless exercise provision but only in the event the Company fails to have an effective registration statement registering the common shares underlying the Original Warrant at any time beginning six months from the Closing Date  The RRA requires the Company to register for resale and maintain effectiveness of such Registration Statement for such all of the registrable securities under the terms of the Debenture and Original Warrant, within defined time frames. Should the Company fail to meet the RRA requirements, until the date causing such event of noncompliance is cured, Company shall pay to the Purchaser as partial liquidated damages equal to the product of 2% of the principal amount not to exceed 24% of the aggregate principal. If the Company fails to pay of the liquidated damages within seven days after the date payable, the Company will pay interest at 18% until such amounts are paid in full. The filing date requirements were cured in February 2022. Total RRA damages and estimated related costs are approximately $195,000. Damages and accrued interest expense are included in general and administrative expenses in the Condensed Consolidated Statement of Operations. The Company recorded interest expense of $5,405 and none for the six-months ended June 30, 2022 and 2021.

The Debenture matured on March 27, 2022 and the Company did not make the required principal payment putting the Company in default under the terms of the Debenture. On March 30, 2022, we entered into a Waiver Agreement with the Purchaser, under which the Purchaser granted the Company a waiver of the default penalties under the Debenture such that any default penalties will not be charged and/or due until April 17, 2022 (the “Waiver”). Default penalties at the Purchaser’s election are due and payable at the Mandatory Default Amount defined as the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture,  As the default had not been cured through the Waiver date, mandatory default penalties of $914,634 are included in general and administrative expense in the Condensed Consolidated Statement of Operations for the six-months ended June 30, 2022.

In exchange for the Waiver of the default penalties the Company agreed to: (i) amend that certain Common Stock Warrant (the “Original Warrant”) issued by the Company to the Purchaser dated September 27, 2021 to extend the Termination Date (as defined in the Original Warrant) from September 28, 2026 to September 28, 2028; and (ii) issue the Purchaser a second Common Stock Purchase Warrant (the “New Warrant”) entitling the Purchaser to subscribe for and purchase up to an additional 101,626 shares of our common stock, expiring March 29, 2029, with all other terms of the warrant the same as the Original Warrant.  We also agreed, within thirty (30) days of the date of the Waiver, to file a Registration Statement on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the shares underlying the New Warrant.  As a result of the default event, Debenture’s automatic conversion features upon the occurrence of a Qualified Offering no longer apply and interest accrues at 18% per annum on the principal amount.

The Company evaluated the Debenture for derivative embedded and beneficial conversion features and determined that its embedded conversion feature carried a debt discount. The total conversion feature debt discount of $980,000 is amortized over the life of the convertible debenture. The debt discount amortization expense recorded as amortization of interest in the Condensed Consolidated Statements of Operations was $465,635 and none for the six-month periods ended June 30, 2022 and 2021, respectively.

As of June 30, 2022, the debenture carries outstanding warrants of 508,130. The relative fair market value of the related stock warrants granted during the six-month periods ended June 30, 2022 and 2021 was $864,000 and none, respectively. The unamortized discount at June 30, 2022 and December 31, 2021 was none and $402,465, respectively. Stock warrants amortization expense recorded as interest expense was $465,635 and none for the six-month periods ended June 30, 2022 and 2021, respectively.

F-48

The Company incurred $548,781 of Original Issue Discount and $275,000 of debt issuance costs related to the Debenture which is being amortized to interest expense over the term of the debt using the effective interest method. The unamortized discount and issuance costs at June 30, 2022 and December 31, 2021 was none and $423,782, respectively. Interest expense related to the Original Issue Discount and debt issuance costs was $423,782 and none for the six-month periods ended June 30, 2022 and 2021, respectively.

On May 19, 2022, pursuant to an arrangement with the Debenture holder, the principal balance of the Debenture in default of $3,048,781, was paid in full satisfying all amounts due and accrued under the default, including penalty, damages and interest provisions of the agreement. Where the Company was not required to pay the penalty, damages and interest provision of the agreement, which were recorded as interest expense, a gain on extinguishment of debt of $1,109,105 was recorded during the three-month period ending June 30, 2022.

NOTE 9. NOTES PAYABLE

RELATED PARTIES

Related party notes payable at June 30, 2022 and December 31, 2021 consist of the following:

	June 30, 2022	December 31, 2021
Convertible Notes Payable with Detached Free-standing Warrants	$1,000,000	$1,000,000
Conventional Non-Convertible Notes Payable	11,810	11,810
Unamortized Debt Discount	(397,603)	(645,547)
Net Related Party Notes Payable	$614,207	$366,263
Current Portion	(614,207)	(11,810)
Net Long-Term Portion	$-	$354,453

Total interest expense for related party notes was $59,507 and $24,904 for the six-month periods ended June 30, 2022 and 2021, respectively.

Convertible Notes Payable with Detached Free-standing Warrants

The Company has thirteen convertible notes payable to related parties, each with detached free-standing warrants to purchase the Company’s common stock at $9 per share, that have a total principal balance of $1,000,000 as of June 30, 2022. The notes, secured by the Company’s patents and patents applications, include interest at 12%, are convertible at $9 per share of the Company’s common stock and are due 24 months after issuance. The note holders may elect to have the interest paid in cash monthly or have the interest accrue and be payable on the maturity date. Interest elected to be accrued will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date. The notes contain both voluntary and automatic conversion features. The notes will be convertible at any time, by the holders, beginning on the date of issuance. However, the holders may not convert any outstanding amounts due under the note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of Company common stock owned by the holders or which can be acquired by holders upon exercise or conversion of any other instrument, would cause the holder to own more than 4.9% of the Company’s outstanding common stock.  Beginning on the issuance date, the outstanding principal amount of the note, and any accrued interest, will automatically convert into shares of the Company’s common stock if the Company’s common stock closes at or above $6 per share for five (5) consecutive trading days while listed on NASDAQ. The Company evaluated the convertible notes payable for derivative embedded and beneficial conversion features. The Company determined that there were beneficial conversion features to record. The total beneficial conversion feature debt discount of $448,999 is amortized over the life of the convertible notes payable.

F-49

The debt discount amortization expense recorded as amortization of interest – beneficial conversion feature in the Condensed Consolidated Statements of Operations was $111,328 and $46,155 for the six-month periods ended June 30, 2022 and 2021, respectively. The unamortized beneficial conversion feature was $180,015 and $291,343 at June 30, 2022 and December 31, 2021, respectively. As of June 30, 2022, these notes carry outstanding warrants of 166,667. The relative fair market value of the related stock warrants granted during the six-month periods ended June 30, 2022 and December 31, 2021 was none and $551,001, respectively. Stock warrants amortization expense recorded as interest expense was $136,629 and $56,242 for the six-month periods ended June 30, 2022 and 2021, respectively. The unamortized discount at June 30, 2022 and December 31, 2021 is $217,587 and $354,205, respectively.

Conventional Non-Convertible Notes Payable

The Company has one non-convertible note payable to a related party that has a principal balance of $11,810 as of June 30, 2022 and December 31, 2021. The note carries an interest rate at 0%.  The note payable had a due date of December 31, 2012 and is currently in default.

NON-RELATED PARTIES

Non-related party notes payable at June 30, 2022 and December 31, 2021 consist of the following:

	June 30, 2022	December 31, 2021
Convertible Notes Payable with Detached Free-Standing Warrants	$1,005,000	$1,005,000
Convertible Notes Payable	9,183	56,683
Non-Convertible Notes Payable	267,006	47,500
Unamortized Debt Discount	(400,160)	(648,580)
Net Non-Related Party Notes Payable	$881,029	$460,603
Current Portion	(881,029)	(104,183)
Net Long-Term Portion	$-	$356,420

Total interest expense for non-related party notes was $248,421 and $31,614 for the six-month periods ended June 30, 2022 and 2021, respectively.

Convertible Notes Payable with Detached Free-Standing Warrants

The Company has sixteen convertible notes payable to non-related parties, each with detached free-standing warrants to purchase the Company’s common stock at $9 per share, that have a total principal balance of $1,005,000 as of June 30, 2022 and December 31, 2021. The notes, secured by the Company’s patents and patents applications, include interest at 12%, are convertible at $9 per share of the Company’s common stock and are due 24 months after issuance.  The note holders may elect to have the interest paid in cash monthly or have the interest accrue and be payable on the maturity date.  Interest elected to be accrued will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date.  The notes contain both voluntary and automatic conversion features. The notes will be convertible at any time, by the holders, beginning on the date of issuance. However, the holders may not convert any outstanding amounts due under the note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of Company common stock owned by the holders or which can be acquired by holders upon exercise or conversion of any other instrument, would cause the holder to own more than 4.9% of the Company’s outstanding common stock.  Beginning on the issuance date, the outstanding principal amount of the note, and any accrued interest, will automatically convert into shares of the Company’s common stock if the Company’s common stock closes at or above $6 per share for five (5) consecutive trading days while listed on NASDAQ. The Company evaluated the convertible notes payable for derivative embedded and beneficial conversion features. The Company determined that there were beneficial conversion features to record. The total beneficial conversion feature debt discount of $460,215 is amortized over the life of the convertible notes payable.

F-50

The debt discount recorded as amortization of interest – beneficial conversion feature in the consolidated statements of operations was $114,108 and $45,388 for the six-month periods ended June 30, 2022 and 2021.  The unamortized beneficial conversion feature was $183,048 and $297,155 at June 30, 2022 and December 31, 2021, respectively. As of June 30, 2022, these notes carry outstanding warrants of 167,500. The relative fair market value of the related stock warrants granted during the six-month periods ended June 30, 2022 and 2021 was none and $541,707, respectively.  Stock warrants amortization expense recorded as interest expense was $134,313 and $55,413 for the six-month periods ended June 30, 2022 and 2021.  The unamortized discount at June 30, 2022 and December 31, 2021 was $217,112 and $351,425, respectively.

Convertible Notes Payable

The Company has two, unsecured convertible notes payable to non-related parties that have a principal balance of $9,183 as of June 30, 2022 and three convertible notes payable to non-related parties that have a principal balance of $56,683 as of December 31, 2021. These notes carry interest rates ranging from 5% - 12% and have due dates ranging from February 2013 to March 2022. These notes carry a conversion price of $6.00 to $32.29 per share. On March 3, 2022 the Company authorized the issuance of 7,917 shares of common stock under the terms of a $47,500 convertible note payable issued March 6, 2020 in satisfaction of one of the notes. Two of the remaining notes are in default. The Company evaluated these convertible notes payable for derivative embedded and beneficial conversion features. The Company determined that there were beneficial conversion features to record. The beneficial conversion features were either fully amortized upon grant or over the life of the convertible notes payable.

Non-Convertible Notes Payable

The Company has two non-convertible notes payable to non-related parties that have a principal balance of $17,500 as of June 30, 2022, and December 31, 2021. These notes carry interest rates ranging from 5% - 10% and have due dates ranging from December 2013 to June 2022. These notes are currently in default.

On May 25, 2022, the Company entered into a financing agreement for payment of annual Directors & Officers insurance premiums for coverage from May 2022 through May 2023 totaling $349,455. The financing agreement required an initial down payment of $74,866 with the remaining amount of $274,559 financed for a nine-month period at an annual interest rate of 4.37% with monthly payments of $31,068 beginning in June 2022 through February 2023. The Company recorded $33,942 of insurance expense related to the prepaid insurance for the three and six-month periods ending June 30, 2022.

The Company has one note payable to a non-related party that has a principal balance of $5,000 as of June 30, 2022 and December 31, 2021. This note carries an interest rate of 10% and had a due date of September 2014. This note is currently in default.

NOTE 10. DERIVATIVE LIABILITY

Warrants Issued with Convertible Debenture

In September 2021, the Company completed a financing transition and received $2,500,000 and issued an 18% Original Issue Discount Convertible Debenture in the principal amount of $3,048,781 (see Note 8). The Company analyzed the conversion features of the debenture agreement for derivative accounting consideration under ASU 2017-11 (ASC 815-15, Derivatives and Hedging), and determined the embedded conversion features should be classified as a derivative because the exercise price of the convertible note is subject to a variable conversion rate and should therefore be accounted for at fair value under ASC 820, Fair Value Measurements and Disclosures, and ASC 825, Financial Instruments. In accordance with ASC 815-15, the Company bifurcated the conversion feature of the debenture and recorded a derivative liability.

The embedded derivative is carried on the Company’s balance sheet at fair value. The derivative liability is marked to market each measurement period and any unrealized change in fair value is recorded as a component of the consolidated statement of operations and the associated fair value carrying amount on the balance sheet was adjusted by the change. The Company fair valued the embedded derivative using a Monte Carlo simulation model based on the following assumptions: (1) expected volatility of 120%, (2) risk-free interest rate of 0.05%, and (3) expected life from 4 to 6 months. On September 28, 2021, the Closing Date of the transaction, the fair value of the embedded derivative was $980,000.

F-51

Upon completing a cash payment of the principal balance of the Convertible Debenture on May 19, 2022, the voluntary and automatic conversion feature associated with the derivative liability no longer existed. Utilizing level 3 inputs, the Company recorded a fair market value net gain of $1,040,000 for the six-month period ended June 30, 2022. The fair value of the embedded derivative recorded on the balance sheet as a liability was none at June 30, 2022.

A summary of the activity of the derivative liability is shown below:

Balance at December 31, 2021	$1,040,000
Fair value of derivatives issued	-
Fair value adjustments, net	(1,040,000)
Balance at June 30, 2022	$-

NOTE 11. COMMON STOCK

The Company’s common stock transactions for the six-months ended June 30, 2021, consist of the following:

The Company issued 14,390 shares of its common stock to SOBR Safe, LLC, an entity controlled by a beneficial owner of the Company, in full satisfaction of $107,880 of accrued dividends resulting from the December 2020 conversion of the Series A-1 Convertible Preferred Stock into common shares.

The Company issued 5,333 shares of its common stock valued at $49,600 to its landlord under the terms of a lease agreement expiring in February 2022. The amount was recorded as prepaid expense and amortized monthly over the lease term as general and administrative expense in the consolidated statement of operations.

The Company’s common stock transactions for the six-months ended June 30, 2022, consist of the following:

The Company issued 33,333 shares of its common stock for RSUs vested during 2022.

The Company issued 7,917 shares of common stock under the terms of a $47,500 convertible note payable.

On March 1, 2022, the Company exchanged 1,000,000 shares of common stock for 3,000,000 shares of Series B convertible preferred stock (see Note 12).

On May 18, 2022, the Company issued 2,352,942 shares of common stock in connection with a completed public offering. The Company received $8,694,339 of net proceeds from the sale of an underwritten public offering of 2,352,942 units (Units) at a public offering price of $4.25 per Unit, with each Unit consisting of one share of our Common Stock and two warrants each to purchase one share of Common Stock.

The Company issued 500,000 shares of its common stock to a consultant as a prepayment for strategic advisory and digital marketing services. The common shares were issued at $0.91 per share with a fair value on the date of issuance of $455,000.

The Company issued 300,000 shares of its common stock to a consultant as prepayment for business development consulting services. The common shares were issued at $0.88 per share with a fair value on the date of issuance of $264,000.

F-52

NOTE 12. PREFERRED STOCK

On March 1, 2022 the Board of Directors approved the designation of 3,000,000 shares of the Company’s Preferred Stock as “Series B Convertible Preferred Stock”.  The 3,000,000 Series B Convertible Preferred Stock shares were issued in exchange for 333,333 shares of the Company’s common stock held by the Company’s CEO David Gandini and 666,667 shares of the Company’s common stock held by IDTEC SPV, LLC, an entity controlled by a beneficial owner of the Company.  The Company entered into the Share Exchange Agreements to provide certain changes to its capital structure in connection with the planned underwriting offering and listing on Nasdaq. The rights and preferences of the Series B Convertible Preferred Stock are as follows: (a) dividends shall not be mandatory or cumulative, (b) liquidation preference over the Company’s common stock, (c) each three shares of Series B Convertible Preferred Stock shall be convertible, at the option of the holder, beginning on the date that is six months from the date the Holder acquired the shares of Series B Convertible Preferred Stock, and without the payment of additional consideration by the holder, into one share of common stock, (d) no redemption rights by the Company, (e) no call rights by the Company, and (f) each share of Series B Convertible Preferred Stock will vote on an “as converted” basis.

NOTE 13. STOCK WARRANTS, STOCK OPTIONS AND RESTRICTED STOCK UNITS

The Company accounts for share-based compensation stock options and restricted stock units, and non-employee stock warrants under ASC 718, whereby costs are recorded based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable, utilizing the Black-Scholes pricing model for stock options and warrants, and the closing price of our common stock on the grant date for restricted stock units. Unless otherwise provided for, the Company covers equity instrument exercises by issuing new shares.

Stock Warrants

During March, April and May 2021, the Company issued through the Offering convertible notes payable with warrants, (see Note 9), to purchase up to 334,167 shares of our common stock at an exercise price of $9 per share. The warrants expire two years after the date of issuance.

On September 28, 2021 and March 30, 2022 the Company issued through the sale of the Debenture Original Warrants and New Warrants, (see Note 8), to purchase up to 406,504 and 101,626, respectively, shares of our common stock at an exercise price of $6 per share. The warrants expire seven years after the date of issuance.

On May 18, 2022, the Company issued through an underwritten public offering 4,705,884 warrants (the “Offering Warrants”), 424,116 Underwriter Warrants, and 141,177 Representative Warrants to purchase common stock of the Company at exercise prices of $4.25, $4.25 and $5.3125, respectively. The Offering Warrants and Underwriter Warrants expire five years from the date of issuance and were valued using the Monte Carlo simulation option pricing model. The Representative Warrants expire five years from the date of issuance and were valued using the Black-Scholes pricing model. The aggregate fair value of the Offering Warrants, Underwriter Warrants and Representative Warrants at June 30, 2022 are approximately $5,700,000.

The total outstanding balance of all stock warrants in the Company is 6,209,267 and 836,464 at June 30, 2022 and December 31 2021, respectively. There were 5,372,803 detached free-standing stock warrants granted during the six-month period ended June 30, 2022, and 334,167 detached free-standing stock warrants granted during the six-month period ended June 30, 2021. The fair value of these non-employee stock warrants granted during the six-month periods ended June 30, 2022 and 2021 totaled $6,441,108 and $1,092,708, respectively, and were determined using the Monte Carlo simulation and Black-Scholes option pricing models based on the following assumptions:

	June 30, 2022	June 30, 2021
Exercise Price	$4.25-6.00	$9.00
Dividend Yield	0%	0%
Volatility	110–160%	158%
Risk-free Interest Rate	2.45-2.89%	0.14%
Life of Warrants	5 – 7 Years	2 Years

F-53

The following table summarizes the changes in the Company’s outstanding warrants during the six-month periods ended June 30, 2022 and 2021:

	Warrants Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2020	194,772	$1.50– 6.00	3.80 Years	$2.82	$1,173,737
Warrants Granted	334,167	$9.00	1.79 Years	$9.00	$952,375
Warrants Exercised	(58,979)	$1.50		$1.50
Warrants Expired	-
Balance at June 30, 2021	469,960	$1.50– 9.00	2.52 Years	$7.38	$2,099,093

	Warrants Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2021	836,464	$1.50– 9.00	3.04 Years	$6.78	$1,784,838
Warrants Granted	5,372,803	$4.25– 6.00	4.92 Years	$4.31	$-
Warrants Exercised	-
Warrants Expired/Forfeited	-
Balance at June 30, 2022	6,209,267	$1.50– 9.00	4.74 Years	$4.64	$-

Share-Based Compensation

On October 24, 2019, the Company’s 2019 Equity Incentive Plan (the “Plan”) went effective authorizing 1,282,823 shares of Company common stock for issuance as stock options and restricted stock units (“RSUs”) to employees, directors or consultants. The Plan was approved by the Company’s Board of Directors and the holders of a majority of the Company’s voting stock on September 9, 2019. In January 2022, the stockholders ratified a further authorization of shares of common stock for a total of 1,733,333 shares subject to the Plan.

The Company generally recognizes share-based compensation expense on the grant date and over the period of vesting or period that services will be provided.

Stock Options

As of June 30, 2022 and December 31, 2021, the Company has granted stock options to acquire 1,106,587 and 1,036,588 shares of common stock under the plan, respectively. As of June 30, 2022, the plan has 846,269 vested options and 277,087 non-vested options. As of December 31, 2021, the plan had 618,841 vested shares and 417,747 non-vested shares. The stock options are held by our officers, directors, employees, and certain key consultants.

In total for the six-months ended June 30, 2022 and 2021, the Company recorded in general and administrative expense $926,456 and $243,023, respectively, of share-based compensation expense related to stock options. The unrecognized compensation expense as of June 30, 2022, was approximately $1,707,554 for non-vested share-based awards to be recognized over periods of approximately four months to two years and seven months.

F-54

In applying the Black-Scholes options pricing model, assumptions used to compute the fair value of the stock options granted during the six-month periods ended June 30, 2022 and 2021 were as follows:

	June 30, 2022	June 30, 2021
Exercise Price	$8.2500 – 9.0750	$8.3100
Dividend Yield	0%	0%
Volatility	191% - 192% %	152%-158%
Risk-free Interest Rate	0.78% - 1.52%	0.27%-0.34%
Life of Options	2 – 3 Years	2 – 5 Years

The following table summarizes the changes in the Company’s outstanding stock options during the six-month periods ended June 30, 2022 and 2021:

	Options Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2020	857,409	$0.7902 – 9.9000	7.45 Years	$1.4997	$6,302,277
Options Granted	129,167	8.3160 – 10.1310	2.94 Years	9.8562	257,540
Options Exercised	-
Options Cancelled	-
Options Expired/Forfeited	-
Balance at June 30, 2021	986,576	$0.7902 – 10.1310	7.21 Years	$2.5938	$9,132,060

	Options Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2021	1,053,356	$0.7903 – 10.74	6.21 Years	$3.3900	$5,804,517
Options Granted	70,000	$8.25 – 9.0750	1.58 Years	$8.2893	$-
Options Exercised	-
Options Cancelled	-
Options Expired/Forfeited	-
Balance at June 30, 2022	1,123,356	$0.7903 – 10.7250	5.46 Years	$3.7042	$-

F-55

	Options Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Exercisable at December 31, 2021	635,609	$0.7903 - 10.7400	6.70 Years	$1.5861	$4,655,089
Exercisable at June 30, 2022	846,269	$0.7903 – 10.7250	6.45 Years	$2.5032	$-

Restricted Stock Units

The Plan provides for the grant of RSUs.  RSUs are settled in shares of the Company’s common stock as the RSUs become vested. In January and February 2022, the Company granted 16,667 service based RSUs to an executive officer and 25,000 service based RSUs to a director, respectively. All RSUs granted in 2022 vest the earlier of the expiration of any lock-up period that includes the securities of the Company owned by the Plan participant after the up list of the Company to a national exchange or January 1, 2023.  On January 12, 2022, 16,667 shares of the Company’s common stock were issued for the RSUs vested during 2021. On June 8, 2022, 16,666 shares of the Company’s common stock were issued to a consultant for RSUs vested in May 2022.

The following table summarizes RSU activity under the Plan for the six-month periods ended June 30, 2022 and 2021:

	RSUs	Weighted Average Grant Date Fair Value Per Share	Weighted Average Vesting Period
Unvested at December 31, 2020	71,667	$8.7460	1.70 Years
Granted	3,333	9.2100	1.50 Years
Vested	-
Unvested at June 30, 2021	75,000	$8.7667	1.21 Years

	RSUs	Weighted Average Grant Date Fair Value Per Share	Weighted Average Vesting Period
Unvested at December 31, 2021	133,585	$8.56	0.97 Years
Granted	41,667	6.92	0.52 Years
Vested	(16,667)	7.50
Unvested at June 30, 2022	158,585	$8.17	0.49 Years

In total for the six-months ended June 30, 2022 and 2021, the Company recorded in general and administrative expense $751,607 and $102,297, respectively, of share-based compensation expense related to RSU’s. As of June 30, 2022, total estimated compensation costs of RSUs granted and outstanding but not yet vested was $515,941 which is expected to be recognized over the weighted average period of six-months.

F-56

Executive Officers Stock Options and RSUs

The Company has 387,404 and 823,482 outstanding executive officers stock options exercisable at $0.7902 to $10.1400 and $0.7902 to $10.1400 per share as of June 30, 2022 and December 31, 2021, respectively.  The Company has 57,626 and 61,919 unvested RSUs granted to executive officers as of June 30, 2022 and December 31, 2021, respectively.

NOTE 14. COMMITMENTS AND CONTINGENCIES

Operating Leases

On February 26, 2021 the Company executed an office lease, effective for a 12-month term beginning March 1, 2021.  The lease required monthly base rent payments of $6,000 and the issuance of 5,333 shares of the Company’s common stock.  The value of the common stock of $49,600 was amortized to rent expense over the lease term. This lease was not renewed.  The Company leased shared office space on a monthly basis with monthly rents approximating $4,500 through June 30, 2022. The Company also leased an office space for approximately $5,000 per month on a short-term (month to month) basis through a related party which terminated on June 30, 2022. The Company entered into a lease agreement to rent office space for a twelve-month period beginning July 1, 2022 with a monthly base rent of $15,736. Rent expense under office leases, including CAM charges, was $64,778 and $65,197 for the six-month periods ended June 30, 2022 and 2021, respectively.

Legal Proceedings

On December 6, 2006, Orange County Valet and Security Patrol, Inc. filed a lawsuit against the Company in Orange County California State Superior Court for Breach of Contract in the amount of $11,164. A default judgment was taken against the Company in this matter. In mid-2013 we learned the Plaintiff’s perfected the judgment against the Company, but we have not heard from the Plaintiffs as of the date of this report.  As of June 30, 2022, and December 31, 2021, the Company has accrued $11,164 plus accrued interest of approximately $18,000.  In the event we pay any money related to this lawsuit, IDTEC agreed to pay the amount for the Company in exchange for shares of our common stock.

NOTE 15. SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition and disclosure through August 15, 2022, which is the date the condensed consolidated financial statements were available to be issued, and has determined the following are material subsequent events that require recognition or disclosure in the accompanying condensed consolidated financial statements.

On July 25, 2022, the Company entered into a Consulting Agreement with a Consultant for professional services primarily focused on business development opportunities to enhance exposure to the Company’s devices and detection systems. The Consultant is operated by a beneficial owner of the Company. The Consulting Agreement commenced on the effective date and will continue through March 31, 2023. The Company is committed to pay 75,000 restricted shares of the Company’s common stock to the Consultant for the professional services. The restricted shares are to be issued no later than 30-days from the signing of the Consulting Agreement, or August 24, 2022. At the date of filing of the Company’s June 30, 2022 Form 10-Q the restricted shares had not been issued.

On August 3, 2022, the Company entered into a Settlement Agreement with a former employee to resolve certain claims requiring the Company to pay $65,000 in cash consideration and a warrant to purchase 10,000 shares of the Company’s common stock at $4.25 per share in satisfaction of the agreed upon terms of the Settlement Agreement. The cash consideration was paid in full and the warrant was issued on August 10, 2022.

F-57

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

Our Management’s Discussion and Analysis or Plan of Operations contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Annual Report reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this Registration Statement and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We intend to provide companies with non-invasive technology to identify potential alcohol issues quickly and safely with its employees or contractors that if left undetected could cause injury or death. These technologies will be integrated within our robust and scalable data platform, producing statistical and measurable user and business data. Our mission is to save lives, increase productivity, create significant economic benefit for our customers, and positively impact behavior. To that end, we developed the scalable, patent-pending SOBRSafe™ software platform for non-invasive alcohol detection and identity verification, a solution that has anticipated applications in commercial vehicle fleets, manufacturing and warehousing, construction, school buses, and for youth drivers in a wearable form. We believe that uniform daily use of our device could result in material insurance savings across Workers’ Comp, general liability and fleet policies.

We have successfully completed several pilot testing programs involving our SOBRcheck™ device, which is our first device that has our scalable, patent-pending SOBRSafe™ software platform for non-invasive alcohol detection and identity verification.  These pilot programs have provided validation of both our SOBRSafe™ software platform and our SOBRcheck™ device.  As a result, we have now progressed to commercial production of our first SOBRcheck™ devices which we began using for our initial customers.  At the end of 2021, we had several customers in the sales cycle, but our SOBRcheck™ devices were not delivered to them until January 2022.  As a result, we will not invoice these customers or receive any revenue from the customers until the first quarter of 2022. The timing of our commercial launch of our SOBRcheck™ device has been delayed several times in 2021 primarily as a result of our pursuit of adequate financing (since obtained), signing up pilot customers to test our device (which was more difficult over the summer due to travel schedules, etc. of some of our target customers), and some supply chain issues largely caused by the COVID-19 pandemic.   In addition, during the pilot testing of our SOBRcheck™ device we discovered that alcohol-based hand sanitizer caused false readings by the device.  In response to this discovery, we have made adjustments to the analytics in our SOBRSafe™ technology and added a required protocol of not utilizing alcohol-based sanitizers to our protocols for using the SOBRcheck™ device.

Our second device, a wearable wristband (SOBRsure™), utilizes the same SOBRsafe™ sensor technology, which proved out during the SOBRcheck™ pilot tests. The primary intended application for this band is for young individual drivers and commercial fleet management, with an additional potential application in alcohol rehabilitation. We plan for the wearable band to be commercially available in September 2022.

Manufacturing and assembly of our SOBRcheck™ device will take place in the United States. We currently utilize two companies for manufacturing of the SOBRcheck™ device.  We do not have agreements in place with these companies and we operate with them on a purchase order/payment basis. We supply a purchase order, which they fulfill, and then they send us an invoice.

Our SOBRsafe™ technology can also be deployed across numerous additional devices for various uses; among those we are currently exploring include possible integrations with existing telematics systems, and it could be licensed by non-competitive third parties. Currently, our plan is to deploy our SOBRSafe™ technology in two initial devices: the SOBRcheck™ system and the wearable band (SOBRsure™).

On January 15, 2021, we initiated a Private Offering (the “Offering”) of up to 40 Units ($2,000,000) with each Unit consisting of one $50,000 principal amount secured convertible debenture, convertible at $9 per share, and a Warrant to purchase 8,333 shares of the Company’s common stock at $9 per share. The Secured Debentures carry interest at 12% and mature 24 months after issuance. The Warrants are exercisable six months after issuance and expire 24 months after issuance.  The Offering closed on May 31, 2021 and raised $2,005,000.

On September 28, 2021 we closed the sale of a convertible debenture and issued warrants that raised $2,225,000 of net proceeds after debt issuance costs.  The debenture is for a face amount $3,048,781 with an Original Issue Discount of 18% and due March 27, 2022, if not converted.

We deployed the net funding we received from the 2021 financing ($4.2M) to develop the business for a national rollout of our devices. The funds are being deployed to bolster and expedite product development (SOBRcheck™ and SOBRsure™ ), deploy sales and marketing initiatives to develop the SOBR brand and grow the business and expand the employee base in correlation with customer and technology development.

On May 18, 2022, we received approximately $8,799,000 of net proceeds from the sale of an underwritten public offering of 2,352,942 units (Units) at a public offering price of $4.25 per Unit, with each Unit consisting of one share of our Common Stock and two warrants each to purchase one share of Common Stock. The Warrants included in the Units are exercisable immediately and have an exercise price of $4.25 per share (100% of the price per Unit sold in the offering). The Warrants will not be listed for trading and will expire five years from the date of their issuance.  On May 19, 2022, the $3,048,781 principal balance of the 18% Original Issue Discount Convertible Debenture in default at March 31, 2022, was paid in full satisfying all amounts due and accrued under the default, including debt forgiveness of penalty, damages and interest provisions of the loan agreement totaling $1,109,105.

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Management believes that the net offering proceeds of approximately $5,729,000, after the payment of the defaulted loan balance of $3,048,781, providing for a cash balance at June 30, 2022 of approximately $3,750,000 provides adequate working capital for operating activities for the next twelve months after the date the financial statements are issued.  However, the Company is responsible for convertible notes payable plus interest at 12% per annum due 24 months from issuance in the first half of 2021. Total principal balances of the convertible notes at June 30, 2022 are $2,005,000 and are due $1,100,000, $155,000 and $750,000 in March 2023, April 2023 and May 2023, respectively.  The notes are convertible at $9 per share of the Company’s common stock. The notes contain both voluntary and automatic conversion features. The notes may be convertible at any time, by the holders, beginning on the date of issuance. The notes automatically convert into shares of the Company’s common stock if the Company’s common stock closes at or above $6 per share for five (5) consecutive trading days while listed on Nasdaq.  Should the notes not automatically convert or a significant portion of the note holders voluntarily not convert the notes to our common stock, we will need additional funds beyond the funds raised in the underwritten public offering.

In addition, capital may be required under the following circumstances, 1) accelerated customer acquisition increasing capital outlay, 2) advanced purchasing of materials due to COVID backlog, 3) acquisition of new technology, 4) potential acquisition of a key asset, and 5) global expansion.

Corporate Overview

We were incorporated under the name Imagine Media, Ltd. in August 2007 to publish and distribute Image Magazine, a monthly guide and entertainment source for the Denver, Colorado area. We generated only limited revenue and essentially abandoned the business plan in January 2009. On September 19, 2011, we, Imagine Media, Ltd., a Delaware corporation, acquired approximately 52% of the outstanding shares of TransBiotec, Inc. (the “Company” or “TBT”), a California corporation, from TBT’s directors in exchange for 373,315 shares of our common stock.

On January 17, 2012, our Board of Directors amended our Certificate of Incorporation changing our name from Imagine Media, Ltd. to TransBiotec, Inc.

On January 31, 2012, we acquired approximately 45% of the remaining outstanding shares of TBT in exchange for 329,936 shares of our common stock.

With the acquisitions in September 2011 and January 2012 of TBT common stock, we own approximately 99% of the outstanding shares of TBT.

As a result of the acquisitions, TBT’s business is our business, and, unless otherwise indicated, any references to “we” or “us” include the business and operations of TBT.

On March 9, 2020, in connection with our transaction with IDTEC, LLC (as detailed herein) our Board of Directors approved the amendment to our Certificate of Incorporation on March 9, 2020 and stockholders holding 52.24% of our then outstanding voting stock approved the amendment to our Articles of Incorporation. The Certificate of Amendment to our Certificate of Incorporation was for the purpose of, among other things, (i) changing our name from “TransBiotec, Inc.” to “SOBR Safe, Inc.”, (ii) effecting a 1-for-33.26 reverse stock split of our common stock, and (iii) decreasing our authorized common stock from 800,000,000 shares to 100,000,000 shares, and became effective with the State of Delaware on April 24, 2020.

As a result of the reverse stock split effected by our Certificate of Amendment to our Certificate of Incorporation, every 33.26 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock, and the number of outstanding shares of our common stock at the time was reduced from 266,097,657 (pre-split) to approximately 8,000,000 (post-split). No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split will instead receive one additional share of our common stock in lieu of the fractional share. The reverse stock split will not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share is rounded up to the nearest whole share.

At the open of trading on June 8, 2020, our new name and reverse stock split went effective with OTC Markets, and we began trading on the “OTC Pink Current Information” tier of OTC Markets on a post reverse stock split basis. Our ticker symbol for the quotation of our common stock is now “SOBR”. On November 16, 2020, we began trading on the “OTCQB” tier of OTC Markets.

On November 4, 2021, our Board of Directors approved an amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio between of 1-for-2 and 1-for-3 in connection with our planned listing on Nasdaq.  On January 7, 2022, our stockholders approved the same amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio between of 1-for-2 and 1-for-3 in connection with our planned listing on Nasdaq, with the final ratio to be determined by our Board of Directors.  On March 4, 2022, our Board of Directors approved the reverse split ratio of 1-for-3.  The 1-for-3 reverse stock split went effective with the State of Delaware, FINRA and OTC Markets on April 28, 2022.   As a result of the 1-for-3 reverse stock split, every 3 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock, and the number of outstanding shares of our common stock at the time was reduced from 23,409,415 (pre-split) to approximately 7,803,139(post-split). No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split instead received one additional share of our common stock in lieu of the fractional share. The reverse stock split did not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share was rounded up to the nearest whole share.

Pursuant to approval of an application with Nasdaq to up list our common stock to their exchange under the ticker symbol “SOBR,” our common stock began trading and quoted on the Nasdaq exchange on May 16, 2022.

Our corporate offices are located at 6400 S. Fiddlers Green Circle, Suite 1400, Greenwood Village, Colorado 80111, telephone number (844) 762-7723.

 The following discussion:

o	summarizes our plan of operation; and

o	analyzes our financial condition and the results of our operations for the three and six months ended June 30, 2022 and the year ended December 31, 2021.

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Results of Operations for Three-Months Ended June 30, 2022 Compared to Three-Months Ended June 30, 2021

Summary of Results of Operations

	Three-Months Ended June 30,
	2022	2021
Revenue	$1,500	$-
Cost of goods sold	-	-
Gross Profit	1,500	-

Operating expenses:
General and administrative	878,861	831,781
Stock-based compensation expense	308,823	168,375
Research and development	485,184	314,532
Total operating expenses	1,672,868	1,314,688

Operating loss	(1,671,368)	(1,314,688)

Other income (expense):
Other income (expense), net	216,402	-
Gain on debt extinguishment	1,109,105	-
Gain of fair value adjustment – derivatives	1,380,000	-
Interest expense	(1,111,671)	(148,028)
Amortization of interest – conversion features	(110,849)	(82,001)
Total other income (expense), net	1,482,987	(228,029)

Net loss	$(188,381)	$(1,542,717)

Operating Loss; Net Loss

Our net loss decreased by $1,354,336 from $1,542,717 to $188,381, from the three-month period ended June 30, 2021 compared to the three-month period ended June 30, 2022.  The change in our net loss and operating loss for the three-months ended June 30, 2022, compared to the same prior year period, is primarily a result of acceleration of our planned strategic operational and financing activities resulting in increases in interest and other financing related costs, general and administrative expenses, stock-based compensation expense, research and development expense, offset by gains related to debt extinguishment and fair-value adjustments to derivative liabilities.  The changes are detailed below.

Revenue

We progressed to commercial production, launch and sale of our first SOBRcheck™ devices and software solution to initial customers with our devices being delivered for use in January 2022. Since, we have executed customer agreements, invoiced these customers and recognized revenue of $1,500 during the three-months ended, June 30, 2022.

Gross Profit

The cost of goods sold for the three-months ended June 30, 2022 was none resulting in a gross profit of $1,500 and a gross margin of 100%. Due to the limited history of generating revenue, the gross profit and gross margin at June 30, 2022 is not indicative of future planned or actual performance of the Company, its product lines or services.

General and Administrative Expenses

General and administrative expenses increased by $47,080, from $831,781 for the three-month period ended June 30, 2021 to $878,861 for the three-month period ended June 30, 2022. The increase from the same prior year period is primarily due to increases in our employee compensation and benefits.

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Stock-Based Compensation Expense

The Company had stock-based compensation expense of $308,823 for the three-months ended June 30, 2022, compared to $168,375 for the three-months ended June 30, 2021.  The stock-based compensation expense was related to the issuance or vesting of our common stock or restricted stock units as compensation to certain consultants and employees.

Research and Development

Research and development increased by $170,652, to $485,185 for the three-months ended June 30, 2022, compared to $314,533 for the three-months ended June 30, 2021. The increase in research and development was due to the finalization of our initial development of our SOBR® Safe™ software platform and completion of development and testing of our SOBRcheck™ devices.

Other Income (Expense), Net

Other income (expense), net for the three-month period ended June 30, 2022 consists primarily of Employee Retention Tax Credits applied for and received under the CARES ACT for employers who met certain requirements of impacts due to COVID-19.

Gain on Extinguishment of Debt

On May 19, 2022, pursuant to an arrangement with the Debenture holder, the principal balance of the Debenture in default of $3,048,781, was paid in full satisfying all amounts due and accrued under the default, including penalty, damages and interest provisions of the agreement. Where the Company was not required to pay the penalty, damages and interest provision of the agreement, a gain on extinguishment of debt of $1,109,105 was recorded during the three-month period ending June 30, 2022.

Fair Value Adjustment – Derivatives

Fair value adjustment – derivatives was a gain of $1,380,000 for the three-month period ended June 30, 2022, which is related to outstanding financial instruments issued in September 2021 that contain an embedded derivative liability component. Upon completing a cash payment of $3,048,751 for the principal balance of the Convertible Debenture on May 19, 2022, the voluntary and automatic conversion feature associated with the derivative liability no longer existed where the fair value of the derivative liability recorded on the balance sheet was none at June 30, 2022. We did not have any outstanding financial instruments that contain derivative liability components during the three-month period ended, June 30, 2021. Fair value and gains or losses related to the instruments are affected by the price of our common stock.

Interest Expense

Interest expense increased by $693,643, from $148,028 for the three-month period ended June 30, 2021 to $1,111,671 for the three-month period ended June 30, 2022. This increase is primarily attributable to the Company having more outstanding convertible debt during the three-months ended June 30, 2022 compared to the same period in 2021 where the increase is related to an increase in interest amortization of $50,631 from the private placement offering in January 2021 of $188,728 for the three-month period ended June 30, 2022, as compared to $138,097 of interest expense for the three-month period ended June 30, 2021. The remaining difference of can be attributed to an increase in added conventional debt to prepay insurance and penalty, damages and interest related the default on the Convertible Debenture.

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Amortization of Interest – Conversion Features

During the three-months ended June 30, 2022, the Company had amortization of interest – beneficial conversion feature expense of $110,149 compared to $82,001 during the three-months ended June 30, 2021, resulting in an increase of $28,848.  The expenses for the periods were related to the amortized discount on convertible notes payable of which we had more outstanding convertible debt during the three-months ended June 30, 2022 compared to the same period in 2021.

Results of Operations for Six-Months Ended June 30, 2022 Compared to Six-Months Ended June 30, 2021

Summary of Results of Operations

	Six-Months Ended June 30,
	2022	2021
Revenue	$3,000	$-
Cost of goods sold	1,100	-
Gross Profit	1,900	-

Operating expenses:
General and administrative	3,148,035	1,608,642
Stock-based compensation expense	751,607	187,065
Research and development	532,644	485,995
Total operating expenses	4,432,286	2,281,702

Operating loss	(4,430,386)	(2,281,702)

Other income (expense):
Other income (expense), net	216,429	-
Gain on debt extinguishment	245,105	-
Gain of fair value adjustment – derivatives	1,040,000	-
Interest expense	(2,138,142)	(171,906)
Amortization of interest – conversion features	(691,071)	(91,543)
Total other (expense), net	(1,327,679)	(263,449)

Net loss	$(5,758,065)	$(2,545,151)

Operating Loss; Net Loss

Our net loss increased by $3,212,914 from $2,545,151 to $5,758,065, from the six-month period ended June 30, 2021 compared to the six-month period ended June 30, 2022.  The change in our net loss and operating loss for the six-months ended June 30, 2022, compared to the same prior year period, is primarily a result of acceleration of our planned strategic operational and financing activities resulting in increases in interest and other financing related costs, general and administrative expenses, and stock-based compensation expense, offset by gains related to debt extinguishment and fair-value adjustments to derivative liabilities.  The changes are detailed below.

Revenue

Prior to the six-month period ended June 30, 2022, we progressed to commercial production, launched  the sale of our first SOBRcheck™ devices and software solution to initial customers with our devices being delivered for use in January 2022. Since, we have executed customer agreements, invoiced these customers and recognized revenue of $3,000 during the six-months ended, June 30, 2022.

Gross Profit

The cost of goods sold for the six-months ended June 30, 2022 was $1,100 resulting in a gross profit of $1,900 and a gross margin of 63%. Due to the limited history of generating revenue, the gross profit and gross margin at June 30, 2022 is not indicative of future planned or actual performance of the Company, its product lines or services.

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General and Administrative Expenses

General and administrative expenses increased by $1,539,393, from $1,608,642 for the six-month period ended June 30, 2021 to $3,148,035 for the six-month period ended June 30, 2022. The increase from the same prior year period is primarily due to increases in our employee compensation and benefits of $294,843, employee stock-option expense of $785,730, professional, legal and consulting services of $350,958, licenses and fees of $65,175, general insurance expense of $30,983 and other general & administrative expenses in aggregate of $11,704.

Stock-Based Compensation Expense

The Company had stock-based compensation expense of $751,607 for the six-months ended June 30, 2022, compared to $187,065 for the six-months ended June 30, 2021.  The stock-based compensation expense was related to the issuance or vesting of our common stock or restricted stock units as compensation to certain consultants and employees.

Research and Development

Research and development increased by $46,649, to $532,644 for the six-months ended June 30, 2022, compared to $485,995 for the six-months ended June 30, 2021. The increase in research and development was due to the finalization of our initial development of our SOBR® Safe™ software platform and completion of development and testing of our SOBRcheck™ devices.

Other Income (Expense), Net

Other income (expense), net for the six-month period ended June 30, 2022 consists primarily of Employee Retention Tax Credits applied for and received under the CARES ACT for employers who met certain requirements of impacts due to COVID-19.

Gain on Extinguishment of Debt

On May 19, 2022, pursuant to an arrangement with the Debenture holder, the principal balance of the Debenture in default of $3,048,781, was paid in full satisfying all amounts due and accrued under the default, including penalty, damages and interest provisions of the agreement. Where the Company was not required to pay the penalty, damages and interest provision of the agreement, a gain on extinguishment of debt of $1,109,105 was recorded during the six-month period ending June 30, 2022. This gain has been offset by a loss on extinguishment of debt of $864,000 related to the fair value of original warrants issued and extended for an additional two-year period in conjunction with the Convertible Debenture which was in default.

Fair Value Adjustment – Derivatives

Fair value adjustment – derivatives was a gain of $1,040,000 for the six-month period ended June 30, 2022, which is related to outstanding financial instruments issued in September 2021 that contain an embedded derivative liability component. Upon completing a cash payment of $3,048,751 for the principal balance of the Convertible Debenture on May 19, 2022, the voluntary and automatic conversion feature associated with the derivative liability no longer existed where the fair value of the derivative liability recorded on the balance sheet was none at June 30, 2022. We did not have any outstanding financial instruments that contain derivative liability components during the six-month period ended, June 30, 2021. Fair value and gains or losses related to the instruments are affected by the price of our common stock.

Interest Expense

Interest expense increased by $1,966,236, from $171,906 for the six-month period ended June 30, 2021 to $2,138,142 for the six-month period ended June 30, 2022. The increase in interest expense is primarily attributed to the interest amortization from original issued debt and convertible warrants in September 2021 of $828,743, penalty, damages and interest related the default on the Convertible Debenture of $914,364, and increase in interest amortization of $171,851 from private placement offering in January 2021 of $197,414 for the six-month period ended June 30, 2022, as compared to $25,878 of interest expense for the six-month period ended June 30, 2021.

Amortization of Interest – Conversion Features

During the six-months ended June 30, 2022, the Company had amortization of interest – beneficial conversion feature expense of $691,071 compared to $91,544 during the six-months ended June 30, 2021, resulting in an increase of $5,799,527.  The expenses for the periods were related to the amortized discount on convertible notes payable of which we had substantially more outstanding convertible debt during the six-months ended June 30, 2022 compared to the same period in 2021.

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Liquidity and Capital Resources for Six-Months Ended June 30, 2022 Compared to December 31, 2021

Introduction

During the six-months ended June 30, 2022, because of our operating losses, we did not generate positive operating cash flows.  Our cash on hand as of June 30, 2022 of approximately $3,750,000 and our current normalized monthly operating cash flow burn rate is approximately $350,000. As a result, we need to raise additional funds to finance our current and long-term business plans.  We currently do not believe we will be able to satisfy our cash needs from our revenues for some time, and there is no guarantee we will be successful in the future to adequately satisfy these needs through the proceeds generated from the sales of our securities or additional financing

Our cash, current assets, total assets, current liabilities, and total liabilities as of June 30, 2022 and as of December 31, 2021, respectively, are as follows:

	June 30, 2022	December 31, 2021	Change
Cash	$3,751,391	$882,268	$2,869,123
Total Current Assets	5,200,045	934,282	4,265,763
Total Assets	8,285,397	4,209,215	4,076,182
Total Current Liabilities	2,524,128	3,981,935	(1,457,807)
Total Liabilities	2,524,128	4,652,808	(2,128,680)

Our current assets and total assets increased as of June 30, 2022, as compared to December 31, 2021, primarily due to the completed underwritten public offering proceeds of approximately $ 8,799,000, offset by payment of the principal amount of $3,048,751 for the past due Convertible Debenture and use of cash to support our operations.

Our current liabilities decreased as of June 30, 2022, as compared to December 31, 2021. This decrease was primarily due to the payment of the principal amount of $3,048,751 for the past due Convertible Debenture, accompanied by decreases in accounts payable of $56,085, accrued expenses payable of $99,136, and derivative liability of $1,040,000, offset by maturities of long-term debt of $2,005,000 becoming current net of amortization of discounts of $493,367, other Notes Payable, net of payments of $172,006 and increases in accrued interest payable $112,822.

In order to repay our obligations in full or in part when due in conjunction with continued operating expenses, we will be required to raise significant capital from other sources.  There is no assurance, however, that we will be successful in these efforts.

Sources and Uses of Cash

Operations

We had net cash used in operating activities of $2,721,376 for the six-month period ended June 30, 2022, as compared to net cash used for operating activities of $1,628,316 for the six-month period ended June 30, 2021. For the period in 2022, the net cash used in operating activities consisted primarily of our net loss of $5,758,066, offset by non-cash expense items including depreciation and amortization of $192,732, amortization of interest – conversion features of $709,121, amortization of interest of $423,782, gain on extinguishment of debt of $245,105, stock warrants expense of $655,346, change in fair value of a derivative liability by ($1,040,000), stock options expense of $1,125,245, and stock-based compensation expense of $552,817, and changes in our assets and liabilities for accounts receivable of ($1,250), inventory of ($132,849), prepaid expenses of ($243,952), other assets of ($3,149), accounts payable of $(20,109), related party payables of $66,976,, accrued expenses of $1,011,586, and accrued interest payable of $113,451.

For the same six-month period in 2021, the net cash used in operating activities of $(1,628,316) consisted primarily of our net loss of $2,545,151, offset by amortization of $192,732, amortization of interest – beneficial conversion feature of $91,543, amortization of interest of $111,655, stock options expense of $140,726, and stock-based compensation expense of $187,065, and changes in our assets and liabilities of prepaid expenses of $13,517, accounts payable of $114,809, accrued expenses of ($13,344), accrued interest payable of ($217), related party payables of ($10,120), and common stock subscriptions payable of $88,469.

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Investments

We had no cash provided by or used for investing activities during the six-month periods ended June 30, 2022 or 2021.

Financing

During the six-month period ended June 30, 2022, we completed an underwritten public financing on May 18, 2022 of $10,004,245 offset by associated costs of the financing of ($1,309,882). On May 19, 2022, pursuant to an arrangement with the Debenture holder, the $3,048,781 principal balance of the Convertible Debenture in default at March 31, 2022, was paid in full satisfying all amounts due and accrued under the default, including debt forgiveness of penalty, damages and interest provisions of the loan agreement. During the six-month period ended June 30, 2022, the Company also completed schedule repayments of notes payable to non-related parties of ($55,083). For the six-month period ended June 30, 2021, our net cash from financing activities consisted of proceeds from notes payable – non-related parties of $1,005,000 and proceeds from notes payable – related parties, net of $1,000,000.

Results of Operations for the Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020

Summary of Results of Operations

	Year Ended December 31,
	2021	2020
Revenue	$-	$-

Operating expenses:

General and administrative	3,756,455	2,003,107
Stock-based compensation expense	473,748	273,443
Research and development	1,198,780	633,050
Loss on disposal of property and equipment	-	39,434
Asset impairment adjustment	-	25,320,555
Total operating expenses	5,428,982	28,269,589

Operating loss	(5,428,982)	(28,269,589)

Other income (expense):
Loss on extinguishment of debt, net	-	(224,166)
Gain (loss) on fair value adjustment – derivatives	(60,000)	60,650
Interest expense	(1,420,063)	(141,512)
Amortization of interest – conversion feature	(835,081)	(1,407,675)
Total other expense, net	(2,315,144)	(1,407,675)

Net loss	$(7,744,126)	$(29,982,292)

The asset impairment adjustment classified as an operating expense herein was previously reported as other expense, net. As a result, the operating loss previously reported for the year ended December 31, 2020 was understated by $25,320,555 and total other expenses, net was overstated by the same amount. The error had no effect on the net loss for the year ended December 31, 2020.

Operating Loss; Net Loss

Our net loss decreased by $22,238,166 from $29,982,292 to $7,744,126, from the year ended December 31, 2020 compared to the year ended December 31, 2021. The change in our net loss and operating loss for the year ended December 31, 2021, compared to the prior year, is primarily a result of an asset impairment expense related to the assets acquired from IDTEC in 2020. No similar asset impairment expense occurred during the year ended December 31, 2021. This decrease in expense attributed the asset impairment adjustment from 2020 has been offset by increases in our general and administrative expense, stock-based compensation expense, research and development expense and net increases in other expense items including interest expense and fair value adjustments, offset by decreases in extinguishment of debt and amortization of interest. The changes are detailed below.

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Revenue

We have not had any revenues since our inception. Since September 2011, we have been involved in the development of our patented SOBR® Safe™ system, including, but not limited to, the developing, testing and marketing of SOBR®check™, our unique alcohol sensor technology. Although we have not had any sales through 2021, at the end of 2021, we had several customers in the sales cycle, but our SOBRcheck™ devices were not delivered to them until January 2022.  As a result, we will not invoice these customers or receive any revenue from the customers until the first quarter of 2022.

General and Administrative Expenses

General and administrative expenses increased by $1,753,348, from $2,003,107 for the year ended December 31, 2020 to $3,756,455 for the year ended December 31, 2021, primarily due to increases in payroll expense, insurance, travel, facilities rents, marketing and promotion, and legal, accounting and other professional fees.

Stock-Based Compensation Expense

We had stock-based compensation expense of $473,748 for the year ended December 31, 2021, compared to $273,443 for the year ended December 31, 2020. The stock-based compensation expense in 2021 was related to the issuance of our common stock and restricted stock units as compensation to certain consultants and employees.

Research and Development

Research and development increased by $565,730, to $1,198,780 for the year ended December 31, 2021, compared to $633,050 for the year ended December 31, 2020. The increase in research and development was due to the continued  develop of our SOBRsafe™ technology , including, but not limited to, the developing and testing of our SOBRcheck™ and SOBRsure ™ devices.

Asset Impairment Adjustment

We had an asset impairment adjustment of $25,320,555 in the year ended December 31, 2020. We did not have an asset impairment adjustment in the year ended December 31, 2021. The asset impairment adjustment in 2020 was related to the value of the stock we issued to IDTEC that was attributed to the robotic assets we acquired from IDTEC versus the value of the assets. When we negotiated the transaction with IDTEC in early-to-mid-2019, the agreed to issue IDTEC 12,000,000 shares of our common stock (post-split) in exchange for the consideration they were transferring to us at the close of the transaction. At the time we negotiated the transaction and signed the Asset Purchase Agreement, our common stock was trading at a lower price than what it was trading at when we closed the transaction and issued the shares. As a result, during the year ended December 31, 2020, we impaired the value of the robotic assets we received in the transaction.

Loss on Extinguishment of Debt, Net

Loss on extinguishment of debt, net was $0 for the year ended December 31, 2021, compared to $224,166 for the year ended December 31, 2020. This decrease was due to a conversion of several notes payable into shares of our common stock during the year ended December 31, 2020, and none during the year ended December 31, 2021.

Fair Value Adjustment – Derivatives

Fair value adjustment – derivatives was a loss of ($60,000) for the year ended December 31, 2021, compared to a gain of $60,650 for the year ended December 31, 2020. The amounts are related to having outstanding financial instruments that contain an embedded derivative liability. The gain or loss related to the instruments are tied to the price of our common stock.

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Interest Expense

Interest expense increased by $1,278,551, from $141,512 for the year ended December 31, 2020 to $1,420,063 for the year ended December 31, 2021. For both years these amounts are largely due to the interest on outstanding debt. The increase between the years is primarily related to approximately $5,000,000 of debt obligations incurred in 2021 to fund operations.

Amortization of Interest – Conversion Features

During the year ended December 31, 2021, we had amortization of interest – conversion features expense of $835,081 compared to $1,407,675 during the year ended December 31, 2020. The expense for both periods were related to the amortized discount on convertible notes payable.

Liquidity and Capital Resources for the Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020

Introduction

During the years ended December 31, 2021 and 2020, because of our operating losses, we did not generate positive operating cash flows. Our cash on hand as of December 31, 2021 is $882,268 and our monthly operating cash flow burn rate is approximately $230,000. As a result, we do not have short term cash needs, but need to raise additional funds to finance our long-term business plans. Our cash needs are being satisfied through proceeds from the sales of our securities and loans from both related parties and third parties. We currently do not believe we will be able to satisfy our cash needs from our revenues for some time, and there is no guarantee we will be successful in the future satisfying these needs through the proceeds generated from the sales of our securities.

As a result, the Company is in the process of preparing an offering for the sale of its common stock in 2022 and has entered into an agreement with an underwriter planned to raise a minimum of $15,000,000 gross proceeds to finance our long-term business plans.

Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2021 and as of December 31, 2020, respectively, are as follows:

	December 31, 2021	December 31, 2020	Change

Cash	$882,268	$232,842	$649,426
Total Current Assets	$934,282	$348,072	$586,210
Total Assets	$4,209,215	$3,986,573	$222,642
Total Current Liabilities	$3,855,683	$922,089	$2,933,594
Total Liabilities	$4,566,556	$947,089	$3,619,467

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Our current assets and total assets increased as of December 31, 2021, as compared to December 31, 2020, primarily due to us having more cash on hand at December 31, 2021, as a result of debt issued during the year ended December 31, 2021.

Our current liabilities increased as of December 31, 2021, as compared to December 31, 2020. This increase was primarily due to increases in accounts payable, accrued interest payable, derivative liability and convertible debenture payable, partially offset by decreases in accrued expenses, and common stock subscriptions payable.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

Sources and Uses of Cash

Operations

We had net cash used in operating activities of $3,688,302 for the year ended December 31, 2021, as compared to net cash used in operating activities of $2,191,533 for the year ended December 31, 2020. For the year ended December 31, 2021, the net cash used in operating activities consisted primarily of our net loss of $7,744,126 offset by depreciation and amortization of $385,464, change in fair value of derivative liability of $60,000, amortization of interest – conversion feature of $835,081, amortization of interest of $1,231,661, stock options expense of $723,262, and stock-based compensation expense of $473,748, and changes in our assets and liabilities of inventory of ($39,461), prepaid expenses of $42,585, other assets of ($21,896), accounts payable of $168,842, accrued expenses of $24,613, accrued interest payable of $117,666, and related party payables of $54,259. For the year ended December 31, 2020, the net cash used in operating activities consisted primarily of our net loss of $29,982,292 and change in fair value of derivative liability of $60,650, offset by a loss on debt extinguishment, net of $224,166, depreciation and amortization of $232,194, amortization of interest – beneficial conversion feature of $1,407,675, loss on disposal of property and equipment of $39,434, stock warrants expense of $219,670, stock options expense of $239,478, stock-based compensation expense of $54,283, amortization of interest of $8,656 and asset impairment adjustment of $25,320,555, and changes in our assets and liabilities of prepaid expenses of $3,515, other assets of ($8,680), accounts payable of $113,158, accrued expenses of ($4,666), accrued interest payable of $26,677, and related party payables of ($24,706).

Investments

We had no cash provided by or used for investing activities during the year ended December 31, 2021. During the year ended December 31, 2020 cash was provided by the disposal of property and equipment of $951.

Financing

Our net cash provided by financing activities for the year ended December 31, 2021 was $4,337,728, compared to $1,741,665 for the year ended December 31, 2020. For the year ended December 31, 2021, our net cash from financing activities consisted of proceeds from notes payable – non-related parties of $1,005,000, proceeds from notes payable – related parties of $1,030,000, repayments of notes payable-related parties of ($30,000), proceeds from convertible debenture payable of $2,500,000, debt issuance costs of ($275,000), proceeds from the exercise of stock warrants $88,470, and proceeds from the exercise of stock options of $19,258. For the year ended December 31, 2020, our net cash from financing activities consisted of proceeds from offering of preferred stock – related parties of $1,700,000, and proceeds from notes payable – non-related parties of $41,665.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this filing. Management is actively monitoring the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for fiscal year 2022. However, if the pandemic continues, it could have an adverse effect on our results of future operations, financial position, and liquidity in fiscal year 2022.

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Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles. The preparation of our audited consolidated financial statements and related disclosures require our management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements, and the reported amounts of revenues and expenses during the reported period. We base such estimates on historical experience, known trends and events and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions and conditions.

While our significant accounting policies are described in more detail in the notes to our audited consolidated financial statements appearing elsewhere in this annual report on Form 10-K, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Use of Estimates

The preparation of audited consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, such estimates were made by the Company for the valuation of derivative liability, stock compensation and beneficial conversion feature expenses. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consisted primarily of cash.  The Company maintains its cash at one domestic financial institution.  The Company is exposed to credit risk in the event of a default by the financial institution to the extent that cash is in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company places its cash with high-credit quality financial institutions and are managed within established guidelines to mitigate risk.  To date, the Company has not experienced any loss on its cash.

Financial Instruments

Pursuant to ASC Topic 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets: quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

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The Company’s financial instruments consist primarily of cash, accounts payable, accrued expenses, accrued interest payable, notes payable, related party payables, convertible debentures, and other payables. Pursuant to ASC 820 and 825, the fair value of our derivative liabilities is determined based on “Level 3” inputs. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain an embedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid-in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in fair value are recorded in the consolidated statement of operations under other income (expense).

The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option at its fair value as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors. For stock-based derivative financial instruments, the Company uses a Monte Carlo Simulation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instruments are initially recorded at their fair values and are then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations.

Impairment of Long-Lived Assets

Long-lived assets and identifiable intangibles held for use are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset or if changes in facts and circumstances indicate, an impairment loss is recognized and measured using the asset’s fair value.

Stock-based Compensation

The Company follows the guidance of the accounting provisions of ASC 718 Share-based Compensation (“ASC 718”), which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants, options and restricted stock units). The fair value of each warrant and option is estimated on the date of grant using the Black-Scholes options-pricing model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The Company has not paid dividends historically and does not expect to pay them in the future. Expected volatilities are based on weighted averages of the historical volatility of the Company’s common stock estimated over the expected term of the awards. The expected term of awards granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term as historically the Company had limited activity surrounding its awards. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term. The grant date fair value of a restricted stock unit equals the closing price of our common stock on the trading day of the grant date.

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Recent Issued Accounting Guidance

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is evaluating the effects, if any, of the adoption of ASU 2019-12 guidance on the Company’s financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which address issues identified as a result of the complexity associated with applying generally accepted accounting principles for certain financial instruments with characteristics of liabilities and equity. This amendment is effective for public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the effects, if any, of the adoption of ASU 2020-06 guidance on the Company’s financial position, results of operations and cash flows.

The Company has reviewed other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoptions of any such pronouncements will be expected to cause a material impact on its financial condition or the results of operations.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements as of June 30, 2022, and December 31, 2021 and 2020.

Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act, as amended, as a process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer (our Principal Financial Officer), and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States and includes those policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect our transactions and any disposition of our assets;

•

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Our management assesses the effectiveness of our internal control over financial reporting on a quarterly basis, with the most recent assessment being conducted as of June 30, 2022. In making these assessments, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on this assessment, Management has identified the following three material weaknesses that have caused management to conclude that, as of June 30, 2022, our disclosure controls and procedures, and our internal control over financial reporting, were not effective at the reasonable assurance level:

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1. We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. While we have recently hired a Chief Financial Officer to support our Chief Executive Officer who previously served as our Chief Financial Officer, and have recently appointed a member to our Board of Directors with significant accounting experience, we realize there is an inherent weakness with only 1-2 individuals being responsible for our accounting and the preparation of our financial statements. To the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

2. We have not documented our internal controls. We have limited policies and procedures that cover the recording and reporting of financial transactions and accounting provisions. As a result, we may be delayed in our ability to calculate certain accounting provisions. While we believe these provisions are accounted for correctly in the attached audited financial statements, our lack of internal controls could lead to a delay in our reporting obligations. We are required to provide written documentation of key internal controls over financial reporting. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

3. Effective controls over the control environment were not maintained. Specifically, management has not developed and effectively communicated to our employees its accounting policies and procedures. This has resulted in inconsistent practices. Further, our Board of Directors only recently appointed a director that qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Until these issues are rectified our management believes these deficiencies have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.

To address these material weaknesses, management performed additional analyses and other procedures to ensure that the financial statements included herein fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented. Accordingly, we believe that the consolidated financial statements included in this Registration Statement fairly present, in all material respects, our financial condition, results of operations and cash flows for the periods presented.

 Remediation of Material Weaknesses

In order to remediate the material weakness in our documentation, evaluation and testing of internal controls, we hired a new Chief Financial Officer in January 2022, a Vice President of Finance and Accounting in February 2022, and appointed an independent member to our Board of Directors with significant accounting experience in December 2021 who is the chairperson of the audit committee of our Board of Directors. These new hires and appointment will significantly decrease the risk associated with the identified material weaknesses including segregation of duties, design and documentation of internal controls. However, we need to hire additional qualified and experienced personnel to assist us in further remedying these material weaknesses, especially with our transactional accounting and the preparation of our financial statements. To that end, we plan to hire additional qualified individuals whose primary job responsibilities will be performing our accounting functions and preparing our financial statements, as well as performing other accounting-related functions, such as oversight.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include interest rate changes in United States of America and commodity prices. We do not engage in financial transactions for trading or speculative purposes.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names and ages of our directors, director nominees, and executive officers as of August 31, 2022, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation, or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)
Kevin Moore	61	Director

David Gandini	64	Chief Executive Officer Secretary, Chairman of the Board, and Director

Jerry Wenzel	67	Chief Financial Officer

Ford Fay	62	Independent Director

J. Steven Beabout	69	Independent Director (Chairperson of Compensation Committee)

James Bardy	69	Independent Director

Sandy Shoemaker	53	Independent Director (Chairperson of Audit Committee)

Scott Bennett	62	Executive Vice President of Business Operations

Michael Watson	59	Executive Vice President of Sales and Marketing and Revenue Officer

Kevin Moore has served on our Board of Directors since November 2019 and served as our Chief Executive Officer from October 2019 to October 2021. Prior to his appointment as our Chief Executive Officer, Mr. Moore has been a private investor. From 2017 to 2019, Mr. Moore was the President of Moore Holdings, Inc. and Managing Member of Vans Silver Peaks, LLC. From 2014 to 2017, Mr. Moore was the Managing Member of Vans Equipment Denver LLC, Managing Member of Vans Equipment South LLC, Managing Member of Vans Silver Peaks LLC, and President of Moore Holdings, Inc. The Vans equipment companies are heavy equipment sale and rental companies, which initially started as a “greenfield” project during the Great Recession and grew to a very successful multi-location business serving the Colorado region. Prior to 2014, Mr. Moore was the President of Moore Holdings, Inc. and Managing Member of Vans Silver Peaks, LLC. Prior to joining Van’s Equipment Company, Mr. Moore was the Chief Executive Officer and owner of Summit Quality, an international quality management and sales organization that secured over $50 million per year in revenue for its clients. Prior to that endeavor, Mr. Moore was the Chief Executive Officer and owner of Automotive Testing Technologies. While in this position, he led a team that quadrupled testing revenue in four years, and then successfully sold the business to a competitor. Mr. Moore is currently an active business and real estate investor through Moore Holdings Incorporated.

Mr. Moore serves on the Board of Directors for SOBRSafe, Four Seasons Golf, RDM Holdings and the Shining Stars Foundation. He also participates in the University of Colorado MBA mentorship program and established the Shining Stars Young Adult mentorship program that supports young adults’ social and professional aspirations in a positive manner.

We had an Employment Agreement with Mr. Moore. Under the terms of his Employment Agreement, Mr. Moore served as our Chief Executive Officer until October 18, 2021. Under the terms of his Employment Agreement, Mr. Moore performed services for us that are customary and usual for a chief executive officer of a company for October 2019, November 2019 and December 2019, in exchange for: (i) 8,018 shares of our common stock per month, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) an incentive stock options under our 2019 Equity Compensation Plan to acquire 352,777 shares of our common stock, at an exercise price of $0.7902, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 9,800 shares during the three-year term of the Moore Agreement. The stock options have a ten year term.

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David Gandini has served as our Chief Executive Officer since October 18, 2021 and on our Board of Directors since November 2019. Mr. Gandini has been consulting regarding our business development since December 2018. Since September 2018, Mr. Gandini has also been a managing partner with First Capital Advisory Services, where he is responsible for capital creation, new business acquisition, business strategy and development, and partnership revenue generation. From 2014 to August 2017, Mr. Gandini was President of Alchemy Plastics, Inc., Englewood Colorado where he was responsible for US manufacturing, sales, and strategic partnerships. From 2001 until 2014, when the company was acquired, Mr. Gandini served as the President of IPS Denver, a bank card personalization and packaging entity where he managed the company and market transformations to become a leader in the U.S. secured gift market space with revenues of $46M. Prior to his engagement at IPS, Mr. Gandini was the Chief Operations Officer at First World Communications, a major U.S. Internet and Data Center provider, and participated in its successful IPO in 2000 raising over $200M. Previously, Mr. Gandini founded Pace Network Services providing carrier SS7 signaling to U.S. long distance providers and facilitated a successful exit to ICG Communications on the heels of co-founding Detroit based Digital Signal in the fiber optic long haul market sector where me managed a successful exit to SP Telecom.

Mr. Gandini graduated from Michigan State University with a degree in Telecommunications. He was a scholarship NCAA Division Hockey athlete, a member of the US Junior National Team, and a US Junior All American.

We have an Employment Agreement with Mr. Gandini. Under the terms of his Employment Agreement, Mr. Gandini served as our Chief Revenue Officer until October 24, 2021, at which time he transitioned and started working as our Chief Executive Officer under the terms of the same Employment Agreement.  The Employment Agreement continues through October 24, 2022, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Gandini will perform services for us that are customary and usual for a chief executive officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) an incentive stock options under our 2019 Equity Compensation Plan to acquire 240,530 shares of our common stock, at an exercise price of $0.7902, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 6,682 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 80,177 additional option shares (the “Pre-Vesting Option Shares”) shall vest as follows: 66,813 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019, shall vest on November 1, 2019; and (ii) the remaining 13,364Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten year term.

This Employment Agreement still governs our relationship with Mr. Gandini even though he has been appointed as our Chief Executive Officer, effective October 18, 2021.  The Compensation Committee of our Board of Directors is working with Mr. Gandini on a new agreement but it has not been completed.

Jerry Wenzel has served has our Chief Financial Officer since January 2022.  With more than 40 years of leadership experience in financial management and reporting, public accounting and auditing, Mr. Wenzel brings to SOBRsafe the ideal skillset for a growing public company. Prior to SOBRsafe, Mr. Wenzel was a partner in the firm B2BCFO® from 2018 through 2021, providing strategic financial leadership to business owners regarding growth and transaction opportunities. From 2016 to 2018, he was the Chief Financial Officer for PRIDE Centric Resources, Inc., a national commercial food service equipment buying group. In this position Jerry was responsible for all financial reporting responsibilities, including vendor rebate programs, cash management, internal controls and reporting to the Audit Committee and Board of Directors.

From 1998 to 2016, Mr. Wenzel served as Chief Financial Officer for several manufacturing businesses and a residential real estate franchisee servicing Colorado’s Front Range. Prior to his Chief Financial Officer positions, Mr. Wenzel was an audit and consulting partner in two Denver-based practices and a national CPA firm.

Mr. Wenzel has been a Certified Public Accountant since 1980 and earned his Bachelor of Science degree in Accountancy from the University of Wisconsin-LaCrosse.  Mr. Wenzel is a member of the American Institute of Certified Public Accountants (AICPA) and Colorado Society of CPAs (CSCPA) and past member of the AICPA SEC Division for Firms Peer Review Committee and CSCPA Quality Review Board.

In connection with hiring Mr. Wenzel we entered into an Executive Employment Agreement with Mr. Wenzel. Under the terms of his Employment Agreement, Mr. Wenzel will serve as our Chief Financial Officer until January 1, 2024, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Wenzel will perform services for us that are customary and usual for a chief financial officer of a company, in exchange for: (i) an annual base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire 66,667 shares of our common stock, at an exercise price of $7.755, which is equal to 110% of the fair market value of our common stock on January 10, 2022 (the date the options were eligible to be issued under Mr. Wenzel’s Employment Agreement), with the stock options to vest in 8 equal quarterly installments of 8,334 shares during the two-year term of the Employment Agreement, with a ten year term, and (iii) 16,667 Restricted Stock Units under our 2019 Equity Incentive Plan, which will vest upon the end of any relevant lockup period involving Company securities owned by Mr. Wenzel after we uplist to a national exchange (i.e. Nasdaq).

Ford B. Fay has served as a member of our Board of Directors since June 2020. Mr. Fay is currently the Director at Crown Castle International Corp., a large fiber-based telecommunications company. In this position Mr. Fay manages all aspects of Network Access Life Cycle for the company. He has held this position since 2020. From 2017 to 2020, Mr. Fay was a principal with Eagle Bay Advisors, LLC, a telecommunications consulting firm. In this position, Mr. Fay assisted clients with cost and efficiency improvements in Access Management across the life cycle spectrum of Access. From 2015 to 2017, Mr. Fay was the Vice President, Access Management for Zayo Communications. In this position Mr. Fay created and managed most aspects of offnet costs, such as, vendor selection, contracting, procurement, quoting, operationalization, vendor management, offnet ordering, offnet grooming and optimization. In this position, Mr. Fay also planned and executed the network integrations of the $1.4B acquisition of Electric Lightwave and the $350M acquisition of Canadian-based Allstream. Mr. Fay received his Bachelor of Science in Operations Research & Industrial Engineering from Cornell University, and his Master of Business Administration from University of Rochester, Simon School of Business.

J. Steven Beabout has served as a member of our Board of Directors since August 2020 and serves as the Chairperson of the Compensation Committee of our Board of Directors. Since 2018, Mr. Beabout has been consulting with various startup companies and involved in real estate investing. From 2016-2018, Mr. Beabout was General Counsel of Tectonic, LLC, a SaaS company specializing in big data analytics and customer relationship management (CRM). In this position, Mr. Beabout was in charge of Tectonic’s legal department and negotiated deals with large companies like Coca-Cola, Anhueser-Busch and Wyndham Hotels. From 1996 to 2015, Mr. Beabout was General Counsel and a member of the strategic management team (executive vice-president) of Starz, a company listed on NASDAQ that competes with HBO and Netflix. During his time there, Mr. Beabout assisted with other key management personnel to grow the business from a start-up with $100M in losses to a multi-billion dollar public company. As part of strategic management team, Mr. Beabout was involved in the company’s strategic business decisions and as General Counsel he was responsible for all legal aspects of business, including, but not limited to, negotiation of billion dollar plus contacts with major studios (Universal, Disney and Sony), and distributors (Comcast, Time- Warner, DIRECTV, DISH Networks, Netflix, etc.), human resources and related matters, general corporate matters, post-IPO public board matters, and reviewing filings with the Securities and Exchange Commission.

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James Bardy has served as a member of our Board of Directors since August 2021. In 1989, Mr. Bardy formed Continental Services, where he currently serves as Executive Chairman of the Board. Continental Services is currently Michigan’s largest food management company, employing over 1,000 people and providing a wide range of custom dining, refreshment services and catering solutions through an impressive lineup of brands. Over the company’s 32-year history, Mr. Bardy has identified, negotiated, structured, financed, closed and successfully integrated 23 acquisitions. Mr. Bardy also applies his minor in Agribusiness to his North Florida cattle ranch, Great Mark Western, where 1,800 head of cattle are bred, raised managed and marketed specifically to high-end restaurant and food service clients. Mr. Bardy received his Bachelor of Science, Marketing and Transportation Major, Agribusiness Minor from Michigan State University.

Sandy Shoemaker has served as a member of our Board of Directors since December 2021 and serves as Chairperson of the audit committee of our Board of Directors. Ms. Shoemaker retired from public accounting in June 2021 to focus on consulting with small-medium sized companies. She was a partner in the audit service area of EKS&H/Plante Moran and was involved in public accounting since 1990, serving publicly traded and privately held companies. She led the EKS&H SEC practice for several years. Ms. Shoemaker’s experience includes initial and secondary public offerings, reverse mergers, annual and quarterly audits of public companies, responses to SEC comment letters, assisting with implementation of new accounting pronouncements, business acquisitions, stock-based compensation, and internal controls. Ms. Shoemaker has provided services to companies in the various industries such as bio-tech, franchising, distribution, manufacturing, medical-device, restaurants and real estate industries. She also has extensive experience in working with employee-owned companies.  Ms. Shoemaker has numerous professional affiliations including, but limited to, American Institute of Certified Public Accountants (AICPA), the Colorado Society of Certified Public Accountants (CSCPA), and the National Center for Employee Ownership (NCEO). Ms. Shoemaker received her B.S. in Accounting, graduating cum laude, from Southwest Missouri State University.

Scott Bennett has served as our Executive Vice President, Business Operations since October 2021. Prior to joining SOBRsafe, Mr. Bennett co-founded cybersecurity firm GBprotect in 2001, and served as its COO from 2017 to 2019 until its successful sale to Nuspire in 2019. After the sale to Nuspire, Mr. Bennett stayed on with Nuspire as its Vice President, Service Operations from 2019 to 2020.  In this position he was responsible for maintaining the legacy client base and was a key contributor to the integration strategy of all personnel and the migration of the legacy client base.  In addition to his technical contributions to GBprotect, Mr. Bennett was also responsible for key business functions such as quality assurance, inventory management and customer service. Mr. Bennett previously served as CTO/CISO of fintech businesses Catalyst Card Company from 2013 to 2017 and Integrated Printing Solutions from 2004 to 2013. Mr. Bennett has also been the principal owner of The Bennett Group from 2001 to 2021.  The Bennett Group provides consulting services to developing business organizations at both start-up and established corporate environments in the areas of compliance, data architecture, quality management, integration, and general business operations.  Mr. Bennett earned his bachelor’s degree in Telecommunications Management from Michigan State University.

Michael Watson has served as our Executive Vice President of Sales and Marketing and Revenue Officer since October 2021. From 2013 to October 2021, Mr. Watson was the Executive Vice President Business Development and Chief Innovative Officer at Phoenix Innovate, a marketing company specializing in end-to-end marketing services from research to tactical execution, where he worked as a member of the senior leadership team to identify and execute operational improvements and culture development.  In his positions, he also identified and pursued acquisition targets and monitored and analyzed sales and marketing activity against goals including impact on overall corporate profitability.  From 1992 to 2011, Mr. Watson was the Senior Vice President of BUDCO, a marketing consulting company specializing in strategic execution.  His primary job responsibilities at BUDCO involved providing leadership and direction, including budgeting and profitability, to three sales directors focusing on automotive, healthcare, food and beverage and consumer markets. While at BUDCO he grew the company’s national account team by 490% over 5 years by implementing a healthcare diversification strategy which resulted in the company’s revenue moving from 80% automotive to 40% automotive.  Mr. Watson was also responsible for inventing, developing, and marketing a health insurance dependent audit product which was responsible for over $18 million in revenue during the first 24 months of implementation and quadrupled the size of the company’s call center division.  Mr. Watson is also a professor/instructor at Oakland University in Rochester Hills, Michigan where he teaches MGT 3000 to upper classmen in the School of Business.

Term of Office

Our directors hold office until the next annual meeting or until their successors have been elected and qualified, or until they resign or are removed. Our Board of Directors appoints our officers, and our officers hold office until their successors are chosen and qualify, or until their resignation or their removal.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

Other than the involuntary bankruptcy proceeding mentioned herein, no bankruptcy petition has been filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees

Our Board of Directors held three meetings during the year ended December 31, 2021, which occurred on April 27, 2021, August 9, 2021 and December 7, 2021. All other proceedings of the Board of Directors for the year ended December 31, 2021 were conducted by resolutions consented to in writing and filed with the minutes of the proceedings of our Board of Directors. As of April 22, 2022, our Board of Directors has a designated compensation committee, consisting of Steven Beabout and Ford Fay. Our Board of Directors has a designated audit committee, consisting of Sandy Shoemaker, Steve Beabout and Ford Fay.  Our Board of Directors has a nominating committee, consisting of Steve Beabout and Ford Fay. We also have written nominating, compensation and audit committee charters.

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our president at the address appearing on the first page of this Offering Memorandum.

Audit Committee Financial Expert

The Nasdaq Capital Market rules require us to have three independent audit committee members upon the listing of our Common Stock, with at least one member being an “audit committee financial expert”. Our board of directors has affirmatively determined that Sandy Shoemaker  meets the definition of “independent director” and an “audit committee expert”, and Steve Beabout and Ford Fay qualify as “independent directors” for purposes of serving on an audit committee under Rule 10A-3 of the Securities Exchange Act of 1934, as amended and Nasdaq Capital Market rules.

Compensation Committee

The Nasdaq Capital Market rules require us to have two independent compensation committee members upon the listing of our Common Stock. Our board of directors has affirmatively determined that Steve Beabout and Ford Fay meets the definition of “independent director” for purposes of serving on a compensation committee under Rule 10A-3 of the Securities Exchange Act of 1934, as amended and Nasdaq Capital Market rules.

Nomination Committee

The Nasdaq Capital Market rules require us to have two independent nomination committee members upon the listing of our Common Stock. Our board of directors has affirmatively determined that Steve Beabout and Ford Fay  meets the definition of “independent director” for purposes of serving on a nomination committee under Rule 10A-3 of the Securities Exchange Act of 1934, as amended and Nasdaq Capital Market rules.

Code of Ethics

On April 22, 2022, our Board of Directors adopted a code of business conduct and ethics applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. The code of business conduct and ethics will be publicly available on our website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by our board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

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EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2021;

(b)

each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2021 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2021,

who we will collectively refer to as the named executive officers, for the years ended December 31, 2021, 2020 and 2019, are set out in the following summary compensation table:

Executive Officers and Directors

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) the Company’s Chief Executive Officer and (ii) all other executive officers who earned in excess of $100,000 in the years ended December 31, 2021, 2020, and 2019 (“Named Executive Officers”):

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kevin Moore, Former CEO (2)	2021	185,500		-0-	(3)	43,804	(4)	-0-	-0-	-0-	-0-		229,304	(4)
	2020	213,000		-0-		-0-		-0-	-0-	-0-	-0-		213,000
	2019	39,508		-0-		-0-		240,779	-0-	-0-	-0-		280,287

David Gandini, CEO, CFO	2021	210,000		-0-	(6)	43,804	(7)	-0-	-0-	-0-	-0-		253,804	(7)
and Secretary (5)	2020	185,000		-0-		-0-		-0-	-0-	-0-	-0-		185,000
	2019	29,417		-0-		-0-		215,018	-0-	-0-	-0-		244,435

Scott Bennett, EVP of Bus Ops(8)	2021	89,167		-0-		45,532	(9)	540,706	-0-	-0-	-0-		675,405	(9)

Michael Watson, EVP of Sales & Marketing(10)	2021	39,824		-0-		-0-		687,639	-0-	-0-	-0-		727,463

Dean Watson, Former CTO(11)	2021	138,472		-0-		-0-		-0-	-0-	-0-	-0-		138,472
	2020	43,750		-0-		-0-		-0-	-0-	-0-	-0-		43,750

Charles Bennington	2020	50,000	(13)	-0-		-0-		-0-	-0-	-0-	-0-		50,000	(13)
Former Chief Executive	2019	-0-		-0-		-0-		4,163	-0-	-0-	60,000	(14)	64,163
Officer, CFO, and Secretary (12)

Nick Noceti, Former CFO (15)	2020	16,500	(16)	-0-		-0-		-0-	-0-	-0-	-0-		16,500	(16)
	2019	-0-		-0-		-0-		4,163	-0-	-0-	66,000	(16)	70,163	(16)

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(1)	Includes amounts paid and/or accrued.
(2)	Mr. Moore was appointed as our Chief Executive Officer on October 25, 2019 and resigned as our Chief Executive Officer effective October 18, 2021.
(3)	Since Mr. Moore received Restricted Stock Units in lieu of a cash bonus, his bonus amount is set forth under “Stock Awards” in the above table.
(4)

Includes 20,960 Restricted Stock Units under our 2019 Equity Incentive Plan, which were issued to Mr. Moore in lieu of $185,500 executive bonus he earned for 2020.  The RSUs were valued based on the fair market value of our common stock on the date of grant.

(5)	Mr. Gandini was appointed as our Chief Executive Officer in October 2021. Mr. Gandini previously served as our Chief Revenue Officer and Chief Financial Officer.
(6)	Since Mr. Gandini received Restricted Stock Units in lieu of a cash bonus, his bonus amount is set forth under “Stock Awards” in the above table.
(7)

Includes 20,960 Restricted Stock Units under our 2019 Equity Incentive Plan, which were issued to Mr. Gandini in lieu of $185,500 executive bonus he earned for 2020.The RSUs were valued based on the fair market value of our common stock on the date of grant.

(8)	Mr. Bennett was hired as our Executive Vice President of Business Operations in October 2021.
(9)	Includes the value of 20,000 Restricted Stock Units based on fair market value of our common stock on the dates of grant.
(10)	Mr. Watson was hired as our Executive Vice President of Sales and Marketing in October 2021.
(11)	Dean Watson was terminated effective August 20, 2021.
(12)	Mr. Bennington resigned as our Chief Executive Officer on October 25, 2019 and resigned as our President and Secretary on June 5, 2020.
(13)	Includes amounts paid to Mr. Bennington as compensation for serving on our Board of Directors and as a consultant.
(14)	Amounts accrued for Mr. Bennington’s role on the Board of Directors
(15)	Nick Noceti was appointed to the role of CFO in 2018 and resigned effective June 5, 2020.
(16)	Includes amounts paid for accounting services.

Employment Contracts

In connection with hiring Mr. Wenzel we entered into an Executive Employment Agreement with Mr. Wenzel. Under the terms of his Employment Agreement, Mr. Wenzel will serve as our Chief Financial Officer until January 1, 2024, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Wenzel will perform services for us that are customary and usual for a chief financial officer of a company, in exchange for: (i) an annual base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire 66,667 shares of our common stock, at an exercise price of $7.755, which is equal to 110% of the fair market value of our common stock on January 10, 2022 (the date the options were eligible to be issued under Mr. Wenzel’s Employment Agreement), with the stock options to vest in 8 equal quarterly installments of 8,334 shares during the two-year term of the Employment Agreement, with a ten year term, and (iii) 16,667 Restricted Stock Units under our 2019 Equity Incentive Plan, which will vest upon the end of any relevant lockup period involving Company securities owned by Mr. Wenzel after we uplist to a national exchange (i.e. Nasdaq).

On October 18, 2021, we entered into an Executive Employment Agreement with Michael Watson (the “Watson Agreement”) to serve as our Executive Vice President of Sales and Marketing and Revenue Officer.  Under the terms of the Watson Agreement, Mr. Watson performs services for us that are customary and usual for a EVP of sales and marketing of a company, in exchange for: (i) a base salary of $175,000 and his eligible to participate in any executive bonus plans, with a target bonus of $75,000, and (ii)incentive stock options under our 2019 Equity Incentive Plan to acquire up to 83,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period. The Watson Agreement is for a two year term.

On August 17, 2021, we entered into an Executive Employment Agreement with Scott Bennett (the “Bennett Agreement”) to serve as our Executive Vice President of Business Operations beginning on October 18, 2021.  Under the terms of the Bennett Agreement, Mr. Bennett performs services for us that are customary and usual for a EVP of business operations of a company, in exchange for: (i) a base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire up to 33,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period, and (iii) 16,667 restricted stock units under our 2019 Equity Incentive Stock Plan, which will vest upon the earlier of (a) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (b) January 1, 2023. The Bennett Agreement is for a two year term.

Prior to hiring Mr. Bennett has an executive officer, Mr. Bennett was granted (i) 3,334 restricted stock units pursuant to a prior consulting arrangement with us, and (ii) a stock option to acquire 33,334 shares of our common stock at an exercise price of $10.131 under a prior employment agreement with us.  The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.  The stock options were also issued under our 2019 Equity Incentive Plan and vest in equal installments, monthly over a thirty six (36) month period beginning May 17, 2021.

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On October 25, 2019, we entered into an Employment Agreement with Mr. Kevin Moore to serve as our Chief Executive Officer (the “Moore Agreement”). Under the terms of the Moore Agreement, Mr. Moore served as our Chief Executive Officer until October 18, 2021. Under the terms of the Moore Agreement, Mr. Moore performed services for us that are customary and usual for a chief executive officer of a company, in exchange for: (i) 8,018 shares of our common stock per month until the IDTEC Transaction closes, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) an incentive stock options under our 2019 Equity Compensation Plan to acquire 352,777 shares of our common stock, at an exercise price of $0.7902, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 9,800 shares during the three-year term of the Moore Agreement. The stock options have a ten year term.

On October 25, 2019, we entered into an Employment Agreement with Mr. David Gandini to serve as our Chief Revenue Officer (the “Gandini Agreement”). Under the terms of the Gandini Agreement, Mr. Gandini will serve as our Chief Revenue Officer until October 24, 2022, unless either (i) the transaction that is the subject of that certain Asset Purchase Agreement with IDTEC, LLC, a Colorado limited liability company (the “IDTEC Transaction”), has not closed by January 31, 2020, in which case Mr. Gandini’s employment will terminate immediately, or (ii) he is terminated pursuant to the other termination provisions set forth in the Gandini Agreement. Under the terms of the Gandini Agreement, Mr. Gandini will perform services for us that are customary and usual for a chief revenue officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) an incentive stock options under our 2019 Equity Compensation Plan to acquire 240,530 shares of our common stock, at an exercise price of $0.7902, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 6,682 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 80,177 additional option shares (the “Pre-Vesting Option Shares”) shall vest as follows: 66,813 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019, shall vest on November 1, 2019; and (ii) the remaining 13,364 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten year term.

The foregoing description of the key terms of the above-agreements is qualified in its entirety by the full text of the related documents, which incorporated herein as Exhibit 10.8 – 10.10 to this prospectus.

Director Compensation

The following table sets forth director compensation for 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Charles Bennington(1)	-0-	-0-	-0-		-0-	-0-	-0-	50,000

David Gandini	-0-	-0-	-0-		-0-	-0-	-0-	-0-

Kevin Moore	-0-	-0-	-0-		-0-	-0-	-0-	-0-

Ford Fay	-0-	-0-	75,999	(2)	-0-	-0-	-0-	75,999	(2)

Steven Beabout	-0-	-0-	-0-		-0-	-0-	-0-	-0-

James Bardy(3)	-0-	-0-	-0-		-0-	-0-	-0-	-0-

Sandy Shoemaker(4)	-0-	-0-	224,485	(5)	-0-	-0-	-0-	224,485	(5)

(1)	Mr. Bennington resigned from our Board of Directors in 2021.

(2)	In 2021, Mr. Fay was granted stock options to acquire 8,334 shares of our common stock.

(3)	Mr. Bardy joined our Board of Directors in August 2021.

(4)	Ms. Shoemaker joined our Board of Directors in December 2021.

(5)	Ms. Shoemaker was granted stock options to acquire 25,000 shares of our common stock, largely due to her agreeing to Chair the Audit Committee of our Board of Directors.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors may receive restricted stock units or stock options to purchase common shares as awarded by our Board of Directors or (as to future stock options) or the Compensation Committee of our Board of Directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

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Outstanding Equity Awards

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers on December 31, 2021:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Kevin Moore(1)(3)	254,783	0	97,994	$0.7902	November 25, 2029 (1)	0	0	20,960	62,249

David Gandini(2)	253,892	0	66,814	$0.7902	November 1, 2029 (2)	0	0	20,960	62,249

Scott Bennett	12,500	0	54,167	$9.24-10.14	May 17, 2031-October 11, 2031	0	0	20,000	59,400

Michael Watson	10,417	0	72,917	$9.24	October 11, 2031	0	0	0	0

(1)

Under the terms of Mr. Moore’s stock option grant, the options expire ten (10) years from the date of vesting. His options vest in equal installments monthly over a three year period. As a result, the first 9,800 monthly options vested on November 25, 2019 and expire on November 25, 2029.

(2)

Under the terms of Mr. Gandini’s stock option grant, the options expire ten (10) years from the date of vesting. Mr. Gandini had 66,813 options vest on November 1, 2019. As a result, those initial options expire on November 1, 2029.

(3)	Mr. Moore resigned as our Chief Executive Officer effective October 18, 2021.

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Aggregated Option Exercises

There were no option exercises during the year ended December 31, 2021 by our named officers.

Long-Term Incentive Plan

Currently, our company does not have a long-term incentive plan in favor of any director, officer, consultant or employee of our company.

Certain Relationships and Related Transactions, and Director Independence

We have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last three completed fiscal years.

We do not have a written policy concerning the review, approval, or ratification of transactions with related persons.

Our Board of Directors has a designated compensation committee, consisting of Steven Beabout and Ford Fay. Our Board of Directors has a designated audit committee, consisting of Sandy Shoemaker and Ford Fay.  Our Board of Directors has a designated nominating committee consisting of Steven Beabout and Ford Fay. Our nominating, compensation and audit committees have written charters.

Currently, four of our directors are considered independent, namely Steven Beabout, Ford Fay, James Bardy, and Sandy Shoemaker utilizing the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship that, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•

the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2022, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	Amount		Percent of Class (1)

Common Stock	Kevin Moore (3)	Director	347,881	(4)	3.1%

Common Stock	David Gandini (3)	CEO, Secretary and Director	743,595	(5)	6.4%

Common Stock	Michael Watson(3)	EVP/Revenue Officer	84,185	(6)	<1%

Common Stock	Scott Bennett(3)	EVP Sales & Marketing	62,761	(7)	<1%

Common Stock	Jerry Wenzel	CFO	51,962	(8)	<1%

Common Stock	James Bardy (3)	Director	29,550	(9)	<1%

Common Stock	Ford Fay (3)	Director	39,615	(10)	<1%

Common Stock	Steven Beabout (3)	Director	480,787	(11)	4.3%

Common Stock	Sandy Shoemaker (3)	Director	47,795	(14)	<1%

Common Stock	Gary Graham 6400 S. Fiddlers Green Circle, Suite 525 Greenwood Village, CO 80111	5% Holder	2,711,923	(12)	23.2%

Common Stock	Michael A. Lanphere 400 N. Tustin Ave., Suite 225 Santa Ana, CA 92705	5% Holder	966,742		8.8%

	All Officers and Directors as a Group (9 persons)		1,888,131	(13)	15.3%

(1)

Unless otherwise indicated, based on 10,973,759 shares of Common Stock issuable issued and outstanding. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

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(2)	Unless indicated otherwise, the address of the shareholder is 6400 S. Fiddlers Green Circle, Suite 1400, Greenwood Village, Colorado 80111.

(3)	Indicates one of our officers or directors.

(4)

Includes vested stock options to acquire 323,378, shares of our Common Stock at an exercise price of $0.7902 per share. Does not include 20,960 restricted stock units owned by Mr. Moore since those restricted stock units have not vested.

(5)

Includes vested stock options to acquire 300,661 shares of our Common Stock at an exercise price of $0.7902 per share. Includes 1,000,000 shares of Series B Preferred Stock, which converts into 333,334 shares of our common stock and vote on an as converted basis.  Includes warrants to acquire 47,060 shares of our Common Stock at an exercise price of $4.25 per share. Does not include 20,960 restricted stock units owned by Mr. Gandini since those restricted stock units have not vested.

(6)

Includes vested stock options to acquire 31,250 shares of our Common Stock at an exercise price of $9.24 per share. Includes warrants to acquire 35,290 shares of our Common Stock at an exercise price of $4.25 per share.

(7)

Includes shares of our common stock underlying (i) a $50,000 convertible debenture, convertible at $9.00 per share (6,279 shares) and (ii) 2,778 shares underlying a warrant exercisable at $9.00 per share.  Includes vested stock options to acquire 27,315 shares of our common stock at exercise prices from $9.24 of $10.131 per share. Does not include 20,000 restricted stock units owned by Mr. Bennett since those restricted stock units have not vested.

(8)

In connection with Mr. Wenzel’s hiring as our Chief Financial Officer, he was granted incentive stock options to acquire 66,667 shares of our common stock and 16,667 Restricted Stock Units under the 2019 Equity Incentive Plan.  Includes vested stock options to acquire 16,667 shares of our Common Stock at an exercise price of $7.755 per share. Includes warrants to acquire 23,530 shares of our Common Stock at an exercise price of $4.25 per share. Does not include 16,667 restricted stock units owned by Mr. Wenzel since those restricted stock units have not vested.

(9)

Includes shares of our common stock underlying (i) a $100,000 convertible debenture, convertible at $9.00 per share (12,883 shares) and (ii) 5,556 shares underlying a warrant exercisable at $9.00 per share. The debenture and the warrant are held in the name of Financial House, LLC. Mr. Bardy is the principal owner of Financial House, LLC.

(10)

Includes vested stock options to acquire 16,668 shares of our common stock at an exercise prices from $0.7902 of $10.296 per share. Also includes: (i) 6,279 shares of our common stock underlying a $50,000 principal amount convertible promissory note, convertible into shares of our common stock at $9.00 per share, and (ii) 2,778 shares of our common stock underlying a warrant, exercisable at $9.00 per share.

(11)

Inlcudes 75,544 held in the name of C&S Trust, a trust controlled by Kathren Beabout, who is Mr. Beabout’s spouse. Mr. Beabout’s children are the beneficiaries of C&S Trust. Mr. Beabout also has interests in IDTEC, LLC and SOBR Safe, LLC, both of which own shares of our common stock. Mr. Beabout does not have a controlling interest in either entity so the stock owned by those entities is not reflected in his ownership. Includes warrants to acquire 137,600 shares of our Common Stock at an exercise price of $4.25 per share. Does not include 80,000 restricted stock units owned by Mr. Beabout since those restricted stock units have not vested.

(12)

Includes shares owned in the name of IDTEC, LLC and SOBR Safe, LLC, both of which are controlled by a limited liability company that is controlled by Mr. Graham. IDTEC, LLC and SOBR Safe, LLC, invested in over $4.2M in exchange for the securities issued to those entities.  Includes 2,000,000 shares of Series B Preferred Stock owned by IDTEC, LLC, which converts into 666,667 shares of our common stock and vote on an as converted basis. Includes warrants to acquire 47,868 shares of our Common Stock at an exercise price of $4.25 per share.

(13)

Includes an aggregate of 728,439 vested options to purchase our Common Stock, 25,441 shares of our Common Stock underlying an aggregate of $200,000 principal amount convertible debentures, that are owned by our officers and directors, 278,122 shares underlying warrants held by our officers and directors, and 1,000,000 shares of our Series B Preferred Stock,which converts into 333,334 shares of our common stock, owned by our officers and directors, which amount is also added to our outstanding Common Stock for the percentage calculation.

(14)

Includes vested stock options to acquire 12,500 shares of our Common Stock at an exercise price of $10.065 per share, which have a 10- year term. Includes warrants to acquire 23,530 shares of our Common Stock at an exercise price of $4.25 per share.

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We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. We are not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common stock issued or outstanding. We do not have an investment advisor.

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Contracts

In connection with hiring Mr. Wenzel in January 2022, we entered into an Executive Employment Agreement with Mr. Wenzel. Under the terms of his Employment Agreement, Mr. Wenzel will serve as our Chief Financial Officer until January 1, 2024, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Wenzel will perform services for us that are customary and usual for a chief financial officer of a company, in exchange for: (i) an annual base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire 66,667 shares of our common stock, at an exercise price of $7.755, which is equal to 110% of the fair market value of our common stock on January 10, 2022 (the date the options were eligible to be issued under Mr. Wenzel’s Employment Agreement), with the stock options to vest in 8 equal quarterly installments of 8,334 shares during the two-year term of the Employment Agreement, with a ten year term, and (iii) 16,667 Restricted Stock Units under our 2019 Equity Incentive Plan, which will vest upon the end of any relevant lockup period involving Company securities owned by Mr. Wenzel after we uplist to a national exchange (i.e. Nasdaq).

On October 18, 2021, we entered into an Executive Employment Agreement with Michael Watson (the “Watson Agreement”) to serve as our Executive Vice President of Sales and Marketing and Revenue Officer.  Under the terms of the Watson Agreement, Mr. Watson performs services for us that are customary and usual for a EVP of sales and marketing of a company, in exchange for: (i) a base salary of $175,000 and his eligible to participate in any executive bonus plans, with a target bonus of $75,000, and (ii)incentive stock options under our 2019 Equity Incentive Plan to acquire up to 83,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period. The Watson Agreement is for a two year term.

On August 17, 2021, we entered into an Executive Employment Agreement with Scott Bennett (the “Bennett Agreement”) to serve as our Executive Vice President of Business Operations beginning on October 18, 2021.  Under the terms of the Bennett Agreement, Mr. Bennett performs services for us that are customary and usual for a EVP of business operations of a company, in exchange for: (i) a base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire up to 33,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period, and (iii) 16,667 restricted stock units under our 2019 Equity Incentive Stock Plan, which will vest upon the earlier of (a) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (b) January 1, 2023. The Bennett Agreement is for a two year term.

Prior to hiring Mr. Bennett has an executive officer, Mr. Bennett was granted (i) 3,334 restricted stock units pursuant to a prior consulting arrangement with us, and (ii) a stock option to acquire 33,334 shares of our common stock at an exercise price of $10.131 under a prior employment agreement with us.  The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.  The stock options were also issued under our 2019 Equity Incentive Plan and vest in equal installments, monthly over a thirty six (36) month period beginning May 17, 2021.

On October 25, 2019, we entered into an Employment Agreement with Mr. Kevin Moore to serve as our Chief Executive Officer (the “Moore Agreement”). Under the terms of the Moore Agreement, Mr. Moore served as our Chief Executive Officer until October 18, 2021. Under the terms of the Moore Agreement, Mr. Moore performed services for us that are customary and usual for a chief executive officer of a company, in exchange for: (i) 8,018 shares of our common stock per month until the IDTEC Transaction closes, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) an incentive stock options under our 2019 Equity Compensation Plan to acquire 352,777 shares of our common stock, at an exercise price of $0.7902, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 9,800 shares during the three-year term of the Moore Agreement. The stock options have a ten year term.

On October 25, 2019, we entered into an Employment Agreement with Mr. David Gandini to serve as our Chief Revenue Officer (the “Gandini Agreement”). Under the terms of the Gandini Agreement, Mr. Gandini will serve as our Chief Revenue Officer until October 24, 2022, unless either (i) the transaction that is the subject of that certain Asset Purchase Agreement with IDTEC, LLC, a Colorado limited liability company (the “IDTEC Transaction”), has not closed by January 31, 2020, in which case Mr. Gandini’s employment will terminate immediately, or (ii) he is terminated pursuant to the other termination provisions set forth in the Gandini Agreement. Under the terms of the Gandini Agreement, Mr. Gandini will perform services for us that are customary and usual for a chief revenue officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) an incentive stock options under our 2019 Equity Compensation Plan to acquire 240,530 shares of our common stock, at an exercise price of $0.7902, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 6,682 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 80,177 additional option shares (the “Pre-Vesting Option Shares”) shall vest as follows: 66,813 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019, shall vest on November 1, 2019; and (ii) the remaining 13,364 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten year term.

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Other Agreements

On March 1, 2022, we entered in to Share Exchange Agreements with David Gandini, one of our officers and directors, and Gary Graham, our largest shareholder, to exchange 333,334 and 666,667 shares of our common stock into 1,000,000 shares and 2,000,000 shares of our Series B Preferred Stock, respectively.  These stock exchanges of common stock for preferred stock were done as conditions of our planned underwritten offering and planned listing on Nasdaq.  The shares of our Series B Convertible Preferred Stock have liquidation preference over our common stock, receive dividends in pari passu with our common stockholders, are convertible into shares of our common stock on a 3-for-1 basis, and vote on an “as converted” basis.

On December 7, 2021, in exchange for Sandy Shoemaker agreeing to serve on our Board of Directors, we issued Sandy Shoemaker options to acquire 8,334 shares of our common stock under our 2019 Equity Incentive Plan, at an exercise price of $10.065 per shares and vest equally over one year.

On December 7, 2021, in exchange for Sandy Shoemaker agreeing to chair the Audit Committee of our Board of Directors we issued Sandy Shoemaker options to acquire 16,667 shares of our common stock under our 2019 Equity Incentive Plan, at an exercise price of $10.065 per shares and vest equally over two years.

From March 2021 through May 31, 2021, we conducted a “Unit” offering under Rule 506 of Regulation D, with each Unit consisting of a $50,000 principal amount convertible debenture (the “Secured Debentures”) and a warrant (the “Warrant”) to purchase 8,334 shares of our common stock.  The Secured Debentures mature two (2) years after issuance. The Secured Debentures will not be redeemable but contain an automatic conversion feature, which will cause all principal and interest due under the Debenture to automatically convert if our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days.  Interest on each investor’s Secured Debenture accrues at a rate of 12% per annum, beginning on the date we have access to the investor’s funds. At the date of their investment, investors elected to have the interest due under the Secured Debenture paid in cash monthly or have the interest accrue and be payable on the maturity date of the Secured Debenture.  For investors that elect to accrue the interest due under the Secured Debenture, the interest will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date. The Secured Debentures will be convertible at any time, and from time to time, beginning on the date of issuance, into shares of our common stock. The Secured Debentures will be convertible at Nine Dollars ($9.00) per share; provided, however, that the right of conversion will be limited by the terms of the Secured Debentures to the extent necessary to ensure that each Debenture holder will never beneficially own more than 4.9% of our class of common stock at any one time while any portion of the holder’s Debenture remains outstanding.  The repayment of the Secured Debentures is secured by our current patent and patent applications.  The Warrant attached to each Unit gives the investor the right to purchase 8,334 shares of our common stock.  The Warrants are exercisable at any time, and from time to time, beginning on the date of issuance and expiring two (2) years after issuance, into shares of our common stock at an exercise price of Nine Dollars ($9.00) per share.  In the event our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days then we have the right to notify the holder of the Warrants that we plan to purchase the Warrants for $0.30 each, which begins a sixty (60) day period for the holder to exercise the Warrants or we may purchase them for $0.30 each.  Under this offering, we issued secured convertible promissory notes totaling $2,005,000 to 25 non-affiliated investors, and one then-affiliate investor – Mr. Ford Fay, one of our directors ($50,000) and additional investors that are now affiliates - Mr. James Bardy (through an entity he controls entitled Financial House, LLC) ($100,000) and Mr. Scott Bennett, our Executive Vice-President of Operations ($50,000), and warrants to purchase 334,181 shares of our common stock with the notes and warrants having the terms described above.

In October 2020, we entered into an Advisory Agreement with Steven Beabout, a member of our Board of Directors, under which he agreed to provide us with strategic legal advice in relation to certain business and legal matters for a period of sixteen (16) months. In exchange for his services, we agreed to issue him 25,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.

On April 6, 2020, we issued 12,813 shares of our common stock to Nick Noceti, our former Chief Financial Officer, in exchange for amounts due to him for accounting fees included in accounts payable. The amount of the debt reduction, and therefore the purchase price of the shares, was $127,840. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact the investor was known to our management team, is a sophisticated investor and familiar with our operations.

On April 7, 2020, we issued 2,277 shares of our common stock to Charles Bennington, one of our then directors and a former executive officer, in exchange for amounts due for Board of Director fees included in accounts payable. The amount of the debt reduction, and therefore the purchase price of the shares, was $9,656. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact the investor is on our Board of Directors, is a sophisticated investor and familiar with our operations.

On or about August 28, 2019, we issued 140,309 shares of our common stock to Charles Bennington, one of our then current directors, pursuant to the terms of a Common Stock Purchase Agreement under which Bennington agreed to forgive $595,000 in accrued salary we owed to him in exchange for the shares. The shares were issued with a standard restrictive legend.

Corporate Governance

As of December 31, 2021, our Board of Directors consisted of David Gandini, Kevin Moore, Ford Fay, Steven Beabout, James Bardy, and Sandy Shoemaker. As of December 31, 2021, four of our directors qualified as an “independent director” as the term is used in NASDAQ rule 5605(a)(2), namely Ford Fay, Steven Beabout, James Bardy, and Sandy Shoemaker.  Our Board of Directors has a designated compensation committee, consisting of Steven Beabout and Ford Fay. Our Board of Directors has a designated audit committee, consisting of Sandy Shoemaker, Steve Beabout and Ford Fay.  Our Board of Directors has a desginated nominating committee, consisting of Steve Beabout and Ford Fay. We also have written nominating, compensation or audit committee charters.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 1 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Section 2 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article XI of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors and officers in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, to register the shares underlying the warrants held by the Selling Securityholder. This Prospectus, which constitutes a part of the Registration Statement on Form S-1, does not contain all of the information set forth in the Form S-1 or the exhibits filed therewith. For further information about us and our common stock, reference is made to our filings with the SEC since we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Statements contained in this Offering Statement regarding the contents of any contract or any other document that is filed as an exhibit to this Offering Statements are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to our filings. A copy of the our filings with the SEC may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

EXPERTS

The financial statements of SOBR SAFE, Inc. as of December 31, 2021 and 2020, and for the years then ended, have been included herein in reliance upon the reports of Macias, Gini, & O’Connell, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Law Offices of Craig V. Butler serves as our legal counsel in connection with this offering. The principal of the Law Offices of Craig V. Butler, Mr. Craig V. Butler owns 41,723 shares of our common stock and stock options under our 2019 Equity Incentive Plan to acquire 26,440 shares of our common stock at an exercise price $0.7902 per share.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with registration and sale of the common stock by the Selling Securityholders.  The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$57
Transfer Agent Fees	Approximately	0
Legal Fees and Expenses	Approximately	15,000
Accounting and Audit Fees	Approximately	10,000
Miscellaneous	Approximately	0
Total		$25,057

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Section 2 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article XI of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors and officers in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

II-1

RECENT SALES OF UNREGISTERED SECURITIES

In the last three fiscal years and subsequent interim periods, we issued the following securities:

On June 7, 2022, we issued 16,666 shares of our common stock for restricted stock units that vested in connection with our uplist to Nasdaq.  The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

On June 7, 2022 and June 29, 2022, we issued 300,000 and 500,000 shares of our common stock, respectively, for professional services.  The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors were accredited, familiar with our operations, and there was no general solicitation or advertising.

On March 30, 2022, in connection with a Waiver Agreement we entered into with Armistice Capital Master Fund Ltd. (the “Purchaser”)the holder of an 18% Original Issue Discount Convertible Debenture in the principal amount of $3,048,780.50, we issued a second Common Stock Purchase Warrant (the “New Warrant”) to purchase up to 101,626 additional shares of our common stock expiring March 29, 2029, and extended the Termination Date of the Original Warrant for 406,504 shares of our common from September 28,2026 to September 28, 2028.The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

On March 3, 2022 we issued 7,917 shares of our common stock under the terms of a $47,500 convertible note payable dated March 6, 2020 with interest at 5%, due March 6, 2022 and convertible at $6 per share.  The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On March 1, 2022, we entered in to Share Exchange Agreements with David Gandini, one of our officers and directors, and Gary Graham, our largest shareholder, to exchange 333,334 and 666,667 shares of our common stock into 1,000,000 shares and 2,000,000 shares of our Series B Preferred Stock, respectively.  These stock exchanges of common stock for preferred stock were done as conditions of our planned underwritten offering and planned listing on Nasdaq.  The shares of our Series B Convertible Preferred Stock have liquidation preference over our common stock, receive dividends in pari passu with our common stockholders, are convertible into shares of our common stock on a 3-for-1 basis, and vote on an “as converted” basis.  The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors are sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On January 12, 2022 we issued 16,667 shares of our common stock for Restricted Stock Units that vested during 2021.  The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On January 10, 2022, in connection with hiring Mr. Wenzel we entered into an Executive Employment Agreement with Mr. Wenzel. Under the terms of his Employment Agreement, Mr. Wenzel will serve as our Chief Financial Officer until January 1, 2024, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Wenzel will perform services for us that are customary and usual for a chief financial officer of a company, in exchange for: (i) an annual base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire 66,667 shares of our common stock, at an exercise price of $7.755, which is equal to 110% of the fair market value of our common stock on January 10, 2022 (the date the options were eligible to be issued under Mr. Wenzel’s Employment Agreement), with the stock options to vest in 8 equal quarterly installments of 8,334 shares during the two-year term of the Employment Agreement, with a ten year term, and (iii) 16,667 Restricted Stock Units under our 2019 Equity Incentive Plan, which will vest upon the end of any relevant lockup period involving Company securities owned by Mr. Wenzel after we uplist to a national exchange (NASDAQ, NYSE, etc.). The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

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On December 7, 2021, in exchange for Sandy Shoemaker agreeing to serve on our Board of Directors, we issued Sandy Shoemaker options to acquire 8,334 shares of our common stock under our 2019 Equity Incentive Plan, at an exercise price of $10.065 per shares and vest equally over one year. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On December 7, 2021, in exchange for Sandy Shoemaker agreeing to chair the Audit Committee of our Board of Directors we issued Sandy Shoemaker options to acquire 16,667 shares of our common stock under our 2019 Equity Incentive Plan, at an exercise price of $10.065 per shares and vest equally over two years. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On October 18, 2021, we entered into an Executive Employment Agreement with Michael Watson (the “Watson Agreement”) to serve as our Executive Vice President of Sales and Marketing and Revenue Officer. Under the terms of the Watson Agreement, Mr. Watson performs services for us that are customary and usual for a EVP of sales and marketing of a company, in exchange for: (i) a base salary of $175,000 and his eligible to participate in any executive bonus plans, with a target bonus of $75,000, and (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire up to 83,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period. The Watson Agreement is for a two year term. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On August 17, 2021, we entered into an Executive Employment Agreement with Scott Bennett (the “Bennett Agreement”) to serve as our Executive Vice President of Business Operations beginning on October 18, 2021. Under the terms of the Bennett Agreement, Mr. Bennett performs services for us that are customary and usual for a EVP of business operations of a company, in exchange for: (i) a base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire up to 33,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period, and (iii) 16,667 restricted stock units under our 2019 Equity Incentive Stock Plan, which will vest upon the earlier of (a) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (b) January 1, 2023. The Bennett Agreement is for a two year term. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

Prior to hiring Mr. Bennett has an executive officer, Mr. Bennett was granted (i) 3,334 restricted stock units pursuant to a prior consulting arrangement with us, and (ii) a stock option to acquire 33,334 shares of our common stock at an exercise price of $10.131 under a prior employment agreement with us. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023. The stock options were also issued under our 2019 Equity Incentive Plan and vest in equal installments, monthly over a thirty six (36) month period beginning May 17, 2021.The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On September 28, 2021, we closed a financing transaction with Armistice Capital Master Fund Ltd. (the “Purchaser”). Under the terms of the financing, we received $2,500,000 from the Purchaser and in exchange issued the Purchaser an 18% Original Issue Discount Convertible Debenture in the principal amount of $3,048,780.50 (the “Debenture”) and a Common Stock Purchase Warrant(the Original Warrant) to purchase up to 406,504 shares of our common stock. The Debenture is convertible: (a) voluntarily by the Purchaser at any time into shares of our common stock at the lesser of (i) 100% of the closing price our common stock on the trading day immediate prior to the Closing Date under the Debenture, or (ii) 75% of the average VWAP of our common stock (representing a 25% discount) during the 5 trading day period immediately prior to the applicable conversion date (on an as adjusted basis giving effect to any splits, dividend and the like during such 5 Trading Day period) (the “Conversion Price”), or (b) automatically upon the occurrence of a Qualified Offering (as defined in the Debenture) into shares of our common stock at the lesser of: (i) the Conversion Price or (ii) 75% of the offering price of the securities offered in the Qualified Offering. The Debenture matures on March 27, 2022, does not accrue interest unless there is an event of default under the terms of the Debenture, and contains industry standard default and other provisions. The Warrant is exercisable at any time in the next five (5) years into shares of our common at an exercise price of $6.00 per share, unless an event of default occurs, at which time the exercise price will adjust to $1.00 per share. The Warrant contains a cashless exercise provision but only in the event we fail to have an effective registration statement registering the shares underlying the Warrant at any time beginning six (6) months from the date of the Warrant. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

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From March 2021 through May 31, 2021, we conducted a “Unit” offering under Rule 506 of Regulation D, with each Unit consisting of a $50,000 principal amount convertible debenture (the “Secured Debentures”) and a warrant (the “Warrant”) to purchase 8,334 shares of our common stock. The holders of the Secured Debentures and the Warrants are the Selling Securityholders herein. The Secured Debentures mature two (2) years after issuance. The Secured Debentures will not be redeemable but contain an automatic conversion feature, which will cause all principal and interest due under the Debenture to automatically convert if our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days. Interest on each investor’s Secured Debenture accrues at a rate of 12% per annum, beginning on the date we have access to the investor’s funds. At the date of their investment, investors elected to have the interest due under the Secured Debenture paid in cash monthly or have the interest accrue and be payable on the maturity date of the Secured Debenture. For investors that elect to accrue the interest due under the Secured Debenture, the interest will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date. The Secured Debentures will be convertible at any time, and from time to time, beginning on the date of issuance, into shares of our common stock. The Secured Debentures will be convertible at nine dollars ($9.00) per share; provided, however, that the right of conversion will be limited by the terms of the Secured Debentures to the extent necessary to ensure that each Debenture holder will never beneficially own more than 4.9% of our class of common stock at any one time while any portion of the holder’s Debenture remains outstanding. The repayment of the Secured Debentures is secured by our current patent and patent applications. The Warrant attached to each Unit gives the investor the right to purchase 8,334 shares of our common stock. The Warrants are exercisable at any time, and from time to time, beginning on the date of issuance and expiring two (2) years after issuance, into shares of our common stock at an exercise price of nine dollars ($9.00) per share. In the event our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days then we have the right to notify the holder of the Warrants that we plan to purchase the Warrants for $0.30 each, which begins a sixty (60) day period for the holder to exercise the Warrants or we may purchase them for $0.30 each. Under this offering, we issued secured convertible promissory notes totaling $2,005,000 to 25 non-affiliated investors, and one then-affiliate investor – Mr. Ford Fay, one of our directors ($50,000) and additional investors that are now affiliates - Mr. James Bardy (through an entity he controls entitled Financial House, LLC) ($100,000) and Mr. Scott Bennett, our Executive Vice-President of Operations ($50,000), and warrants to purchase 334,167 shares of our common stock with the notes and warrants having the terms described above. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

In October 2020, we entered into an Advisory Agreement with Steven Beabout, a member of our Board of Directors, under which he agreed to provide us with strategic legal advice in relation to certain business and legal matters for a period of sixteen (16) months. In exchange for his services, we agreed to issue him 25,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

In November 2020 and February 2022, in consideration of Steven Beabout’s work as Chairman of the Compensation Committee of our Board of Directors, we agreed to issue Mr. Beabout 30,000 and 25,000 restricted stock units, respectively. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

In connection with closing the transaction with IDTEC detailed herein, we issued a convertible promissory note totaling approximately $1,500,000 to IDTEC. The promissory note was convertible any time by the holder into shares of our common stock at a conversion price of $1.50 per share, subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share. On November 17, 2020, IDTEC converted the total of $1,551,514 of principal and interest due under the promissory note into 1,034,343 shares of our common stock. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

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At the closing of the same transaction, we also issued Warrant to Purchase Common Stock to IDTEC, under which IDTEC can purchase up to 106,667 shares of our common stock at an exercise price of $1.50 per share. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

On December 12, 2019, in connection with the closing of the first $1,000,000 investment into our Series A-1 Preferred Stock, we issued First Capital Ventures a three-year stock warrant to purchase 48,106 shares of our Common Stock at an exercise price of $3.117 per share. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

Since October 2019, we have granted stock options to employees, directors and consultants, covering an aggregate of 1,036,588 shares of our common stock under our 2019 Equity Incentive Plan, at exercise prices ranging from $0.7902 to $10.725 per share. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors are sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On October 27, 2019, we entered into a patent purchase agreement under which the Company granted stock options to a non-affiliated party to acquire 32,071 shares of our common stock at an exercise price of $3.117 and vested upon grant. The stock option has a five-year term. As of December 31, 2020, 15,302 of these stock options have been exercised. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

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EXHIBITS

(a) Exhibits

Item No.	Description
3.1 (1)	Articles of Incorporation of Imagine Media, Ltd.

3.2 (2)	Articles of Amendment to Articles of Incorporation to TransBiotec, Inc.

3.3 (3)	Certificate of Amendment to Certificate of Incorporation filed with the State of Delaware on May 25, 2017

3.4 (6)	Amended and Restated Bylaws of SOBR Safe, Inc.

3.5 (10)

Certificate of Amendment to Certificate of Incorporation of TransBiotec, Inc. changing name to SOBR Safe, Inc., effecting 1-for-33.26 reverse stock split and decreasing authorized common stock to 100M shares

5.1*	Legal Opinion of Law Offices of Craig V. Butler

10.1 (4)	Asset Purchase Agreement dated May 6, 2019 between IDTEC, LLC and TransBiotec, Inc.

10.2 (5)	Common Stock Purchase Agreement with Charles Bennington dated August 23, 2019

10.3 (5)	Share Exchange Agreement with Michael Lanphere dated August 23, 2019

10.4 (5)	Share Exchange Agreement with Vernon Justus dated August 23, 2019

10.5 (5)	Debt Conversion and Common Stock Purchase Agreement with Michael Lanphere dated August 23, 2019

10.6 (5)	Debt Conversion and Common Stock Purchase Agreement with Devadatt Mishal dated August 23, 2019

10.7 (6)	TransBiotec, Inc. 2019 Equity Incentive Plan

10.8 (6)	Employment Agreement with Kevin Moore dated October 25, 2019

10.9 (8)	Amended Employment Agreement with Kevin Moore dated November 26, 2019

10.10 (6)	Employment Agreement with David Gandini dated October 25, 2019

10.11 (7)	Series A-1 Preferred Stock Purchase Agreement by and between TransBiotec, Inc. and SOBR SAFE, LLC dated December 12, 2019 (with Series A-1 Preferred Stock Certificate of Designation attached)

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10.12 (9)	Amendment No. 1 to Asset Purchase Agreement dated March 23, 2020 by and between IDTEC, LLC and TransBiotec, Inc.

10.13 (10)	Form of Convertible Promissory Note Issued to IDTEC, LLC at Close of Asset Purchase Transaction

10.14 (10)	Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement dated June 5, 2020 by and between IDTEC, LLC and TransBiotec, Inc.

10.15 (10)	Warrant to Purchase Common Stock dated June 5, 2020 issued to IDTEC, LLC

10.16 (11)	Advisory Agreement with Steven Beabout dated October 9, 2020

10.17 (12)	18% Original Issue Discount Convertible Debenture issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. dated September 27, 2021

10.18 (12)	Warrant to Purchase Common Stock issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. dated September 27, 2021

10.19 (12)	Securities Purchase Agreement by and between SOBR Safe, Inc. and Armistice Capital Master Fund Ltd. dated September 27, 2021

10.20 (12)	Registration Rights Agreement by and between SOBR Safe, Inc. and Armistice Capital Master Fund Ltd. dated September 27, 2021

10.21 (13)	“Form of” Secured Convertible Debenture issued by SOBR Safe, Inc. in $2M Regulation D Offering

10.22 (13)	“Form of” Warrant issued by SOBR Safe, Inc. in Regulation D Offering

10.23 (14)	Transition Agreement by and between SOBR Safe, Inc. and Kevin Moore dated October 30, 2021

10.24 (15)	Executive Employment Agreement with Scott Bennett dated August 17, 2021

10.25 (15)	Executive Employment Agreement with Michael Watson dated October 11, 2021

10.27 (16)	Executive Employment Agreement with Gerard Wenzel dated January 1, 2022

10.28 (17)	Form of Share Exchange Agreement with David Gandini and Gary Graham for Series B Preferred Stock

10.29 (18)	Waiver Agreement by and between SOBR Safe, Inc. and Armistice Capital Master Fund Ltd. dated March 30, 2022

10.30*	Warrant to Purchase Common Stock issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. dated March 30, 2022

23.1*	Consent of Independent Certified Public Accounting Firm (MGO)

23.3*	Consent of Law Offices of Craig V. Butler (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

107*	Filing Fee Table

*Filed herewith.

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(1)	Incorporated by reference from our Registration Statement on Form SB-2, filed with the Commission on January 31, 2008

(2)	Incorporated by reference from our Registration Statement on Form S-1, filed with the Commission on November 6, 2012

(3)	Incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 6, 2019

(4)	Incorporated by reference from our Current Report on Form 8-K, filed with the Commission on May 14, 2019.

(5)	Incorporated by reference from our Current Report on Form 8-K, filed with the Commission on September 10, 2019.

(6)	Incorporated by reference from our Current Report on Form 8-K, filed with the Commission on November 19, 2019

(7)	Incorporated by reference from our Current Report on Form 8-K, filed with the Commission on December 23, 2019

(8)	Incorporated by reference from our Annual Report on Form 10-K, filed with the Commission on April 17, 2020

(9)	Incorporated by reference from our Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed with the Commission on May 26, 2020

(10)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on June 11, 2020

(11)	Incorporated by reference from our Annual Report on Form 10-K for the period ended December 31, 2020, filed with the Commission on June 30, 2021

(12)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on October 1, 2021

(13)	Incorporated by reference from Amendment No. 1 to our Registration Statement on Form S-1 filed with the Commission on December 1, 2021

(14)	Incorporated by reference from our Amendment No. 2 to our Registration Statement on Form S-1 filed with the Commission on December 20, 2021

(15)	Incorporated by reference from our Amendment No. 4 to our Registration Statement on Form S-1 filed with the Commission on January 19, 2022

(16)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on January 19, 2022

(17)	Incorporated by reference from our Amendment No. 1 to our Registration Statement on Form S-1 filed with the Commission on March 17, 2022

(18)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on April 1, 2022

 (b) Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

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Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 16th day of September, 2022.

SOBR Safe, Inc.

Dated: September 16, 2022	By:	/s/ David Gandini
David Gandini
	Its:	Chief Executive Officer, Principal Executive Officer, and Secretary

Dated: September 16, 2022		/s/ Jerry Wenzel
	By:	Jerry Wenzel
	Its:	Chief Financial Officer, Principal Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of SOBR Safe, Inc. hereby severally constitute and appoint David Gandini, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Dated: September 16, 2022	By:	/s/ Kevin Moore
Kevin Moore, Director

Dated: September 16, 2022	By:	/s/ David Gandini
David Gandini, Chief Executive Officer, Principal Executive Officer, and Director

Dated: September 16, 2022	By:	/s/ Ford Fay
Ford Fay, Director

Dated: September 16, 2022	By:	/s/ Steven Beabout
Steven Beabout, Director

Dated: September 16, 2022	By:	/s/ James Bardy
James Bardy, Director

Dated: September 16, 2022	By:	/s/ Jerry Wenzel
Jerry Wenzel, Chief Financial Officer, Principal Financial Officer

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